As filed with the Securities and Exchange Commission on February 25, 2005

Investment Company Act File No. 811-10593

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

☒	REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒	Amendment No. 7

Morgan Stanley Institutional Fund of Hedge Funds LP

(Exact name of Registrant as specified in Charter)

One Tower Bridge

100 Front Street, Suite 1100

West Conshohocken, Pennsylvania 19428-2881

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (610) 260-7600

Barry Fink, Esq.

Morgan Stanley Investment Management Inc.

1221 Avenue of the Americas

New York, NY 10020

(Name and address of agent for service)

COPY TO:

Leonard B. Mackey, Jr., Esq.

Clifford Chance US LLP

31 West West 52nd Street

New York, NY 10019

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in Registrant have not been and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), and have been and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act and an “Eligible Investor” as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, Interests in Registrant.

PART A — INFORMATION REQUIRED IN A PROSPECTUS

PART B — INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the private placement memorandum that follows.

Name:	________________________

Number:	________________________

MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP

PRIVATE PLACEMENT MEMORANDUM

February 25, 2005

Morgan Stanley Alternative Investment Partners LP

General Partner

Morgan Stanley AIP GP LP

Investment Adviser

One Tower Bridge

100 Front Street, Suite 1100

West Conshohocken, Pennsylvania 19428-2881

(610) 260-7600

In making an investment decision, an investor must rely upon his, her or its own examination of Morgan Stanley Institutional Fund of Hedge Funds LP (the “Partnership”) and the terms of the offering, including the merits and risks involved, of the limited partnership interests (the “Interests”) described in this private placement memorandum (“Private Placement Memorandum”). The Interests have not been registered with, or approved or disapproved by, the Securities and Exchange Commission or any other U.S. federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority or exchange has passed upon the accuracy or adequacy of this Private Placement Memorandum or the merits of an investment in the Interests. Any representation to the contrary is a criminal offense.

TO ALL INVESTORS

The Interests have not been and will not be registered under the 1933 Act or the securities laws of any state. The offering described in this Private Placement Memorandum is made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering, and analogous exemptions under state securities laws. This Private Placement Memorandum does not constitute an offer to sell or the solicitation of an offer to buy nor will any sale of Interests be made in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation or sale. No person has been authorized to make any representations concerning the Partnership that are inconsistent with those contained in this Private Placement Memorandum. Prospective investors should not rely on any information not contained in this Private Placement Memorandum. This Private Placement Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Interests and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document). Prospective investors should not construe the contents of this Private Placement Memorandum as legal, tax or financial advice. Each prospective investor should consult his, her or its own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Partnership for the investor. This Private Placement Memorandum is qualified in its entirety by reference to the Partnership’s Amended and Restated Agreement of Limited Partnership (as it may be amended, modified or otherwise supplemented from time to time, the “Partnership Agreement”) itself. The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Partnership Agreement, the 1933 Act and applicable state securities laws, pursuant to registration or exemption from these provisions.

- i -

- ii -

STRUCTURAL DIAGRAM

This diagram and the accompanying text are intended as a simplified illustration of the Partnership’s structure and investment program. Please refer to the body of this Private Placement Memorandum for a more complete explanation of each, as well as details regarding the fees, expenses and risks to which an investment in Interests of the Partnership are subject.

[DIAGRAM]

As further described in the body of this Private Placement Memorandum, the Investment Funds in which the Partnership invests are commonly referred to as “hedge funds.” Because the investment strategies implemented by the investment managers to these Investment Funds are “non-traditional” in nature (e.g., not based on long-only portfolios of bonds or equities as are the investment programs of most registered investment companies such as mutual funds), this class of investments is typically referred to as “alternative investments.”

SUMMARY OF TERMS

THE PARTNERSHIP	Morgan Stanley Institutional Fund of Hedge Funds LP (the “Partnership”) is a limited partnership organized under the laws of the State of Delaware and registered under the Investment Company Act of 1940 (the “1940 Act”) as a closed-end, non-diversified management investment company. Like an unregistered private investment fund, the Partnership privately offers and sells its limited partnership interests (the “Interests”) in large minimum denominations to high net worth individual and institutional investors and restricts transferability of the Interests. The assets of the Partnership are aggressively managed and the capital accounts of persons who purchase the Interests offered through this Private Placement Memorandum are subject to both an asset-based fee payable to Morgan Stanley AIP GP LP, the Partnership’s investment adviser (the “Adviser”), and certain performance-based incentives that may be received by Morgan Stanley Alternative Investment Partners LP, the Partnership’s general partner (the “General Partner”). Unlike many private investment funds, the Partnership has registered under the 1940 Act to be able to offer the Interests without limiting the number of Eligible Investors (as defined below) who may participate in its investment program.

INVESTMENT PROGRAM	The Partnership seeks capital appreciation principally through investing in investment funds (“Investment Funds”) managed by third-party investment managers (“Investment Managers”) who employ a variety of alternative investment strategies. These investment strategies allow Investment Managers the flexibility to use leveraged or short-sale positions to take advantage of perceived inefficiencies across the global capital markets, and are referred to as “alternative investment strategies” in contrast to the investment programs of “traditional” registered investment companies, such as mutual funds. “Traditional” investment companies are generally characterized by long-only investments and limits on the use of leverage. Because Investment Funds following alternative investment strategies (whether hedged or not) are often described as “hedge funds,” the Partnership’s investment program can be broadly referred to as a fund of hedge funds.

Through the selection and ongoing monitoring of Investment Funds, the Partnership seeks to achieve capital appreciation that is neither highly correlated with fixed income or equity indices nor disproportionately influenced by the performance of any single Investment Fund. In addition, through constructing a portfolio that is comprised of a number of Investment Funds, the Partnership seeks to achieve the desired capital appreciation with lower volatility than likely would be achieved by investing with most individual Investment Funds. The Partnership may seek to gain investment exposure to certain Investment Funds or to adjust market or risk exposure by entering into derivative transactions, such as total return swaps, options and futures. See “Types of Investments and Related Risks - Investment Related Risks - Risks of Securities Activities - Swap Agreements.”

The Adviser, an affiliate of Morgan Stanley (“Morgan Stanley”), is responsible for the allocation of assets to various Investment Funds, subject to policies adopted by the Board of Directors (as defined below). These Investment Funds (including unregistered investment funds and registered investment companies) will generally have investors other than the Partnership. Subject to the approval of the Board of Directors (and, to the extent required by the 1940 Act, the investors in the Partnership), the Partnership may create separate Investment Funds that would be managed by one or more of the Investment Managers and for which the Partnership would generally be the sole investor (the Investment Managers to such Investment Funds, with Investment Managers selected to otherwise directly manage Partnership assets, are referred to as “Subadvisers”). The Adviser is also responsible for the selection of Subadvisers.

The Adviser allocates Partnership assets among the Investment Funds that, in its view, represent attractive investment opportunities. Allocation depends on the Adviser’s assessment of the likely returns of various investment strategies that the Investment Funds utilize and the likely correlation among the investment strategies under consideration. The Adviser generally seeks to invest in Investment Funds whose expected risk adjusted returns are deemed attractive and likely to have limited correlations among each other or with fixed income or equity indices. The Adviser periodically reallocates the Partnership’s investments among Investment Funds in order to increase the Partnership’s expected risk adjusted return.

The Adviser and its personnel use a wide range of resources, including its well-established network, to identify attractive Investment Funds and promising investment strategies for consideration in connection with investments by the Partnership. To narrow the set of Investment Funds and investment strategies initially identified for consideration, the Adviser screens Investment Funds and investment strategies according to criteria that include both quantitative measures such as past performance and systematic risk exposures, to the extent that data is available, and qualitative factors such as the reputation, experience and training of the Investment Manager, and the ability of the Investment Manager to articulate a coherent investment philosophy and risk control process. Following the initial screening process, the Adviser conducts further review of the Investment Funds that it considers likely to generate superior, risk-adjusted returns consistent with the Adviser’s views at that time as to both the most attractive strategy types and the needs of the Partnership’s existing portfolio. On an ongoing basis, the Adviser conducts similar, periodic reviews with respect to Investment Funds in which the Partnership has invested.

The Adviser’s personnel have extensive experience and expertise with alternative investment strategies and Investment Managers and have evaluated numerous Investment Funds representing many categories of alternative investments and utilizing various investment strategies. They also have extensive experience in directly managing alternative investment strategies. The Adviser believes that this combination of evaluation expertise and direct investment experience enables it to understand the opportunities and risks associated with investing in Investment Funds.

For purposes of the Partnership’s investment restrictions and certain investment limitations under the 1940 Act, the Partnership will “look through” to the underlying investments of any Investment Funds it creates to facilitate management of the Partnership’s assets by a Subadviser. Other Investment Funds in which the Partnership invests, however, are not subject to the Partnership’s investment restrictions and, unless registered under the 1940 Act, are generally not subject to any investment limitations under the 1940 Act. The Partnership may invest temporarily in high quality fixed income securities and money market instruments or may hold cash or cash equivalents pending the investment of assets in Investment Funds or to maintain the liquidity necessary to effect repurchases of Interests or for other purposes.

RISK FACTORS	The Investment Funds selected by the Partnership may invest and trade in a wide range of instruments and markets and may pursue various investment strategies. Although the Investment Funds will primarily invest and trade in equity and debt securities (U.S. and non-U.S.), they may also invest and trade in equity-related instruments, currencies, financial futures and debt-related instruments. In addition, the Investment Funds may sell securities short and use a wide range of other investment techniques. The Investment Funds are generally not limited in the markets, either by location or type, such as large capitalization, small capitalization or non-U.S. markets, in which they invest, or the investment discipline that their Investment Managers may employ, such as value or growth or bottom-up or top-down analysis. The Investment Funds may use various investment techniques for hedging and non-hedging purposes. An Investment Fund may, for example, sell securities short and purchase and sell options and futures contracts and engage in other derivative transactions, subject to certain limitations described elsewhere in this Private Placement Memorandum. The use of these techniques may be an integral part of an Investment Fund’s investment strategy, and may involve certain risks. The Investment Funds may use leverage, which also entails risk. See “Types of Investments and Related Risks.”

The Partnership’s investment program is speculative and entails substantial risks. No assurance can be given that the Partnership’s investment objective will be achieved. The Partnership’s performance depends upon the performance of the Investment Funds, and the Adviser’s ability to effectively select Investment Funds and allocate and reallocate the Partnership’s assets among them. Each Investment Fund’s use of leverage, short sales and derivative transactions, in certain circumstances, can result in significant losses. As a non-diversified investment company, the Partnership is not subject to percentage limitations imposed by the 1940 Act on the portion of its assets that may be invested in the securities of any one issuer. As a result, the Partnership’s investment portfolio may be subject to greater risk and volatility than if the Partnership invested in the securities of a broader range of issuers. See “Types of Investments and Related Risks.”

Each Investment Manager generally charges the Partnership, as an investor in an underlying Investment Fund, an asset-based fee, and some or all of the Investment Managers will receive performance or incentive allocations. The asset-based fees of the Investment Managers generally range from 1% to 2% annually of the net assets under their management and the performance or incentive allocations to the Investment Managers generally range from 15% to 25% of net profits annually. The General Partner may also receive an allocation as a performance incentive (the “Performance Incentive”). The receipt of a performance or incentive allocation by an Investment Manager, or of the Performance Incentive by the General Partner, may create an incentive for an Investment Manager or the Adviser (an affiliate of the General Partner) to make investments that are riskier or more speculative than those that might have been made in the absence of such an incentive. In addition, because a performance or incentive allocation will generally be calculated on a basis that includes unrealized appreciation of the Partnership’s or an Investment Fund’s assets, these allocations may be greater than if they were based solely on realized gains. See “Capital Accounts and Allocations - General Partner’s Performance Incentive.”

Special tax risks are associated with an investment in the Partnership. See “Other Risks – Tax Considerations; Distributions to Limited Partners and Payment of Tax Liability.”

Interests in the Partnership are not listed on any securities exchange or traded in other markets and are subject to substantial restrictions on transfer. Unlike investors in open-end management investment companies, investors in the Partnership do not have the right to redeem their Interests on a daily basis at a price based on net asset value. See “Types of Investments and Related Risks,” “Tax Aspects,” and “Redemptions, Repurchases and Transfers of Interests.”

Investing in a fund of hedge funds, such as the Partnership, involves other risks, including the following:

The Investment Funds generally are not registered as investment companies under the 1940 Act and the Partnership, as an investor in these Investment Funds, does not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. In addition, the Investment Managers of the Investment Funds often are not registered as investment advisers under the Investment Advisers Act of 1940 (the “Advisers Act”). Although the Adviser periodically receives information from each Investment Fund regarding its investment performance and investment strategy, the Adviser may have little or no means of independently verifying this information. Investment Funds are not contractually or otherwise obligated to inform their investors, including the Partnership, of details surrounding proprietary investment strategies. In addition, the Partnership and the Adviser have no control over the Investment Funds’ investment management, brokerage, custodial arrangements or operations and must rely on the experience and competency of each Investment Manager in these areas. The performance of the Partnership is entirely dependent on the success of the Adviser in selecting Investment Funds for investment by the Partnership and the allocation and reallocation of Partnership assets among Investment Funds.

An investor who meets the eligibility conditions imposed by the Investment Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Partnership, could invest directly in the Investment Funds. By investing in the Investment Funds indirectly through the Partnership, an investor bears a proportionate part of the asset-based fees paid by the Partnership to the Adviser, the General Partner’s Performance Incentive and other expenses of the Partnership, and also indirectly bears a portion of the asset-based fees, performance or incentive allocations and other expenses borne by the Partnership as an investor in the Investment Funds.

An Investment Manager to an Investment Fund will receive any performance or incentive allocations to which it is entitled, irrespective of the performance of the other Investment Funds and the Partnership generally. An Investment Manager with positive performance may receive compensation from the Partnership, as an investor in an underlying Investment Fund, and indirectly from its investors, even if the Partnership’s overall returns are negative. Investment decisions of the Investment Funds are made by the Investment Managers independently of each other. Consequently, at any particular time, one Investment Fund may be purchasing interests in an issuer that at the same time are being sold by another Investment Fund. Investing by Investment Funds in this manner could cause the Partnership to indirectly incur certain transaction costs without accomplishing any net investment result.

The Partnership may make additional investments in, or withdrawals from, the Investment Funds only at certain times specified in the governing documents of the Investment Funds. The Partnership from time to time may, in turn, have to invest some of its assets temporarily in high quality fixed income securities and money market instruments or may hold cash or cash equivalents, pending the investment of assets in Investment Funds or for other purposes.

To the extent the Partnership’s holdings in an Investment Fund afford it no ability to vote on matters relating to the Investment Fund, the Partnership will have no say in matters that could adversely affect the Partnership’s investment in the Investment Fund. Investment Funds may be permitted to distribute securities in kind to investors, including the Partnership. Securities that the Partnership may receive upon a distribution may be illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Partnership.

Prospective investors in the Partnership should review carefully the discussion under the captions “Types of Investments and Related Risks” and “Other Risks” for other risks associated with the Partnership and the Investment Managers’ styles of investing. An investment in the Partnership should only be made by investors who understand the nature of the investment, do not require more than limited liquidity in the investment and have sufficient resources to sustain the loss of their entire investment in the Partnership.

THE GENERAL PARTNER	Morgan Stanley Alternative Investment Partners LP, a limited partnership formed under the laws of the State of Delaware, serves as the general partner of the Partnership. The General Partner has claimed an exemption from registration as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”) in connection with the Partnership. The General Partner is an affiliate of Morgan Stanley. The General Partner retains all rights, duties and powers to manage the affairs of the Partnership that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Board of Directors of the Partnership or assumed by the Adviser pursuant to the terms of the Investment Advisory Agreement (as defined below).

The General Partner is affiliated with Morgan Stanley Alternative Investment Partners (“Morgan Stanley AIP”), a division of Morgan Stanley Investment Management Inc. (“MSIM”) focused on managing alternative investments, including funds of hedge funds and funds of private equity funds, for a range of institutional and individual clients. MSIM is a wholly-owned subsidiary of Morgan Stanley. John S. Coates and Cory S. Pulfrey

serve as Co-Business Group Heads of Morgan Stanley AIP. In such roles, Mr. Coates focuses on senior level investment matters and portfolio management activities as well as Morgan Stanley AIP’s portable alpha business, which is broadly described as the transfer of alpha from one investment to another through the use of synthetic overlays, while Mr. Pulfrey focuses on overall business strategy and execution.

BOARD OF DIRECTORS	The Partnership has a Board of Directors (each, a “Director” and, collectively, the “Board of Directors”) that has overall responsibility for monitoring and overseeing the Partnership’s investment program and its management and operations. The General Partner has delegated to the Board of Directors its rights and powers to the extent necessary for the Board of Directors to carry out its oversight obligations as may be required by the 1940 Act, state law, or other applicable laws or regulations. Each investor, by investing in the Partnership, will become a limited partner of the Partnership (“Limited Partner”) and will be deemed to have voted for the election of each initial Director. Any vacancy on the Board of Directors may be filled by the remaining Directors, except to the extent the 1940 Act requires the election of Directors by the Limited Partners. A majority of the Directors are not “interested persons” (as defined by the 1940 Act) of the Partnership, the General Partner or the Adviser. See “Management of the Partnership - Board of Directors” and “Voting.”

The Partnership entered into an investment advisory agreement (the “Investment Advisory Agreement”) with the Adviser, effective as of June 30, 2002, which was last renewed on April 12, 2004. The Investment Advisory Agreement will continue in effect from year to year thereafter if the continuance is approved annually by the Board of Directors or the vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Partnership, so long as in either case, the continuance is also approved by a majority of the Independent Directors. The Board of Directors may terminate the Investment Advisory Agreement on 60 days’ prior written notice to the Adviser. See “Investment Advisory Agreement.”

THE ADVISER	Morgan Stanley AIP GP LP, a limited partnership formed under the laws of the State of Delaware, is registered as an investment adviser under the Advisers Act and has claimed an exemption from registration as a commodity trading adviser with the CFTC in connection with the Partnership.

The day-to-day portfolio management, short-term cash management and operations of the Partnership are the responsibility of Mustafa Jama, who as of February 2005 serves as Chief Investment Officer, Liquid Markets, Jerome B. Baesel, Senior Investment Adviser as of February 2005 and Portfolio Manager, George A. Shows, Portfolio Manager, Jose F. Gonzalez-Heres,

Portfolio Manager, Paresh Bhatt, Portfolio Manager, and Richard Papetti, Portfolio Manager, subject to oversight by the Board of Directors. See “The Adviser.”

The Adviser is an affiliate of Morgan Stanley. Morgan Stanley is a premier global financial services firm with leading market positions in investment banking, research and capital markets, asset management and credit services.

Morgan Stanley has one of the largest global asset management organizations of any full-service securities firm, with total assets under management and supervision as of November 30, 2004 of approximately $547 billion for a large and diversified group of corporations, governments, financial institutions and individuals.

ADMINISTRATOR	The Partnership has retained State Street Bank and Trust Company to provide certain administrative services to the Partnership (in such capacity, the “Administrator”). Fees payable to the Administrator for these services, and reimbursement for the Administrator’s out-of-pocket expenses, are paid by the Partnership. See “Partnership Expenses” and “Administrator.”

CUSTODIAN AND ESCROW AGENT	The Partnership has retained State Street Bank and Trust Company to provide certain custodial services to the Partnership (in such capacity, the “Custodian”) and to serve as escrow agent (in such capacity, the “Escrow Agent”) with respect to subscription monies received from prospective investors. Fees payable to the Custodian and the Escrow Agent for these services, and reimbursement for the Custodian’s and the Escrow Agent’s out-of-pocket expenses, are paid by the Partnership. See “Partnership Expenses” and “Custodian and Escrow Agent.”

PARTNERSHIP EXPENSES	The Adviser bears all of its own costs incurred in providing investment advisory services to the Partnership, including travel and other expenses related to its selection and monitoring of Investment Managers. As described below, however, the Partnership bears all other expenses related to its investment program (collectively, “investment related expenses”). The Adviser also provides, or arranges at its expense, for certain management and administrative services to be provided to the Partnership and the General Partner. Among those services are: providing office space and other support services; maintaining and preserving certain records; preparing and filing various materials with state and U.S. federal regulators; providing legal and regulatory advice in connection with administrative functions; and reviewing and arranging for payment of the Partnership’s expenses. See “Partnership Expenses.”

The Adviser pays or assumes all ordinary operating expenses of the Partnership and the General Partner (if incurred by the General Partner in connection with the Partnership), other than the fee payable to the Adviser, investment related expenses of the

Partnership and certain other expenses described below. Expenses assumed by the Partnership include: all investment related expenses incurred by the Partnership, including, but not limited to, expenses borne indirectly through the Partnership’s investments in the underlying Investment funds, any fees and expenses charged by the Investment Managers of the Investment Funds (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Partnership’s account such as direct and indirect expenses associated with the Partnership’s investments, including its investments in Investment Funds or with Subadvisers (whether or not consummated), and enforcing the Partnership’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable in the event the Partnership utilizes a Subadviser (or in connection with its temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; all costs and expenses associated with the establishment of Investment Funds managed by Subadvisers; any non-investment related interest expense; attorneys’ fees and disbursements associated with preparing and updating the Partnership’s Private Placement Memorandum and subscription documents (the “Offering Materials”) and with qualifying prospective investors; fees and disbursements of any accountants engaged by the Partnership, and expenses related to the annual audit of the Partnership; fees paid to the Administrator; recordkeeping, custody and escrow fees and expenses; the costs of errors and omissions/directors’ and officers’ liability insurance and a fidelity bond; the Management Fee; the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Limited Partners; fees of Directors that are not “interested persons” and travel expenses of Directors relating to meetings of the Board of Directors and committees thereof; all costs and charges for equipment or services used in communicating information regarding the Partnership’s transactions among the Adviser and any custodian or other agent engaged by the Partnership; and any extraordinary expenses, including indemnification expenses as provided for in the Partnership Agreement.

The Partnership’s organization expenses and offering costs were initially borne by the Adviser. The Partnership reimbursed the Adviser for these expenditures, through monthly expense allocations to Limited Partners’ capital accounts.

In consideration of the administrative services provided by the Administrator to the Partnership, the Partnership pays the Administrator a monthly fee of .00541% (.0650% on an annualized basis) (the “Administrative Fee”). The Administrative Fee is an expense paid out of the Partnership’s assets. See “Administrator.”

MANAGEMENT FEE	In consideration of the advisory and other services provided by the Adviser to the Partnership, the Partnership pays the Adviser a monthly fee of 0.046% (0.55% on an annualized basis) of the Partnership’s net assets (the “Management Fee”). The Management Fee is an expense paid out of the Partnership’s assets. See “Management Fee.”

ADVISER PAYMENTS	The Adviser may pay additional compensation, out of its own funds and not as an additional charge to the Partnership, to selected affiliated or unaffiliated brokers, dealers or other financial intermediaries (“Intermediaries”) in connection with the sale, distribution, retention, and/or servicing of interests of the Partnership. For example, the Adviser may pay compensation to Intermediaries for the purpose of promoting the sale of interests of the Partnership, maintaining balances of Partnership interests, and/or for sub-accounting, administrative or Limited Partner processing services. Such payments are made quarterly by the Adviser. The payments made by the Adviser may be based on the Net Asset Value of the Partnership as determined by the Adviser. The amount of these payments is determined from time to time by the Adviser, may be substantial, and may be different for different Intermediaries.

With respect to certain affiliated entities of the General Partner and/or the Adviser (“Affiliated Entities”) and Intermediaries, these payments are expected to include the following amounts paid by the Adviser from its own funds: an amount equal to 0.20% of the Net Asset Value of the Partnership attributable to each client in the Morgan Stanley Individual Investor Group in the Partnership. A portion of this payment is expected to be paid through to the sales representatives responsible for selling the Partnership. This payment will be made annually for as long as a client in the Morgan Stanley Individual Investor Group is invested in the Partnership and as long as the particular sales representative remains at Morgan Stanley.

The prospect of receiving, or the receipt of, additional compensation as described above by Affiliated Entities or other Intermediaries, out of its own funds and not as an additional charge to the Partnership, may provide Affiliated Entities and such Intermediaries and/or their salespersons with an incentive to favor sales of interests of the Partnership, and funds whose affiliates make similar compensation available, over sales of interests of funds (or other fund investments) with respect to which the Affiliated Entity or the Intermediary does not receive additional compensation, or lower levels of additional compensation. These payment arrangements, however, will not change the price that an investor pays for interests of the Partnership or the amount that the Partnership receives to invest on behalf of an investor. Limited Partners may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to interests of the Partnership, including a recommendation not to redeem.

ALLOCATION OF PROFIT AND LOSS	The net profits or net losses of the Partnership (including, without limitation, net realized gain or loss and the net change in unrealized appreciation or depreciation of securities positions) are credited to or debited against the capital account of a Limited Partner at the end of each fiscal period of the Partnership in accordance with the Limited Partner’s “investment percentage” for the period.

A Limited Partner’s investment percentage is determined by dividing the balance of the Limited Partner’s capital account by the sum of the balances of the capital accounts of all Limited Partners. The amount of net profits, if any, allocated to a Limited Partner may be reduced by the Limited Partner’s share of the General Partner’s Performance Incentive. See “Capital Accounts and Allocations - Allocation of Net Profits and Net Losses” and “ - General Partner’s Performance Incentive.”

GENERAL PARTNER’S PERFORMANCE INCENTIVE AND INCENTIVE CAP	The General Partner’s “Performance Incentive” for each Incentive Period is equal to 10% of the amount, if any, of: (1) the net profits allocated to each Limited Partner’s capital account for the Incentive Period in excess of any net losses so allocated for such Incentive Period; above (2) the greater of (a) the Limited Partner’s Hurdle Rate Amount for the Incentive Period or (b) the Loss Carryforward Amount(s) applicable to the Limited Partner’s capital account. (An “Incentive Period” is described in “Capital Accounts and Allocations - General Partner’s Performance Incentive,” while the “Hurdle Rate Amount” and the “Loss Carryforward Amount” are defined below.) For any Incentive Period for which the Partnership Return (as defined below) earned by a Limited Partner for such Incentive Period exceeds the greater of (1) the Hurdle Rate for the Incentive Period or (2) the Loss Carryforward Amount applicable to the Limited Partner’s capital account, the General Partner will be entitled to receive a Performance Incentive. With respect to each Limited Partner for each Incentive Period, Performance Incentives allocated to the General Partner will not exceed 1.75% of the Limited Partner’s ending capital account balance for that Incentive Period, as determined prior to the deduction of the Performance Incentive (the “Incentive Cap”).

HURDLE RATE, HIGH WATER MARK AND PARTNERSHIP RETURN	The Partnership’s “Hurdle Rate” for a given Incentive Period is equal to 5% per annum, plus the rate of return achieved by the Citi Three-Month U.S. Treasury Bill Index over the same Incentive Period. A Limited Partner’s “Hurdle Rate Amount” for a given Incentive Period is equal to the “Hurdle Rate” calculated for a given Incentive Period multiplied by the Limited Partner’s capital account balance as of the beginning of that Incentive Period. The Hurdle Rate is not cumulative and “resets” for each Incentive Period at the beginning of each such Incentive Period.

If, for any Incentive Period, net losses allocated to a Limited Partner’s capital account exceed net profits so allocated, a “Loss Carryforward Amount” in the amount of such excess will be established for the capital account of that Limited Partner. Loss Carryforward Amounts are cumulative with respect to prior Incentive Periods, and no Performance Incentive is debited from the capital account of a Limited Partner until subsequent allocations of net profits reduce that Limited Partner’s Loss Carryforward Amount(s) to (but not below) zero. This establishes what is commonly referred to as a “high water mark” with respect to Performance Incentive calculations.

A Limited Partner’s “Partnership Return” for each Incentive Period is determined by dividing (x) the amount of net profits allocated to that Limited Partner’s capital account for the Incentive Period that is in excess of any net losses allocated to that Limited Partner’s capital account for the Incentive Period by (y) the Limited Partner’s capital account balance as of the beginning of the Incentive Period. The Performance Incentive, Hurdle Rate, Loss Carryforward Amount (“high water mark”) and Partnership Return, each for a given Incentive Period, will be adjusted with respect to any contributions, transfers, distributions, withdrawals and repurchases applicable to the Limited Partner’s capital account for that respective Incentive Period, or portion thereof.

CONFLICTS OF INTEREST	The investment activities of the Adviser, the Investment Managers and their affiliates for their own accounts and other accounts they manage, and the management activities of the General Partner, may give rise to conflicts of interest that may disadvantage the Partnership. Morgan Stanley, as a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities, may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of the Partnership or the Limited Partners. See “Conflicts of Interest.”

SUBSCRIPTION FOR INTERESTS	Each Limited Partner must subscribe for a minimum initial investment in the Partnership of $25,000,000. Additional investments in the Partnership must be made in a minimum amount of $100,000. The minimum initial and additional investments may be reduced by the General Partner with respect to individual investors or classes of investors (as, for example, with respect to key employees, officers or directors of the Partnership, the Adviser, the General Partner or their affiliates). The General Partner may, in its discretion, cause the Partnership to repurchase all of the Interests of a Limited Partner if the Limited Partner’s capital account balance in the Partnership, as a result of repurchase or transfer requests by the Limited Partner, is less than $25,000,000; provided, however, that the figure in the foregoing sentence shall be $250,000 with respect to the capital account balance of a Limited Partner who was admitted to the Partnership prior to March 1, 2005.

The General Partner, on behalf of the Partnership, may accept initial and additional subscriptions for Interests as of the first business day of each calendar quarter, except that the Partnership may offer Interests more frequently as determined by the General Partner. All subscriptions are subject to the receipt of cleared funds prior to the applicable subscription date in the full amount of the subscription. Although the General Partner, on behalf of the Partnership, may accept, in its sole discretion, a subscription prior to receipt of cleared funds, an investor may not become a Limited Partner until cleared funds have been received. The investor must also submit a completed subscription agreement before the applicable subscription date. The General Partner, on behalf of the Partnership, reserves the right to reject any subscription for Interests (or portions of Interests) and may, in its sole discretion, suspend subscriptions for Interests at any time and from time to time.

Entities may be retained by the Partnership or the General Partner to assist in the placement of Interests. These entities (“Placement Agents”), which may be affiliated with the General Partner and the Adviser, may be entitled to receive a placement fee from each investor purchasing an Interest through a Placement Agent. Currently there is no placement fee applied to an investment in the Fund.

ELIGIBILITY	Each investor will be required to certify that the Interest subscribed for is being acquired directly or indirectly for the account of an “accredited investor” as defined in Regulation D under the 1933 Act and a “qualified eligible person” as defined in Rule 4.7 under the Commodity Exchange Act of 1974, as amended (the “Commodity Exchange Act”). Each prospective investor must also be a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. Investors who are “accredited investors” as defined in Regulation D, “qualified eligible persons” as defined in Rule 4.7 and “qualified clients” within the meaning of Rule 205-3 are referred to in this Private Placement Memorandum as “Eligible Investors.” Existing Limited Partners subscribing for additional Interests will be required to qualify as “Eligible Investors” at the time of the additional subscription. The qualifications required to invest in the Partnership appear in a subscription agreement that must be completed by each prospective investor.

INITIAL CLOSING DATE	The initial Closing Date for subscriptions for Interests was July 1, 2002 (the “Closing Date”). The Partnership commenced operations following the Closing Date and as of December 31, 2004, had approximately $1.723 billion in assets.

TRANSFER RESTRICTIONS	An Interest (or portion of an Interest) held by a Limited Partner may be transferred only (1) by operation of law due to the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Limited Partner or (2) under certain limited circumstances, with the written consent of the General Partner (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances). Unless the Partnership consults with its counsel and counsel confirms that the transfer will not cause the Partnership to be treated as a “publicly traded partnership” taxable as a corporation, the General Partner generally may not consent to a transfer of an Interest (or portion of an Interest) unless the following conditions are met: (1) the transferring Limited Partner has been a Limited Partner for at least six months; (2) the proposed transfer is to be made on the effective date of an offer by the Partnership to repurchase the Interest (or portion of the Interest); and (3) the transfer is (a) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Limited Partner (e.g., certain transfers to affiliates, gifts and contributions to family entities), (b) to members of the transferring Limited Partner’s immediate family (siblings, spouse, parents or children), or (c) a distribution from a qualified retirement plan or an individual retirement account. In connection with any request to transfer an Interest (or portion of an Interest), the Partnership may require the Limited Partner requesting the transfer to obtain, at the Limited Partner’s expense, an opinion of counsel selected by the General Partner as to such matters as the General Partner may reasonably request.

Transferees will not be allowed to become substituted Limited Partners without the consent of the General Partner, which may be withheld in its sole discretion. A Limited Partner who transfers an Interest may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Partnership or the General Partner in connection with the transfer. See “Redemptions, Repurchases and Transfers of Interests - Transfers of Interests.”

REDEMPTIONS AND REPURCHASES OF INTERESTS BY THE PARTNERSHIP	No Limited Partner has the right to require the Partnership to redeem his, her or its Interest (or portion of the Interest). The Partnership may from time to time offer to repurchase Interests (or portions of them) pursuant to written tenders by Limited Partners, and each such repurchase offer will generally apply to 5-25% of the assets of the Partnership. Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board of Directors, in its sole discretion. In determining whether the Partnership should offer to repurchase Interests (or portions of them), the Board of Directors will consider the recommendations of the Adviser and the General Partner as to the timing of such an offer, as well as a variety of operational, business and economic factors. The Adviser and the General Partner expect that they typically will recommend to the Board of Directors that the Partnership offer to repurchase Interests (or portions of them) from Limited Partners quarterly, on each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day).

The Partnership Agreement, however, provides that the Partnership will be dissolved if any Partner that has submitted a written request, in accordance with the terms of that Agreement, to tender his, her or its entire Interest for repurchase by the Partnership has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Partner who intends to cause the Partnership to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

The Partnership has the right to repurchase Interests of Limited Partners if the General Partner determines that the repurchase is in the best interests of the Partnership or upon the occurrence of certain events specified in the Partnership Agreement, including, but not limited to, attempted transfers in violation of the transfer restrictions described above. See “Redemptions, Repurchases and Transfers of Interests - No Right of Redemption” and “-Repurchases of Interests.”

SUMMARY OF TAXATION	The Partnership intends to operate as a partnership and not as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Partnership should not be subject to U.S. federal income tax, and each Limited Partner is required to report on his, her or its own annual tax return the Limited Partner’s distributive share of the Partnership’s taxable income or loss. If the Partnership was determined to be an association or a publicly traded partnership taxable as a corporation, the taxable income of the Partnership would be subject to corporate income tax, and any distributions of profits from the Partnership would be treated as dividends.

See “Tax Aspects.”

EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ENTITIES	Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities (each, a “tax-exempt” entity) may purchase Interests in the Partnership. The Partnership’s assets will not be deemed to be “plan assets” for purposes of ERISA. Investment Managers may utilize leverage in connection with their investment or trading activities with the result that a tax-exempt entity that is a Limited Partner may incur income tax liability with respect to its share of the net profits derived from these leveraged transactions to the extent they are treated as giving rise to “unrelated business taxable income” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

The Partnership provides to tax-exempt entities that are Limited Partners accounting information as is available to the Partnership to assist the Limited Partners in reporting unrelated business taxable income for income tax purposes. Investment in the Partnership by tax-exempt entities requires special consideration, and trustees or administrators of these entities are urged to review carefully the matters discussed in this Private Placement Memorandum and to consult their legal, tax and accounting advisors with respect to their consideration of an investment in the Partnership. See “ERISA Considerations” and “Tax Aspects.”

REPORTS TO LIMITED PARTNERS	The General Partner furnishes to Limited Partners as soon as practicable after the end of each taxable year information as is required by law to assist the Limited Partners in preparing their tax returns. An Investment Manager’s delay in providing this information could delay the General Partner’s preparation of tax information for investors, which might require Limited Partners to seek extensions on the time to file their tax returns, or could delay the preparation of the Partnership’s annual report. The General Partner sends Limited Partners an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Limited Partners also are sent reports on a monthly or quarterly basis regarding the Partnership’s operations during each month or quarter. See “Types of Investments and Related Risks - Risks of Fund of Hedge Funds Structure.”

TERM	The Partnership’s term is perpetual unless the Partnership is otherwise terminated under the terms of the Partnership Agreement.

FISCAL YEAR	For accounting purposes, the Partnership’s fiscal year is the 12-month period ending on December 31. For tax purposes, the Partnership has adopted the 12-month period ending December 31 of each year as its taxable year.

SUMMARY OF FEES AND EXPENSES

The following table illustrates the fees and expenses that the Partnership expects to incur and that Limited Partners can expect to bear directly or indirectly.

LIMITED PARTNER TRANSACTION FEES
Maximum placement fee (percentage of purchase amount)	None
Maximum redemption fee	None

ANNUAL PARTNERSHIP EXPENSES (as a percentage of the Partnership’s net assets)
Management Fee (to the Adviser)	0.55%

Performance Incentive (to the General Partner)	10% of net gains over the greater of a Hurdle Rate or a Loss Carryforward Amount, subject to an Incentive Cap(1)

Other Expenses	0.15%

Total Annual Partnership Expenses	0.70% (plus 10% of net gains over the greater of a Hurdle Rate or a Loss Carryforward Amount, subject to an Incentive Cap(1))

(1)	The General Partner’s “Performance Incentive” for each Incentive Period will be equal to 10% of the amount, if any, of: (a) the net profits allocated to each Limited Partner’s capital account for the Incentive Period in excess of any net losses so allocated for such Incentive Period; above (b) the greater of (i) the Limited Partner’s Hurdle Rate Amount for the Incentive Period or (ii) the Loss Carryforward Amount(s) applicable to the Limited Partner’s capital account. For any Incentive Period for which the Partnership Return earned by a Limited Partner for such Incentive Period exceeds the greater of (a) the Hurdle Rate for the Incentive Period or (b) the Loss Carryforward Amount applicable to the Limited Partner’s capital account, the General Partner will be entitled to receive a Performance Incentive. With respect to each Limited Partner for each Incentive Period, Performance Incentives allocated to the General Partner will not exceed 1.75% of the Limited Partner’s ending capital account balance for that Incentive Period, as determined prior to the deduction of the Performance Incentive. The Performance Incentive, Hurdle Rate, Loss Carryforward Amount (“high water mark”) and Partnership Return, each for a given Incentive Period, will be adjusted with respect to any contributions, transfers, distributions, withdrawals and repurchases applicable to the Limited Partner’s capital account for that respective Incentive Period, or portion thereof. See “Capital Accounts and Allocations - General Partner’s Performance Incentive” for a fuller discussion of the General Partner’s Performance Incentive.

The purpose of the table above is to assist investors in understanding the various fees and expenses Limited Partners will bear directly or indirectly. For a more complete description of the various fees and expenses of the Partnership, see “Partnership Expenses,” “Management Fee,” “Administrator” and “Subscriptions for Interests.”

EXAMPLE:

You would pay the following fees and expenses on a $25,000,000 investment, assuming a 5% annual return:*

1 year	3 years	5 years	10 years
$179,179	$562,309	$981,012	$2,205,849

In the Example, the amount of the Performance Incentive is assumed to be zero because the Hurdle Rate would generally prevent its application at the hypothetical 5% rate of return. Actual expenses may be greater or lesser than those shown. Moreover, the rate of return of the Partnership may be greater or less than the hypothetical 5% return used in the Example. A greater rate of return than that used in the Example would increase certain fees and expenses paid by the Partnership, as well as the effect of the Performance Incentive.

*	On an investment of $1,000, the Example would be as follows:

EXAMPLE:

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

1 year	3 years	5 years	10 years
$7	$23	$40	$90

THE PARTNERSHIP

The Partnership, which is registered under the 1940 Act as a closed-end, non-diversified, management investment company, was organized as a limited partnership under the laws of Delaware on November 6, 2001. The Partnership’s principal office is located at One Tower Bridge, 100 Front Street, Suite 1100, West Conshohocken, Pennsylvania 19428-2881, and its telephone number is (610) 260-7600. Investment advisory services are provided to the Partnership by the Adviser, Morgan Stanley AIP GP LP, a limited partnership organized under Delaware law and an affiliate of Morgan Stanley, pursuant to the Investment Advisory Agreement. Responsibility for monitoring and overseeing the Partnership’s investment program and its management and operation is vested in the individuals who serve on the Board of Directors. See “Management of the Partnership - Board of Directors.” The Partnership’s General Partner is Morgan Stanley Alternative Investment Partners LP. The General Partner has delegated to the Board of Directors its rights and powers to the extent necessary for the Board of Directors to carry out its oversight obligations as may be required by the 1940 Act, state law, or other applicable laws or regulations.

USE OF PROCEEDS

The proceeds from the sale of Interests, not including the amount of any placement fees paid by investors and net of the Partnership’s fees and expenses, are invested by the Partnership to pursue its investment program and objectives as soon as practicable (but not in excess of six months), consistent with market conditions and the availability of suitable investments, after receipt of such proceeds by the Partnership.

STRUCTURE

The Partnership is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a “private investment fund,” with those of a registered closed-end investment company. Private investment funds, such as hedge funds, are commingled asset pools that are often aggressively managed and that offer their securities privately without registration under the 1933 Act in large minimum denominations (often over $1 million) to a limited number of high net worth individual and institutional investors. The general partners or investment advisers of these funds, which are typically structured as limited partnerships, are usually compensated through asset-based fees and incentive-based allocations. Registered closed-end investment companies are typically organized as corporations, business trusts, limited partnerships or limited liability companies that generally are managed more conservatively than most private investment funds. These registered companies impose relatively modest minimum investment requirements and publicly offer their shares to a broad range of investors. The advisers to registered closed-end investment companies are typically compensated through asset-based (but not incentive-based) fees.

The Partnership is similar to a private investment fund in that it is actively managed and Interests are sold in relatively large minimum denominations in private placements solely to high net worth individual and institutional investors. In addition, the managers of the Investment Funds and the General Partner of the Partnership are typically entitled to receive incentive-based compensation. Unlike many private investment funds, however, the Partnership, as a registered closed-end investment company, can offer Interests without limiting the number of Eligible Investors that can participate in its investment program. The structure of the Partnership was designed to permit sophisticated investors that have a higher tolerance for investment risk to participate in an aggressive investment program without making the more substantial minimum capital commitment that is required by many private investment funds and without subjecting the Partnership to the limitations on the number of Eligible Investors faced by many of those funds.

INVESTMENT PROGRAM

Investment Objective

The Partnership seeks capital appreciation principally through investing in Investment Funds managed by third-party Investment Managers who employ a variety of alternative investment strategies. These Investment Funds have the flexibility to use leveraged or short-sale positions to take advantage of perceived inefficiencies across the global capital markets. Because Investment Funds following alternative investment strategies (whether hedged or not) are often described as “hedge funds,” the Partnership’s investment program can be broadly referred to as a fund of hedge funds.

Through the selection and ongoing monitoring of Investment Funds, the Partnership seeks to achieve capital appreciation that is neither highly correlated with fixed income or equity indices nor disproportionately influenced by the performance of any single Investment Fund. In addition, through constructing a portfolio that is comprised of a number of Investment Funds, the Partnership seeks to achieve the desired capital appreciation with lower volatility than likely would be achieved by investing with most individual Investment Funds.

Investment Philosophy

Traditional registered investment companies, such as mutual funds, generally are subject to significant regulatory restrictions in designing their own investment strategies relating to the use of leverage and the ability to sell securities short. Private, unregistered Investment Funds, however, are not subject to many of these limitations. The Adviser believes that the Partnership’s strategy of investing primarily in these types of Investment Funds creates opportunities to participate in alternative methods of investing that may earn attractive risk adjusted returns.

The Adviser intends to invest primarily in Investment Funds seeking to create value from the following strategies, which are discussed in more detail below: inefficiencies in the relative pricing of securities (“relative value strategies”), Investment Manager skill and expertise with respect to creating and combining long and short securities selection programs (“security selection strategies”), inefficiencies in commercial financing markets (“specialist credit strategies”) and, on a more limited basis, Investment Manager predictions on the direction of market prices (“directional strategies”). The Adviser believes a portfolio of Investment Funds can be assembled that capitalizes on both the potential lack of correlation among many Funds and the lack of correlation of some alternative investment strategies with traditional long-only equity and fixed income strategies. A portfolio of alternative investment strategies may therefore produce capital appreciation more consistently and with less volatility than would most individual traditional or alternative investment strategies. The Adviser also believes that the success of an investment program developed around these principles, such as that of the Partnership, depends on the Adviser’s ability to successfully perform three key tasks: (1) discovering and developing access to attractive Investment Funds, (2) constructing a portfolio consisting of a number of such Investment Funds, and (3) managing and monitoring the risks of the Partnership’s investments in such Investment Funds.

Because alternative investment strategies may be risky, the Adviser believes it is prudent for the Partnership to generally invest in these strategies through Investment Funds organized as limited partnerships or other limited liability investment vehicles. This structure limits the effect that losses incurred by any one Investment Fund will have on the assets of the Partnership by limiting the Partnership’s amount at risk to the amount invested in that Investment Fund. In certain circumstances, however, the Adviser believes that it may be appropriate to gain investment exposure to certain Investment Funds by entering into derivative transactions, such as total return swaps, options and forwards. See “Types of Investments and Related Risks - Investment Related Risks - Risks of Securities Activities - Swap Agreements.”

Investment Strategies

The Adviser has invested, and intends to continue to invest, the assets of the Partnership in Investment Funds that employ a variety of alternative investment strategies. As noted above, the Investment Managers to these Funds generally conduct their investment programs through Investment Funds (including unregistered investment funds and registered investment companies) that have investors other than the Partnership. Subject to the approval of the Board of Directors (and, to the extent required by the 1940 Act, Limited Partners in the Partnership), the Partnership may create separate Investment Funds that would be managed by one or more of the Subadvisers and for which the Partnership would generally be the sole investor.

Some examples of the primary investment strategies that the Adviser considers with respect to the Partnership are described below:

Relative Value Strategies. Relative value strategies focus on identifying and exploiting spread relationships between pricing components of financial assets or commodities, either with respect to single assets or commodities or groups of assets or commodities whose prices are deemed to move in relation to each other. These strategies seek to avoid assuming any outright market risk, although the risk of loss may be significant if the Investment Manager has incorrectly evaluated the nature or extent of the expected spread relationships or if unexpected, intervening events affect these relationships. There are three distinct relative value strategies:

Convertible Securities Arbitrage strategies seek to exploit anomalies in price relationships between convertible securities and the securities into which they convert.

Merger Arbitrage strategies seek to exploit merger activity to capture the spread between current market values of securities and their values after successful completion of a merger, restructuring or similar corporate transaction.

Statistical Arbitrage strategies seek to use systematic models to build long and short portfolios of securities whose current prices are predicted to increase or decrease based on established statistical relationships.

Other arbitrage strategies seek to exploit anomalies in price spreads between related or similar instruments. These strategies will typically include fixed income, capital structure, mortgage-backed securities and volatility arbitrage.

Security Selection Strategies. Security selection strategies combine long positions and short sales with the aim of benefiting from the Investment Manager’s ability to select investments while offsetting some systematic market risks. Market exposure can vary substantially, leading to a wide range of risk and return profiles. There is, in addition, no guarantee that an Investment Manager will be able to effectively minimize systematic or other risks. Security selection strategies are primarily, though not exclusively, equity-based. There are four distinct security selection strategies:

Long Bias strategies seek to maintain a net long exposure to the market.

No Bias strategies seek to have limited or zero net market exposure.

Short Bias strategies seek to maintain a net short exposure to the market.

Variable Bias strategies seek to be more opportunistic about net market exposure, and have no intention of remaining neutral or maintaining a particular directional bias.

Specialist Credit Strategies. Specialist credit strategies seek to lend to credit-sensitive (generally below investment grade) issuers. Their potential investment edge is derived from the Investment Manager’s expected ability to perform a high level of due diligence and to take advantage of what the Investment Manager discerns to be relatively inexpensive securities. The securities may be inexpensive due to regulatory anomalies or other constraints on traditional lenders (e.g., speed of decision-making processes and disclosure rules). Risk of loss may be significant if the Investment Manager’s credit judgments are incorrect. There are three distinct specialist credit strategies:

Credit Trading strategies seek exposure to credit-sensitive securities, long and/or short, based upon credit analysis of issuers and securities and credit market views.

Distressed Securities strategies seek to invest in companies suffering financial distress. They seek capital appreciation and do not focus on the high-yield nature of the assets.

Private Placement strategies seek to make short-term private placements in companies, usually pursuant to Regulation D under the 1933 Act. Regulation D allows small firms to raise capital very quickly and relatively cheaply. Investment Managers seek to benefit from underpriced equity options often embedded in the financing transaction.

Directional Strategies. Directional trading strategies are based upon speculating on the direction of market prices of currencies, commodities, equities, and bonds in the futures and cash markets.

Investment horizons vary considerably, but a key characteristic of the strategies is that Investment Managers can normally reverse their market view as they see a situation unfold. Some Investment Managers rely on model-based systems to generate buy and sell signals. Others use a more subjective approach, ultimately using their own discretionary judgment in implementing trades. Risk of loss may be significant if the Investment Manager’s judgment is incorrect as to the direction, timing or extent of expected market moves. Strategies include, for example, macro trading, tactical asset allocations, and commodity trading activities. At this time, the Adviser does not intend to invest in directional strategies to a significant extent, but may do so in the future.

Investment Selection

The Adviser is responsible for the allocation of assets to various Investment Funds, subject to policies adopted by the Board of Directors. The Adviser is also responsible for the selection of Subadvisers.

The Adviser selects opportunistically from a wide range of Investment Funds in order to create a broad-based portfolio of such Funds while seeking to invest in compelling investment strategies and with promising Investment Managers at optimal times. The Adviser does not intend to invest the Partnership’s assets according to pre-determined allocations.

The Adviser and its personnel use a wide range of resources to identify attractive Investment Funds and promising investment strategies for consideration in connection with investments by the Partnership. These resources include, but are not limited to, the experience of the Adviser’s personnel and their contacts with Investment Managers, academics and prime-broker groups, Morgan Stanley’s global network, conferences and seminars, contacts with selected family offices and investors in other funds managed by the Adviser or its affiliates, academic journals and database research and ideas generated from within the Adviser.

To narrow the set of Investment Funds and investment strategies initially identified for consideration, the Adviser conducts an ongoing screen of Investment Managers and investment strategies. The Adviser’s screening criteria include both quantitative measures such as past performance and systematic risk exposures, to the extent that data is available, and qualitative factors such as the reputation, experience and training of the Investment Manager, and the ability of the Investment Manager to articulate a coherent investment philosophy and risk control process.

The Adviser expects that only a few Investment Funds will be deemed sufficiently interesting to warrant further review after the initial screening. Following this screening, the Adviser conducts extensive due diligence on the Investment Funds that it considers likely to generate superior, risk adjusted returns consistent with the Adviser’s views at that time as to both the most attractive strategy types and the needs of the Partnership’s existing portfolio. The due diligence process typically, but not in every case, includes meetings with the Investment Manager to seek to understand the Manager’s investment strategy, investment philosophy and portfolio construction procedures. The due diligence process seeks to identify the types of securities and other instruments held or techniques utilized and to confirm the presence of and adherence to an investment and risk control process. The due diligence process also typically includes quantitative analysis of the investment strategy, including an analysis of past performance history and risk factors.

If the Adviser’s assessment of the abilities of the Investment Manager and the attractiveness of the investment strategy employed by the Manager are sufficiently positive, then further due diligence typically will be performed. This second level of diligence generally involves an analysis of the operational and legal structure of the Investment Fund and background investigations of the Investment

Manager. The Investment Manager’s fee structure, the depth and quality of the Investment Manager’s organization, the legal terms and conditions of the Investment Fund’s partnership or other governing documents, the potential for developing and maintaining a long-term relationship with the Investment Manager and the likely alignment of interests between the Investment Fund, its Investment Manager and the Partnership are examples of factors that the Adviser typically investigates.

The Adviser’s personnel have extensive experience and expertise with alternative investment strategies and Investment Managers and have evaluated numerous Investment Funds representing many categories of alternative investments and utilizing various investment strategies. They also have extensive experience in directly managing alternative investment strategies. The Adviser believes that this combination of evaluation expertise and direct investment experience enables it to understand the opportunities and risks associated with investing in the Investment Funds. For a more complete description of the experience of the personnel of the Adviser who are principally responsible for the management of the Partnership, see “The Adviser.”

Portfolio Construction

The Adviser allocates Partnership assets among the Investment Funds that, in its view, represent attractive investment opportunities. Allocation depends on the Adviser’s assessment of the likely risks and returns of various investment strategies that the Investment Funds utilize and the likely correlation among the Investment Funds under consideration. The Adviser generally seeks to invest in Investment Funds whose expected risk adjusted returns are deemed attractive and likely to have limited correlations among each other or with fixed income or equity indices. The Adviser periodically reallocates the Partnership’s investments among Investment Funds in order to increase the Partnership’s expected risk adjusted return.

The Adviser believes it is important to maintain a broad-based portfolio in order to reduce the effect on the Partnership of losses or poor returns by any one Investment Fund. There is no guarantee, however, that the Partnership will be able to avoid substantial losses due to poor returns by an Investment Fund. The Adviser typically endeavors to limit the exposure to any one type of investment strategy to less than 35% of the Partnership’s net assets (measured over time and subject to underlying Investment Funds’ liquidity constraints) and to limit investments in any one Investment Fund to less than 15% of the Partnership’s net assets (measured at the time of purchase). The Adviser limits Partnership investments in any one Investment Fund to less than 5% of an Investment Fund’s outstanding voting securities.

For purposes of the Partnership’s investment restrictions and certain investment limitations under the 1940 Act, the Partnership will “look through” to the underlying investments of any Investment Funds it creates to facilitate the management of the Partnership’s assets by a Subadviser. Other Investment Funds in which the Partnership invests, however, are not subject to the Partnership’s investment restrictions and, unless registered under the 1940 Act, are generally not subject to any investment limitations under the 1940 Act or the Code. The Partnership may invest temporarily in high quality fixed income securities, money market instruments and money market funds or may hold cash or other cash equivalents pending the investment of assets in Investment Funds or to maintain the liquidity necessary to effect repurchases of Interests or for other purposes.

Risk Management and Monitoring of Investments

As noted above, unregistered investment funds typically have greater flexibility than traditional registered investment companies as to the types of securities the unregistered funds hold, the types of trading strategies used, and, in some cases, the extent to which leverage is used. The Investment Managers selected by the Partnership have full discretion, without the Partnership’s input, to purchase and sell securities and other investments for their respective Investment Funds consistent with the relevant investment advisory agreements, partnership agreements or other governing documents of the Investment Funds. The Investment Funds are generally not limited in the markets in which they invest, either by location or type, such as U.S. or non-U.S., large capitalization or small capitalization, or the investment discipline that they may employ, such as value or growth or bottom-up or top-down analysis. These Investment Funds may invest and trade in a wide range of securities and other financial instruments and may pursue various investment strategies and techniques for both hedging and non-hedging purposes. Although the Investment Funds will primarily invest and trade in equity and debt securities, they may also invest and trade in equity-related instruments, currencies, financial futures, and debt-related instruments. The Investment Funds may also sell securities short, purchase and sell option and futures contracts and engage in other derivative transactions, subject to certain limitations described elsewhere in this Private Placement Memorandum. The use of one or more of these techniques may be an integral part of the investment program of an Investment Fund, and involves certain risks. The Investment Funds may use leverage, which also entails risk. See “Types of Investments and Related Risks.”

The Adviser monitors the risks of individual Investment Funds and of the portfolio in the aggregate. The primary goal of this process with respect to individual Investment Funds is to determine the degree to which the Investment Funds are performing as expected and to gain early insight into factors that might call for an increase or decrease in the allocation of the Partnership’s assets among those Funds. With respect to aggregate portfolio monitoring, the Adviser endeavors to monitor, to the best of its ability, the Partnership’s aggregate exposures to various alternative investment strategies and to various aggregate risks. The Adviser may use futures, options, swaps or other instruments to balance the overall mix and/or manage risk, subject to certain limitations contained in the 1940 Act.

The Adviser monitors the operation and performance of an Investment Fund as frequently as the Adviser believes is appropriate in light of the strategy followed by the Investment Manager and prevailing market conditions. The Adviser solicits such information from the Investment Manager and other sources, such as prime brokers, that the Adviser deems necessary to properly assess the relative success or failure of an Investment Fund. Prime brokers typically are large full-service brokerages that provide clients with research-related goods and services and support infrastructure to engage in various trading strategies. The Adviser conducts reviews with Investment Managers and the Adviser’s network and analyses of data, such as quality control charts. The Adviser may make periodic assessments of the degree to which multiple Investment Funds are making substantially similar trades, which might reduce the diversification of the Partnership’s portfolio. Changes in leverage, personnel, market behavior, expenses, litigation, capital resources, economic conditions and other factors may be monitored, as appropriate and to the extent the information is available to the Adviser.

Based on the Adviser’s assessment of factors such as (i) the degree to which the Investment Manager is pursuing an investment strategy consistent with its stated policy; (ii) whether and to what degree the focus, incentives and investment strategy of the Investment Manager have changed; and (iii) whether the investment strategy employed remains consistent with the objectives of the Partnership, the Adviser may periodically adjust the Partnership’s allocations among Investment Funds.

TYPES OF INVESTMENTS AND RELATED RISKS

General

The value of the Partnership’s total net assets may be expected to fluctuate in response to fluctuations in the value of the Investment Funds in which the Partnership invests. Discussed below are the investments generally made by Investment Funds and the principal risks that the Adviser and the General Partner believe are associated with those investments. These risks will, in turn, have an effect on the Partnership. For purposes of this discussion, references to the activities of the Investment Funds should generally be interpreted to include the activities of a Subadviser when acting on behalf of the Partnership.

Investment Related Risks

General Economic and Market Conditions. The success of the Partnership’s activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of security prices and liquidity of the Partnership’s investments. Unexpected volatility or liquidity could impair the Partnership’s profitability or result in its suffering losses.

Highly Volatile Markets. The prices of commodities contracts and all derivative instruments, including futures and options, can be highly volatile. Price movements of forward, futures and other derivative contracts in which an Investment Fund’s assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. Intervention often is intended directly to influence prices and may, together with other factors, cause all such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. An Investment Fund also is subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.

The Partnership may take a position in Investment Funds that invest in the publicly traded and privately placed equity or other securities of companies in the information technology and Internet sectors. These investments are subject to inherent market risks and fluctuations as a result of company earnings, economic conditions and other factors beyond the control of the Adviser. The public equity markets have in the past experienced significant price volatility, especially in the technology sector.

Risks of Securities Activities. All securities investing and trading activities risk the loss of capital. Although the Adviser will attempt to moderate these risks, no assurance can be given that the Partnership’s investment activities will be successful or that Limited Partners will not suffer losses. To the extent that the portfolio of an Investment Fund is concentrated in securities of a single issuer or issuers in a single industry, the risk of any investment decision made by the Investment Manager of such Investment Fund is increased. Following below are some of the more significant risks that the Adviser and the General Partner believe are associated with the Investment Funds’ styles of investing:

Equity Securities. Investment Funds may hold long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers. Investment Funds also may invest in depositary receipts or shares relating to non-U.S. securities. See “Non-U.S. Securities.” Equity securities fluctuate in value, often based on factors unrelated to the fundamental economic condition of the issuer of the securities, including general economic and market conditions, and these fluctuations can be pronounced. Investment Funds may purchase securities in all available securities trading markets and may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro cap companies. See “Smaller Capitalization Issuers.”

Bonds and Other Fixed Income Securities. Investment Funds may invest in bonds and other fixed income securities, both U.S. and non-U.S., and may take short positions in these securities. Investment Funds will invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Fixed income securities include, among other securities: bonds, notes and debentures issued by U.S. and non-U.S. corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities (“U.S. Government securities”) or by a non-U.S. government; municipal securities; and mortgage-backed and asset backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

Investment Funds may invest in both investment grade and non-investment grade (commonly referred to as junk bonds) debt securities. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than issuers of higher grade debt securities. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.

Mortgage-Backed Securities. Investment Funds may invest in mortgage-backed securities. The investment characteristics of mortgage-backed securities differ from traditional debt securities. Among the major differences are that interest and principal payments on mortgage-backed securities are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. The adverse effects of prepayments may indirectly affect the Partnership in two ways. First, particular investments may experience outright losses, as in the case of an interest-only security in an environment of faster than expected actual or anticipated prepayments. Second, particular investments may underperform relative to hedges that the Investment Funds may have entered into for these investments, resulting in a loss to the Investment Fund. In particular, prepayments (at par) may limit the potential upside of many mortgage-backed securities to their principal or par amounts, whereas their corresponding hedges often have the potential for large losses.

The Investment Funds may also invest in structured notes, variable rate mortgage-backed securities, including adjustable-rate mortgage securities (“ARMs”), which are backed by mortgages with variable rates, and certain classes of collateralized mortgage obligation (“CMO”) derivatives, the rate of interest payable under which varies with a designated rate or index. The value of these investments is closely tied to the absolute levels of such rates or indices, or the market’s perception of anticipated changes in those rates or indices. This introduces additional risk factors related to the movements in specific indices or interest rates that may be difficult or impossible to hedge, and which also interact in a complex fashion with prepayment risks.

Non-U.S. Securities. Investment Funds may invest in securities of non-U.S. issuers and in depositary receipts or shares (of both a sponsored and non-sponsored nature), such as American Depositary Receipts, American Depositary Shares, Global Depositary Receipts or Global Depositary Shares (referred to collectively as “ADRs”), which represent indirect interests in securities of non-U.S. issuers. Sponsored depositary receipts are typically created jointly by a foreign private issuer and a depositary. Non-sponsored depositary receipts are created without the active participation of the foreign private issuer of the deposited securities. As a result, non-sponsored depositary receipts may be viewed as riskier than depositary receipts of a sponsored nature. Non-U.S. securities in which Investment Funds may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets. Investments in non-U.S. securities are subject to risks generally viewed as not present in the United States. These risks include: varying custody, brokerage and settlement practices; difficulty in pricing of securities; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities than in the United States; the lack of availability of financial information regarding a non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; less liquidity and more volatility in non-U.S. securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S. countries. Moreover, governmental issuers of non-U.S. securities may be unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated. Investment in non-U.S. countries typically also involves higher brokerage and custodial expenses than does investment in U.S. securities.

Other risks of investing in non-U.S. securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other non-U.S. or U.S. laws or restrictions, or devaluations of non-U.S. currencies. A decline in the exchange rate would reduce the value of certain of an Investment Fund’s non-U.S. currency denominated portfolio securities irrespective of the performance of the underlying investment. An Investment Fund may also incur costs in connection with conversion between various currencies.

The risks associated with investing in non-U.S. securities may be greater with respect to those issued by companies located in emerging industrialized or less developed countries. Risks particularly relevant to emerging markets may include higher dependence on exports and the corresponding importance of international trade, greater risk of inflation, greater controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in and control over the economies, governmental decisions to cease support of economic reform programs or to impose centrally planned economies, and less developed corporate laws regarding fiduciary duties of officers and directors and protection of investors.

An Investment Fund may enter into forward currency exchange contracts (“forward contracts”) for hedging and non-hedging purposes in pursuing its investment objective. Forward contracts are transactions involving an Investment Fund’s obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by an Investment Fund for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when an Investment Fund anticipates purchasing or selling a non-U.S. security. This technique would allow the Investment Fund to “lock in” the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an Investment Fund’s existing holdings of non-U.S. securities. Imperfect correlation may exist, however, between an Investment Fund’s non-U.S. securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts may be used for non-hedging purposes in seeking to meet an Investment Fund’s investment objective, such as when the Investment Manager to a Fund anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Investment Fund’s investment portfolio.

Generally, Investment Funds are subject to no requirement that they hedge all or any portion of their exposure to non-U.S. currency risks, and there can be no assurance that hedging techniques will be successful if used.

Smaller Capitalization Issuers. Investment Funds may invest in smaller capitalization companies, including micro cap companies. Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, as these securities typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

Distressed Securities. Certain of the companies in whose securities the Investment Funds may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. These characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies’ securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within the companies. An Investment Fund’s investment in any instrument is subject to no minimum credit standard and a significant portion of the obligations and preferred stock in which an Investment Fund may invest may be less than investment grade (commonly referred to as junk bonds), which may result in the Partnership’s experiencing greater risks than it would if investing in higher rated instruments.

Non-Diversified Status. The Partnership is a “non-diversified” investment company for purposes of the 1940 Act, which means that the Partnership is not subject to percentage limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. The Partnership’s net asset value may therefore be subject to greater volatility than that of an investment company that is subject to such a limitation on diversification. The Partnership will, however, endeavor to limit investments in any single Investment Fund to 15% of the Partnership’s net assets (measured at the time of purchase). The Adviser believes that this approach helps to reduce the Partnership’s overall investment risk.

Leverage. Some or all of the Investment Funds may make margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks for investment purposes. This practice, which is known as “leverage,” is speculative and involves certain risks. The Adviser does not currently anticipate that the Partnership will engage directly in transactions involving leverage to a significant extent. The Partnership may, however, borrow money in connection with its investment activities, for cash management purposes, to fund the repurchase of Interests or for temporary or emergency purposes. In general, the use of leverage by Investment Funds or the Partnership may increase the volatility of the Investment Funds or the Partnership.

Trading equity securities on margin involves an initial cash requirement representing at least a percentage of the underlying security’s value. Borrowings to purchase equity securities typically will be secured by the pledge of those securities. The financing of securities purchases may also be effected through reverse repurchase agreements with banks, brokers and other financial institutions. Although leverage will increase investment return if an Investment Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease the return on an Investment Fund if the Investment Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Investment Funds. In the event that an Investment Fund’s equity or debt instruments decline in value, the Investment Fund could be subject to a “margin call” or “collateral call,” under which the Investment Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of an Investment Fund’s assets, the Investment Fund might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Investment Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the “Asset Coverage Requirement”). This requirement means that the value of the investment company’s total indebtedness may not exceed one-third the value of its total assets (including the indebtedness). This limit does not apply to Investment Funds that are not managed by a Subadviser so that the Partnership’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds and the volatility of the value of Interests may be great.

In seeking “leveraged” market exposure in certain investments and in attempting to increase overall returns, an Investment Fund may purchase options and other synthetic instruments that do not constitute “indebtedness” for purposes of the Asset Coverage Requirement. These instruments may nevertheless involve significant economic leverage and may, in some cases, involve significant risks of loss.

Short Sales. An Investment Fund may attempt to limit its exposure to a possible market decline in the value of its portfolio securities through short sales of securities that its Investment Manager believes possess volatility characteristics similar to those being hedged. An Investment Fund may also use short sales for non-hedging purposes to pursue its investment objectives if, in the Investment Manager’s view, the security is over-valued in relation to the issuer’s prospects for earnings growth. Short selling is speculative in nature and, in certain circumstances, can substantially increase the effect of adverse price movements on an Investment Fund’s portfolio. A short sale of a security involves the risk of an unlimited increase in the market price of the security that can in turn result in an inability to cover the short position and a theoretically unlimited loss. No assurance can be given that securities necessary to cover an Investment Fund’s short position will be available for purchase.

An Investment Fund may make “short sales against-the-box,” in which it will sell short securities it owns or has the right to obtain without payment of additional consideration. If an Investment Fund makes a short sale against-the-box, it will be required to set aside securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into those securities) and will be required to hold those securities while the short sale is outstanding. An Investment Fund will incur transaction costs, including interest expenses, in connection with initiating, maintaining and closing-out short sales against-the-box.

Reverse Repurchase Agreements. Reverse repurchase agreements involve a sale of a security by an Investment Fund to a bank or securities dealer and the Investment Fund’s simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund. Reverse repurchase transactions are a form of leverage that may also increase the volatility of an Investment Fund’s investment portfolio.

Purchasing Initial Public Offerings. The Investment Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving revenues or operating income.

Special Investment Instruments and Techniques. Investment Funds may utilize a variety of special investment instruments and techniques described below to hedge the portfolios of the Investment Funds against various risks, such as changes in interest rates or other factors that affect security values, or for non-hedging purposes in seeking to achieve an Investment Fund’s investment objective. The Adviser, on behalf of the Partnership, may also use these special investment instruments and techniques for either hedging or non-hedging purposes. These strategies may be executed through derivative transactions. Instruments used and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of these special investment instruments and techniques are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Derivatives. The Partnership, and some or all of the Investment Funds, may invest in, or enter into, derivatives or derivatives transactions (“Derivatives”). Derivatives are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. Derivatives entered into by an Investment Fund or the Partnership can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular Derivative and the portfolio of the Investment Fund or the Partnership as a whole. Derivatives permit an Investment Manager or the Adviser to increase or decrease the level of risk of an investment portfolio, or change the character of the risk, to which an investment portfolio is exposed in much the same way as the manager can increase or decrease the level of risk, or change the character of the risk, of an investment portfolio by making investments in specific securities. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in Derivatives could have a large potential effect on performance of an Investment Fund or the Partnership. The Adviser’s use of derivatives may include total return swaps, options and futures designed to replicate the performance of a particular Investment Fund or to adjust market or risk exposure.

If an Investment Fund or the Partnership invests in Derivatives at inopportune times or incorrectly judges market conditions, the investments may lower the return of the Investment Fund or the Partnership or result in a loss. An Investment Fund or the Partnership also could experience losses if Derivatives are poorly correlated with its other investments, or if the Investment Fund or the Partnership is unable to liquidate the position because of an illiquid secondary market. The market for many Derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for Derivatives.

The use by Investment Funds or by the Partnership of Derivatives that are subject to regulation by the CFTC may cause the Partnership to be deemed to be a “commodity pool”, which could result in the Partnership being required to comply with certain rules promulgated by the CFTC. Although the Adviser has registered with the CFTC and the NFA as a commodity trading adviser (“CTA”) and as a commodity pool operator (“CPO”), the General Partner with respect to its operation of the Partnership has claimed an exclusion from the definition of the term CPO under the Commodity Exchange Act, as amended (the “CEA”), and therefore the General Partner is not subject to registration or regulation as a CPO under the CEA pursuant to the exclusion contained in Rule 4.5 under the CEA with respect to its operation of the

Partnership. Additionally, the Adviser with respect to its advisory work for the Partnership has claimed an exemption from the CTA registration requirement, and, therefore, the Adviser is not subject to the CTA registration requirement with respect to its advisory work for the Partnership pursuant to Rule 4.14 under the CEA.

Options and Futures. The Partnership and the Investment Funds may utilize options and futures contracts and so-called “synthetic” options or other Derivatives written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Partnership or the Investment Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, the Partnership or a Fund may have difficulty closing out its position. Over-the-counter options also may include options on baskets of specific securities.

The Partnership and the Investment Funds may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes in pursuing the investment objectives of the Partnership or the Investment Funds. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option is a call option with respect to which the seller of the option owns the underlying security. The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on the books of or with a custodian to fulfill the obligation undertaken. The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security while depriving the seller of the opportunity to invest the segregated assets.

The Partnership and the Investment Funds may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. In such a case, the Partnership or the Investment Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.

Investment Funds may enter into futures contracts in U.S. markets or on exchanges located outside the United States. Non-U.S. markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Non-U.S. markets, however, may have greater risk potential than U.S. markets. For example, some non-U.S. exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits realized could be eliminated by adverse changes in the exchange rate, or the Partnership or an Investment Fund could incur losses as a result of those changes. Transactions on non-U.S. exchanges may include both commodities that are traded on U.S. exchanges and those that are not. Unlike trading on U.S. commodity exchanges, trading on non-U.S. commodity exchanges is not regulated by the CFTC.

Engaging in transactions in futures contracts involves risk of loss to the Partnership or the Investment Fund that could adversely affect the value of the Partnership’s net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Partnership or the Investment Funds to substantial losses. Successful use of futures also is subject to the Adviser’s or an Investment Manager’s ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to determine the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Positions of the Securities and Exchange Commission (“SEC”) and its staff may require the Adviser or a Subadviser to segregate permissible liquid assets in connection with their options and commodities transactions in an amount generally equal to the value of the underlying option or commodity. The segregation of these assets will have the effect of limiting the Adviser’s or the Subadviser’s ability otherwise to invest those assets.

Call and Put Options on Securities Indices. The Partnership or Investment Funds may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes in seeking to achieve the investment objectives of the Partnership or the Investment Funds. A stock index fluctuates with changes in the market values of the stocks included in the index. Successful use of options on stock indexes will be subject to the Adviser’s or an Investment Manager’s ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment, which requires different skills and techniques from those involved in predicting changes in the price of individual stocks.

Warrants and Rights. Warrants are Derivatives that permit, but do not obligate, their holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any interest in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Swap Agreements. The Partnership or an Investment Fund may enter into equity, interest rate, and index and currency rate swap agreements. These transactions will be undertaken in attempting to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if the Partnership or an Investment Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor.

The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular non-U.S. currency, or in a “basket” of securities representing a particular index.

Most swap agreements entered into by the Partnership or an Investment Fund would require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that the Partnership or the Investment Fund is contractually obligated to make. If the other party to a swap defaults, the Partnership’s or the Investment Fund’s risk of loss consists of the net amount of payments that the Partnership or the Investment Fund contractually is entitled to receive.

To achieve investment returns equivalent to those achieved by an Investment Manager in whose Investment Fund the Partnership could not invest directly, perhaps because of its investment minimum or its unavailability for direct investment, the Partnership may enter into swap agreements under which the Partnership may agree, on a net basis, to pay a return based on a floating interest rate, and to receive the total return of the reference Investment Fund over a stated time period. The Partnership may seek to achieve the same investment result through the use of other Derivatives in similar circumstances. The U.S. federal income tax treatment of swap agreements and other Derivatives as described above is unclear. Swap agreements and other Derivatives used in this manner may be treated as a “constructive ownership of the reference property,” which may result in a portion of any long-term capital gain being treated as ordinary income. See “Tax Aspects - Tax Treatment of Partnership Investments.”

Lending Portfolio Securities. Investment Funds may lend their securities to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The lending Investment Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable in respect of the loaned securities, which affords the Investment Fund an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral. Loans of portfolio securities by a Subadviser may not exceed 33 1/3% of the value of an Investment Fund’s total assets. In connection with any such transaction, the Investment Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit that will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. An Investment Fund might experience loss if the institution with which the Investment Fund has engaged in a portfolio loan transaction breaches its agreement with the Investment Fund.

When-Issued and Forward Commitment Securities. Investments Funds may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. These transactions, if effected by the Partnership or by an Investment Fund managed by a Subadviser, will be subject to the Partnership’s limitation on indebtedness unless, at the time the transaction is entered into, the Partnership has established and maintains a segregated account consisting of cash, U.S. Government securities or liquid securities equal to the value of the when-issued or forward commitment securities. The risk exists that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund on a forward basis will not honor its purchase obligation. In such cases, an Investment Fund or the Partnership may incur a loss.

Restricted and Illiquid Investments. Although the Adviser anticipates that most Investment Funds will invest primarily in publicly traded securities, they may invest a portion of the value of their total assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the 1933 Act or that may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

When registration is required to sell a security, an Investment Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Investment Fund may be permitted to sell a security under an effective registration statement. If adverse market conditions developed during this period, an Investment Fund might obtain a less favorable price than the price that prevailed when the Investment Fund decided to sell. For Investment Funds that are managed by a Subadviser, restricted securities for which no market exists and other illiquid investments are valued at fair value, as determined in accordance with procedures approved and periodically reviewed by the Board of Directors. Investment Funds may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased the securities.

The Partnership’s interests in Investment Funds are themselves illiquid and subject to substantial restrictions on transfer. The Partnership’s ability to liquidate an interest and withdraw from an Investment Fund will likely be limited, and certain Investment Funds may impose lock-up periods, during which time no redemptions or withdrawals may be made, or assess fees for withdrawals. The liquidity of these Investment Funds’ interests may adversely affect the Partnership’s were it to have to sell or redeem interests at an inopportune time.

Counterparty Credit Risk. Many of the markets in which the Partnership and the Investment Funds effect their transactions are “over-the-counter” or “interdealer” markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. To the extent the Partnership or an Investment Fund invests in swaps, Derivatives or synthetic instruments, or other over-the-counter transactions in these markets, the Partnership or Investment Fund may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject the Partnership to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such “counterparty risk” is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Partnership and the Investment Funds to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses by the Partnership.

Risks of Fund of Hedge Funds Structure

The Investment Funds generally are not registered as investment companies under the 1940 Act. The Partnership, as an investor in these Investment Funds, does not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. In addition, the Investment Managers of the Investment Funds often are not registered as investment advisers under the Advisers Act. Although the Adviser periodically receives information from each Investment Fund regarding its investment performance and investment strategy, the Adviser may have little or no means of independently verifying this information. An Investment Fund may use proprietary investment strategies that are not fully disclosed to the Adviser, which may involve risks under some market conditions that are not anticipated by the Adviser. In addition, the Partnership and the Adviser have no control over the Investment Funds’ investment management, brokerage, custodial arrangements or operations and must rely on the experience and competency of each Investment Manager in these areas. The performance of the Partnership depends on the success of the Adviser in selecting Investment Funds for investment by the Partnership and the allocation and reallocation of Partnership assets among those Funds.

The Investment Funds typically do not maintain their securities and other assets in the custody of a bank or a member of a securities exchange, as generally required of registered investment companies. It is anticipated that the Investment Funds in which the Partnership invests generally will maintain custody of their assets with brokerage firms which do not separately segregate such customer assets as required in the case of registered investment companies. Under the provisions of the Securities Investor Protection Act of 1970, as amended, the bankruptcy of any such brokerage firm could have a greater adverse effect on the Partnership than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies. There is also a risk that an Investment Manager could convert assets committed to it by the Partnership for its own use or that a custodian could convert assets committed to it by an Investment Manager to its own use.

For the Partnership to complete its tax reporting requirements and for the General Partner to provide an audited annual report to Limited Partners, it must receive timely information from the Investment Funds. An Investment Fund’s delay in providing this information could delay the General Partner’s preparation of tax information for investors, which could require Limited Partners to seek extensions on the time to file their tax returns, or could delay the preparation of the Partnership’s annual report. An investor in the Partnership meeting the eligibility conditions imposed by the Investment Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Partnership, could invest directly in the Investment Funds. By investing in the Investment Funds indirectly through the Partnership, an investor bears a portion of the Adviser’s Management Fee, the General Partner’s Performance Incentive and other expenses of the Partnership, and also indirectly bears a portion of the asset-based fees, incentive allocations and other expenses borne by the Partnership as an investor in the Investment Funds. Each Investment Manager receives any incentive-based allocations to which it is entitled irrespective of the performance of the other Investment Funds and the Partnership generally. As a result, an Investment Manager with positive performance may receive compensation from the Partnership, as an investor in an underlying Investment Fund, and indirectly from its Limited Partners, even if the Partnership’s overall returns are negative. Investment decisions of the Investment Funds are made by the Investment Managers independently of each other so that, at any particular time, one Investment Fund may be purchasing interests in an issuer that at the same time are being sold by another Investment Fund. Transactions of this sort could result in the Partnership’s directly or indirectly incurring certain transaction costs without accomplishing any net investment result. Because the Partnership may make additional investments in or withdrawals from Investment Funds only at certain times according to limitations set out in the governing documents of the Investment Funds, the Partnership from time to time may have to invest some of its assets temporarily in money market securities or money market funds, among other similar types of investments.

Investment Funds may permit or require that redemptions of interests be made in kind. Upon its withdrawal of all or a portion of its interest in an Investment Fund, the Partnership may receive securities that are illiquid or difficult to value. In such a case, the Adviser would seek to cause the Partnership to dispose of these securities in a manner that is in the best interests of the Partnership. The Partnership may not be able to withdraw from an Investment Fund except at certain designated times, limiting the ability of the Adviser to withdraw assets from an Investment Fund that may have poor performance or for other reasons.

The Partnership may agree to indemnify certain of the Investment Funds and their Investment Managers from any liability, damage, cost or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the Interests.

Other risks that the Adviser and the General Partner believe are associated with the Partnership’s fund of hedge funds investment approach include:

Valuation. Certain securities and other financial instruments in which the Investment Funds invest may not have a readily ascertainable market price and will be valued by the Investment Managers. Such a valuation generally will be conclusive with respect to the Partnership, even though an Investment Manager may face a conflict of interest in valuing the securities, as their value will affect the Investment Manager’s compensation. In most cases, the Adviser will have no ability to assess the accuracy of the valuations received from an Investment Fund. In addition, the net asset values or other valuation information received by the Adviser from the Investment Funds will typically be estimates only, subject to revision through the end of each Investment Funds’ annual audit. Revisions to the gain and loss calculations will be an ongoing process, and no net capital appreciation or depreciation figure can be considered final until the annual audit of each Investment Fund is completed.

Securities Believed to Be Undervalued or Incorrectly Valued. Securities that an Investment Manager believes are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame the Investment Manager anticipates. As a result, the Partnership may lose all or substantially all of its investment in an Investment Fund in any particular instance. Investment Funds’ Turnover Rates. The Investment Funds may invest on the basis of short-term market considerations. The turnover rate within the Investment Funds may be significant, potentially involving substantial brokerage commissions and fees. The Partnership has no control over this turnover. As a result, it is anticipated that a significant portion of the Partnership’s income and gains, if any, may be derived from ordinary income and short-term capital gains. In addition, the withdrawal of the Partnership from an Investment Fund could involve expenses to the Partnership under the terms of the Partnership’s investment with that Investment Fund.

Investment Managers May Have Limited Capacity to Manage Additional Fund Investments. Certain Investment Managers’ trading approaches presently can accommodate only a certain amount of capital. Each Investment Manager will normally endeavor not to undertake to manage more capital than such Investment Manager’s approach can accommodate without risking a potential deterioration in returns. As a result, an Investment Manager may refuse to manage some or all of the Partnership’s assets that the Adviser seeks to allocate to such Investment Manager. Further, in the case of Investment Managers that limit the amount of additional capital that they will accept from the Partnership, continued sales of interests would dilute the indirect participation of existing Limited Partners with such Investment Manager.

Dilution. If an Investment Manager limits the amount of capital that may be contributed to an Investment Fund from the Partnership, or if the Partnership declines to purchase additional interests in an Investment Fund, continued sales of interests in the Investment Fund to others may dilute the returns for the Partnership from the Investment Fund.

Investments in Non-Voting Stock. Investment Funds may, consistent with applicable law, not disclose the contents of their portfolios. This lack of transparency may make it difficult for the Adviser to monitor whether holdings of the Investment Funds cause the Partnership to be above specified levels of ownership in certain asset classes. To avoid adverse regulatory consequences in such a case, the Partnership may need to hold its interest in an Investment Fund in non-voting form. Additionally, for regulatory reasons, the Partnership typically limits the amount of voting securities it holds in any particular Investment Fund, and may as a result hold substantial amounts of non-voting securities in a particular Investment Fund. To the extent the Partnership holds non-voting securities of an Investment Fund, it will not be able to vote on matters that require the approval of the investors in the Investment Fund. This restriction could diminish the influence of the Partnership in an Investment Fund and adversely affect its investment in the Investment Fund, which could result in unpredictable and potentially adverse effects on Limited Partners.

OTHER RISKS

Investing in the Partnership involves risks other than those associated with investments made by Investment Funds including those described below:

Performance Incentive Arrangements. Each Investment Manager may receive a performance or incentive allocation generally of 15% to 25% of net profits of the Investment Fund that it manages. Subject to a “high water mark” and the Incentive Cap, the General Partner may also receive a Performance Incentive if, in any given Incentive Period, net gains allocated to the Limited Partners exceed the greater of (1) the Hurdle Rate or (2) the Loss Carryforward Amount. These incentives may create an incentive for the Investment Managers or the Adviser (an affiliate of the General Partner) to make investments that are riskier or more speculative than those that might have been made in the absence of the performance or incentive allocation. In addition, the Performance Incentive will be calculated on a basis that includes realized and unrealized appreciation of assets, and may be greater than if it were based solely on realized gains. See “Capital Accounts and Allocations - General Partner’s Performance Incentive.”

Availability of Investment Opportunities. The business of identifying and structuring investments of the types contemplated by the Partnership is competitive, and involves a high degree of uncertainty. The availability of investment opportunities generally is subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Partnership will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions. Similarly, identification of attractive investment opportunities by Investment Funds is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by an Investment Manager, an Investment Fund may not be permitted to take advantage of the opportunity to the fullest extent desired. Investment funds sponsored, managed or advised by the General Partner, the Adviser and its affiliates may seek investment opportunities similar to those the Partnership may be seeking, and none of these parties has an obligation to offer any opportunities it may identify to the Partnership.

Control Positions. Investment Funds may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Fund to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved adverse to the Investment Funds, the investing Investment Funds likely would suffer losses on their investments.

Inadequate Return. No assurance can be given that the returns on the Partnership’s investments will be commensurate with the risk of investment in the Partnership. Investors should not commit money to the Partnership unless they have the resources to sustain the loss of their entire investment in the Partnership.

Inside Information. From time to time, the Partnership or its affiliates may come into possession of material, non-public information concerning an entity in which the Partnership has invested, or proposes to invest. Possession of that information may limit the ability of the Partnership to buy or sell securities of the entity.

Recourse to the Partnership’s Assets. The Partnership’s assets, including any investments made by the Partnership and any interest in the Investment Funds held by the Partnership, are available to satisfy all liabilities and other obligations of the Partnership. If the Partnership becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Partnership’s assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

Possible Exclusion of a Limited Partner Based on Certain Detrimental Effects. The Partnership may, as determined by the General Partner, repurchase the Interest or portion of an Interest held by a Limited Partner or other person acquiring an Interest from or through a Limited Partner, if:

•	the Interest or portion of the Interest has been transferred or has vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Limited Partner;

•	ownership of the Interest or portion of the Interest by the Limited Partner or other person likely will cause the Partnership to be in violation of, or require registration of any Interest or portion of any Interest under, or subject the Partnership to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•	continued ownership of the Interest or portion of the Interest by the Limited Partner or other person may be harmful or injurious to the business or reputation of the Partnership, the Board of Directors, the General Partner, the Adviser or any of their affiliates, or may subject the Partnership or any Limited Partner to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by the Limited Partner or other person in connection with the acquisition of the Interest or portion of the Interest was not true when made or has ceased to be true;

•	the Limited Partner is subject to special regulatory or compliance requirements, such as those imposed by the Bank Holding Company Act, certain Federal Communications Commission regulations, or ERISA (collectively, “Special Laws or Regulations”), and the General Partner determines that the Limited Partner is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Interest or portion of an Interest; or

•	the General Partner or the Directors determine that the repurchase of the Interest or portion of the Interest would be in the best interests of the Partnership.

The effect of these provisions may be to deprive an investor in the Partnership of an opportunity for a return even though other investors in the Partnership might enjoy such a return.

Limitations on Transfer; No Market for Limited Partner Interests. No Limited Partner is permitted to transfer his, her or its Interest without the consent of the General Partner. The transferability of Interests is subject to certain restrictions contained in the Partnership Agreement and is affected by restrictions imposed under applicable securities laws. No market currently exists for Interests, and the General Partner contemplates that one will not develop. Although the Adviser and the General Partner expect to recommend to the Board of Directors that the Partnership offer to repurchase Interests quarterly, no assurances can be given that the Partnership will do so. Consequently, Interests should only be acquired by investors able to commit their funds for an indefinite period of time.

Closed-end Fund; Liquidity Risks. The Partnership is a non-diversified closed-end management investment company designed primarily for long-term investors, and is not intended to be a trading vehicle. An investor should not invest in the Partnership if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on net asset value.

Interests not Listed; Repurchases of Interests. Interests are not traded on any securities exchange or other market and are subject to substantial restrictions on transfer. There is no secondary trading market for the Interests, and none is expected to develop. The Interests are, therefore, not readily marketable. The Adviser and the General Partner expect that they will recommend to the Board of Directors that the Partnership offer to repurchase Interests from Limited Partners quarterly, effective on the last business day of March, June, September and December. No assurances can be given that these repurchases will occur.

Repurchase Risks. With respect to any future repurchase offer, Limited Partners tendering an Interest, or a portion of an Interest, for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer (the “Notice Date”). The Notice Date generally will be 45 days prior to the date that the Interests to be repurchased are valued by the Partnership (the “Valuation Date”). Tenders will be revocable upon written notice to the Partnership up to 30 days prior to the Valuation Date. Limited Partners that elect to tender an Interest, or a portion of an Interest, for repurchase will not know the price at which such Interest will be repurchased until 30 days after the election to tender becomes irrevocable. It is possible that during the time period between the Expiration Date and the Valuation Date, general economic and market conditions, or specific events affecting one or more underlying Investment Funds, could cause a decline in the value of Interests in the Partnership. See “Redemptions, Repurchases and Transfers of Interests.”

Substantial Repurchases. Substantial requests for the Partnership to repurchase Interests could require the Partnership to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Interests.

Potential Significant Effect of the Performance of a Limited Number of Investments. The Adviser expects that the Partnership will participate in multiple investments. The Partnership may, however, make investments in a limited number of the Investment Funds and Investment Funds may make investments in a limited number of portfolio companies. In either instance, these limited numbers of investments may have a significant effect of the performance of the Partnership.

Tax Considerations; Distributions to Limited Partners and Payment of Tax Liability. The Partnership does not intend to make periodic distributions of its net income or gains, if any, to Limited Partners. A Limited Partner is required each year nonetheless to pay applicable U.S. federal and state income taxes on his, her or its share of the Partnership’s taxable income, and must pay applicable taxes from other sources. The amount and timing of any distributions will be determined in the sole discretion of the General Partner. See “Tax Aspects” for a summary of certain significant U.S. federal income and other tax consequences that are relevant to an investment in the Partnership.

Legal and Regulatory Risks. Legal and regulatory changes could occur during the term of the Partnership which may materially adversely affect the Partnership. In particular, the SEC has been engaging in a general review of hedge funds that could result in increased regulatory oversight and other legislation or regulation relating to hedge funds, their investment advisers or funds of hedge funds. Such legislation or regulation could pose additional risks and result in material adverse consequences to the Investment Funds or the Partnership and/or limit potential investment strategies that would have otherwise been used by the Investment Managers or the Partnership in order to seek to obtain higher returns. Certain tax risks associated with an investment in the Partnership are discussed in “Tax Aspects.”

LIMITS OF RISK DISCLOSURES

The above discussions of the various risks associated with the Partnership and the Interests are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Partnership. Prospective investors should read this entire Private Placement Memorandum and the Partnership Agreement and consult with their own advisors before deciding whether to invest in the Partnership. In addition, as the Partnership’s investment program changes or develops over time, an investment in the Partnership may be subject to risk factors not described in this Private Placement Memorandum.

INVESTMENT POLICIES AND RESTRICTIONS

The investment objective of the Partnership is fundamental and may not be changed without a vote of a majority of the Partnership’s outstanding voting securities. The Partnership has also adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Partnership’s outstanding voting securities, as defined in the 1940 Act. Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Partnership, means the vote, at an annual or a special meeting of the security holders of the Partnership duly called, of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Partnership are present or represented by proxy or of more than 50% of the outstanding voting securities of the company, whichever is less.

In applying the investment restrictions and other policies described in this Private Placement Memorandum, the Partnership aggregates its investments and transactions with those of each Investment Fund, if any, that is advised by a Subadviser, but does not aggregate its investments and transactions with those of the underlying Investment Funds that are not managed by Subadvisers. With respect to Investment Funds not managed by a Subadviser, therefore, the Partnership will not “look through” to the investments and transactions of such Funds. In addition, if a percentage restriction or policy is met at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Partnership’s total assets, unless otherwise stated in this Private Placement Memorandum, will not constitute a deviation from the restriction or policy. The Partnership’s fundamental investment restrictions are as follows:

(1)	The Partnership will not invest 25% or more of the value of its total assets in the securities, other than U.S. Government securities, of issuers engaged in any single industry (for purposes of this restriction, the Partnership’s investments in Investment Funds is not deemed to be an investment in a single industry).

(2)	The Partnership will not issue senior securities representing stock, except that, to the extent permitted by the 1940 Act, (a) the Partnership may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Partnership of “senior securities” representing indebtedness, (b) the Partnership may borrow money from banks for cash management purposes, temporary or emergency purposes or in connection with repurchases of, or tenders for, Interests, and (c) the Partnership may enter into derivative transactions, such as total return swaps, options and futures, in accordance with the 1940 Act and the interpretations of that Act.

(3)	The Partnership will not underwrite securities of other issuers, except insofar as the Partnership may be deemed an underwriter under the 1933 Act in connection with the disposition of its portfolio securities.

(4)	The Partnership will not make loans of money or securities to other persons, except through purchasing fixed income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Partnership’s investment policies.

(5)	The Partnership will not purchase or sell commodities or commodity contracts, except that it may purchase and sell non-U.S. currency, options, futures and forward contracts, including those related to indices, and options on indices, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

(6)	The Partnership will not purchase, hold or deal in real estate, except that it may invest in securities that are secured by real estate or that are issued by companies or Investment Funds that invest or deal in real estate.

The Adviser will not cause the Partnership to make loans to or receive loans from the General Partner, the Adviser or their affiliates, except to the extent permitted by the 1940 Act, an exemption from the 1940 Act, or as otherwise permitted by applicable law. The Partnership and the Investment Funds in which the Partnership invests may effect brokerage transactions through affiliates of the General Partner and the Adviser, subject to compliance with the 1940 Act and other applicable laws.

THE GENERAL PARTNER

Morgan Stanley Alternative Investment Partners LP, a limited partnership formed under the laws of the State of Delaware, serves as the general partner of the Partnership. The General Partner currently serves, and may in the future serve, as the general partner of other registered and unregistered private investment companies. The General Partner is an affiliate of Morgan Stanley. See “The Adviser.” The General Partner retains all rights, duties and powers to manage the affairs of the Partnership that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Board of Directors or assumed by the Adviser pursuant to the terms of the Investment Advisory Agreement. The General Partner is responsible, among other things, for: (1) approving the acceptance of initial and additional subscriptions from investors on behalf of the Partnership; (2) making determinations as to the suspension of additional subscriptions; (3) making determinations regarding the transfer of Interests; (4) determining appropriate reserves to be created for the contingent liabilities of the Partnership; (5) acting as Tax Matters Partner (as defined below in “Tax Aspects”); and (6) managing or overseeing the general administrative and operational aspects of the Partnership. The General Partner may be removed by vote or written consent of Partners holding not less than 80% of the total number of votes eligible to be cast by all Partners.

The General Partner and the Adviser are affiliated with Morgan Stanley AIP, a division of MSIM. The senior management of Morgan Stanley AIP include:

John S. Coates, Ph.D. Mr. Coates is a Managing Director of MSIM and is Co-Business Group Head of Morgan Stanley AIP. In this role he concentrates on senior level investment matters and portfolio management activities as well as Morgan Stanley AIP’s portable alpha strategies, which focus on the transfer of alpha from one investment to another through the use of synthetic overlays. Mr. Coates is also a member of the Liquid Markets Investment Committee. Prior to becoming a Co-Business Group Head in July 2003, he served as Chief Investment Officer of Morgan Stanley AIP from 2000 to 2003. Prior to joining MSIM, he was a Vice President of Weyerhaeuser Company (“Weyerhauser”) and Managing Director of the Weyerhaeuser Pension Fund Investment Group (1985 through 2000). Mr. Coates has pioneered a program of extensive state-of-the-art alternative investing. He holds bachelor’s and master’s degrees in aerospace engineering and was a National Defense Education Act Doctoral Fellow at the Georgia Institute of Technology. He received an MBA as a Wharton Fellow from the University of Pennsylvania and a Ph.D from the University of Washington. Mr. Coates is a Chartered Financial Analyst Charter holder.

Cory S. Pulfrey, CFA. Mr. Pulfrey is a Managing Director of MSIM and, since July 2003, has been Co-Business Group Head of Morgan Stanley AIP. As Co-Business Group Head, he focuses on overall business strategy and execution. He also serves as Chief Investment Officer, Private Markets of Morgan Stanley AIP and portfolio manager for private markets portfolios. Prior to the formation of the General Partner, Mr. Pulfrey served 13 years with Weyerhaeuser, most recently as a Managing Director of the Weyerhaeuser Pension Fund Investment Group where he managed the global private markets investment program. Prior to joining the group, he held management positions in Weyerhaeuser in which he led or played a major part in the evaluation of over 30 corporate investment and merger and acquisition opportunities, which resulted in capital commitments of over $1.5 billion. Mr. Pulfrey holds a B.S. in Chemical Engineering with highest honors from Montana State University and an M.B.A. with distinction from the University of Pennsylvania’s Wharton School. He is a Chartered Financial Analyst Charter holder.

MANAGEMENT OF THE PARTNERSHIP

Board of Directors

The Partnership’s Board of Directors has overall responsibility for monitoring and overseeing the Partnership’s investment program and its management and operation and has approved the Partnership’s investment program. The Partnership’s General Partner, to the fullest extent permitted by applicable law, has irrevocably delegated to the Board of Directors its rights and powers to monitor and oversee the business affairs of the Partnership, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Partnership’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Partnership as are customarily exercised by the directors of an investment company registered under the 1940 Act organized as a corporation and has complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Partnership’s business. The General Partner retains all rights, duties and powers to manage and oversee the affairs of the Partnership that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Board of Directors or assumed by the Adviser pursuant to the terms of the Investment Advisory Agreement. The General Partner will remain as the general partner of the Partnership and will continue to be liable as a general partner. The Directors, in their capacities as such, are not general partners of the Partnership and, accordingly, each Director in his or her capacity as such has no liability as a general partner. Directors will not contribute to the capital of the Partnership in their capacity as Directors, but may subscribe for Interests as Limited Partners, subject to the eligibility requirements described in this Private Placement Memorandum.

Directors may be removed in accordance with the Partnership Agreement with or without cause by, if at a meeting, a vote of a majority of the Limited Partners or, if by written consent, a vote of Limited Partners holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Limited Partners. Effective as of July 31, 2003, Directors are required to retire as of the last day of the month in which they reach 72 years of age, unless the requirement that a Director retire is waived in accordance with the Partnership Agreement.

Directors and Officers

The Board of the Partnership consists of nine Directors. These same individuals also serve as directors or trustees for certain of the funds advised by the Adviser and MSIM (the “Institutional Funds”) and all of the funds advised by Morgan Stanley Investment Advisors Inc. (“MSIA”) (the “Retail Funds”). Seven Directors have no affiliation or business connection with the Adviser or any of its affiliated persons and do not own any stock or other securities issued by the Adviser’s parent company, Morgan Stanley. These Directors are the non “Interested Persons” of the Partnership as defined under Section 2(a)(19) of the 1940 Act (the “Independent Directors”). The other two Directors (the “Interested Directors”) are affiliated with the Adviser.

The Independent Directors of the Partnership, their age, address, term of office and length of time served, their principal business occupations during the past five years, the number of portfolios in the Fund Complex (defined below) overseen by each Independent Director (as of December 31, 2004) and other directorships, if any, held by the Directors, are shown below. The Fund Complex includes all open-end and closed-end funds (including all of their portfolios) advised by an investment advisor that is an affiliated person of the Adviser.

INDEPENDENT DIRECTORS

Name, Age and Address of Independent Director	Position(s) Held with Registrant	Length of Time Served(1)	Principal Occupation(s) During Past 5 Years(2)	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director
Michael Bozic (64) c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Directors 919 Third Avenue New York, NY 10022-3902	Director	Since July 2003	Private investor; Director or Trustee of the Retail Funds (since April 1994) and the Institutional Funds (since July 2003); formerly Vice Chairman of Kmart Corporation (December 1998-October 2000), Chairman and Chief Executive Officer of Levitz Furniture Corporation (November 1995-November 1998) and President and Chief Executive Officer of Hills Department Stores (May 1991-July 1995); formerly variously Chairman, Chief Executive Officer, President and Chief Operating Officer (1987-1991) of the Sears Merchandise Group of Sears Roebuck & Co.	197	None

Name, Age and Address of Independent Director	Position(s) Held with Registrant	Length of Time Served(1)	Principal Occupation(s) During Past 5 Years(2)	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director
Edwin J. Garn (72) c/o Summit Ventures LLC 1 Utah Center 201 S. Main Street Salt Lake City, UT 84111-2215	Director	Since July 2003	Consultant; Managing Director of Summit Ventures LLC; Director or Trustee of the Retail Funds (since January 1993) and the Institutional Funds (since July 2003); member of the Utah Regional Advisory Board of Pacific Corp.; formerly Managing Director of Summit Ventures LLC; United States Senator (R - Utah) (1974-1992) and Chairman, Senate Banking Committee (1980-1986), Mayor of Salt Lake City, Utah (1971-1974), Astronaut, Space Shuttle Discovery (April 12-19, 1985), and Vice Chairman, Huntsman Corporation (chemical company).	197	Director of Franklin Covey (time management systems), BMW Bank of North America, Inc. (industrial loan corporation), Escrow Bank USA (industrial loan corporation), United Space Alliance (joint venture between Lockheed Martin and the Boeing Company) and Nuskin Asia Pacific (multilevel marketing); member of the boards of various civic and charitable organizations.

Wayne E. Hedien (71) c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Directors 919 Third Avenue New York, NY 10222-3902	Director	Since July 2003	Retired; Director or Trustee of the Retail Funds (since September 1997) and the Institutional Funds (since July 2003); formerly associated with the Allstate Companies (1966-1994), most recently as Chairman of The Allstate Corporation (March 1993-December 1994) and Chairman and Chief Executive Officer of its wholly-owned subsidiary, Allstate Insurance Company (July 1989-December 1994).	197	Director of The PMI Group Inc. (private mortgage insurance); Trustee and Vice Chairman of The Field Museum of Natural History; director of various other business and charitable organizations.

Dr. Manuel H. Johnson (56) c/o Johnson Smick International, Inc. 2099 Pennsylvania Avenue N.W. Suite 950 Washington, D.C. 20666	Director	Since July 2003	Senior Partner, Johnson Smick International, Inc., a consulting firm; Chairman of the Audit Committee and Director or Trustee of the Retail Funds (since July 1991) and the Institutional Funds (since July 2003); Co-Chairman and a founder of the Group of Seven Council (G7C), an international economic commission; formerly Vice Chairman of the Board of Governors of the Federal Reserve System and Assistant Secretary of the U.S. Treasury.	197	Director of NVR, Inc. (home construction); Director of ICFX Energy; Director of RBS Greenwich Capital Holdings (financial holding company).

Name, Age and Address of Independent Director	Position(s) Held with Registrant	Length of Time Served(1)	Principal Occupation(s) During Past 5 Years(2)	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director
Joseph J. Kearns (62) c/o Kearns & Associates LLC PMB754 23852 Pacific Coast Highway Malibu, CA 90265	Director	Since August 1994	President, Kearns & Associates LLC (investment consulting); Deputy Chairman of the Audit Committee and Director or Trustee of the Retail Funds (since July 2003) and the Institutional Funds (since August 1994); previously Chairman of the Audit Committee of the Institutional Funds (October 2001 - July 2003); formerly CFO of the J. Paul Getty Trust.	198	Director of Electro Rent Corporation (equipment leasing), The Ford Family Foundation, and the UCLA Foundation.

Michael E. Nugent (69) c/o Triumph Capital, L.P. 445 Park Avenue New York, NY 10022	Director	Since July 2001	General Partner of Triumph Capital, L.P., a private investment partnership; Chairman of the Insurance Committee and Director or Trustee of the Retail Funds (since July 1991) and the Institutional Funds (since July 2001); formerly Vice President, Bankers Trust Company and BT Capital Corporation (1984-1988).	197	Director of various business organizations.

Fergus Reid (72) c/o Lumelite Plastics Corporation 85 Charles Colman Blvd. Pawling, NY 12564	Director	Since June 1992	Chairman of Lumelite Plastics Corporation; Chairman of the Governance Committee and Director or Trustee of the Retail Funds (since July 2003) and the Institutional Funds (since June 1992).	198	Trustee and Director of certain investment companies in the JPMorgan Funds complex managed by J.P. Morgan Investment Management Inc.

(1)	This is the earliest date the Director began serving the Institutional Funds. Each Director serves an indefinite term, until his or her successor is elected.
(2)	The dates referenced below indicating commencement of service as Director/Trustee for the Retail and Institutional Funds reflect the earliest date the Director/Trustee began serving the Retail and Institutional Funds, as applicable.

Interested Directors

The Directors who are affiliated with the Adviser or affiliates of the Adviser (as set forth below) and executive officers of the Partnership, their term of office and length of time served, their principal business occupations during the past five years, the number of portfolios in the Fund Complex overseen by each Interested Director (as of December 31, 2004) and the other directorships, if any, held by the Director, are shown below.

INTERESTED DIRECTORS

Name, Age and Address of Interested Director	Position(s) Held with Registrant	Length of Time Served(3)	Principal Occupation(s) During Past 5 Years(4)	Number of Portfolios in Fund Complex Overseen by Interested Director	Other Directorships Held by Interested Director
Charles A. Fiumefreddo (71) c/o Morgan Stanley Trust Harborside Financial Center, Plaza Two, Jersey City, NJ 07311	Chairman of the Board and Director	Since July 2003	Chairman and Director or Trustee of the Retail Funds (since July 1991) and the Institutional Funds (since July 2003); formerly Chief Executive Officer of the Retail Funds (until September 2002).	197	None.

James F. Higgins (56) c/o Morgan Stanley Trust Harborside Financial Center, Plaza Two, Jersey City, NJ 07311	Director	Since July 2003	Director or Trustee of the Retail Funds (since June 2000) and the Institutional Funds (since July 2003); Senior Advisor of Morgan Stanley (since August 2000); Director of Morgan Stanley Distributors Inc. and Dean Witter Realty Inc; previously President and Chief Operating Officer of the Private Client Group of Morgan Stanley (May 1999-August 2000), and President and Chief Operating Officer of Individual Securities of Morgan Stanley (February 1997-May 1999).	197	Director of AXA Financial, Inc. and The Equitable Life Assurance Society of the United States (financial services).

(3)	This is the date the Director began serving the Institutional Funds. Each Director serves an indefinite term, until his or her successor is elected.
(4)	The dates referenced below indicating commencement of service as Director/Trustee for the Retail and Institutional Funds reflect the earliest date the Director/Trustee began serving the Retail and Institutional Funds, as applicable.

Name, Age and Address of Executive Officer	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years**
Mitchell M. Merin (51) 1221 Avenue of the Americas New York, NY 10020	President	Since July 2003	President and Chief Operating Officer of MSIM; President, Director and Chief Executive Officer of MSIA and Morgan Stanley Services Company Inc.; Chairman and Director of Morgan Stanley Distributors Inc.; Chairman and Director of Morgan Stanley Trust; Director of various Morgan Stanley subsidiaries; President of the Institutional Funds (since July 2003) and President of the Retail Funds (since May 1999); Trustee (since July 2003) and President (since December 2002) of the Van Kampen Closed-End Funds; Trustee (since May 1999) and President (since October 2002) of the Van Kampen Open-End Funds.

Ronald E. Robison (66) 1221 Avenue of the Americas New York, NY 10020	Executive Vice President and Principal Executive Officer	Since July 2003	Principal Executive Officer of the funds in the Fund Complex (since May 2003); Managing Director of Morgan Stanley & Co. Incorporated, MSIM and Morgan Stanley; Managing Director, Chief Administrative Officer and Director of MSIA and Morgan Stanley Services; Director of Morgan Stanley Trust; Managing Director and Director of Morgan Stanley Distributors Inc.; Executive Vice President and Principal Executive Officer of the Institutional Funds (since July 2003) and the Retail Funds (since April 2003); previously President and Director of the Retail Funds (March 2001 – July 2003) and Chief Global Operations Officer and Managing Director of MSIM.

Amy R. Doberman (43) 1221 Avenue of the Americas New York, NY 10020	Vice President	Since July 2004	Managing Director and General Counsel, U.S. Investment Management; Managing Director of MSIM and MSIA; Vice President of the Institutional and Retail Funds (since July 2004); Vice President of the Van Kampen Funds; previously, Managing Director and General Counsel — Americas, UBS Global Asset Management (July 2000-July 2004) and General Counsel, Aeltus Investment Management, Inc. (January 1997-July 2000).

Joseph J. McAlinden (62) 1221 Avenue of the Americas New York, NY	Vice President	Since July 2003	Managing Director and Chief Investment Officer of MSIA and MSIM; Director of Morgan Stanley Trust; Chief Investment Officer of the Van Kampen Funds; Vice President of the Institutional Funds (since July 2003) and the Retail Funds (since July 1995).

Name, Age and Address of Executive Officer	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years**
Barry Fink (50) 1221 Avenue of the Americas New York, NY 10020	Vice President	Since July 2003	General Counsel (since May 2000) and Managing Director (since December 2000) of MSIM; Managing Director (since December 2000), Secretary (since February 1997) and Director (since July 1998) of MSIA and Morgan Stanley Services; Assistant Secretary of Morgan Stanley DW Inc.; Vice President of the Retail Funds and Institutional Funds (since July 2003); Managing Director, Secretary and Director of Morgan Stanley Distributors Inc.; previously Secretary of the Retail Funds (February 1997 - July 2003); Vice President and Assistant General Counsel of MSIA and Morgan Stanley Services (February 1997 - December 2001).

Carsten Otto (42) 1221 Avenue of the Americas New York, NY 10020	Chief Compliance Officer	Since October 2004	Executive Director and U.S. Director of Compliance for MSIM (since October 204); Executive Director of MSIA and MSIM; formerly Assistant Secretary and Assistant General Counsel of the Retail Funds.

Stefanie V. Chang (37) 1221 Avenue of the Americas New York, NY 10020	Vice President	Since December 1997	Executive Director of Morgan Stanley & Co. Incorporated and MSIM; Vice President of the Institutional Funds (since December 1997) and the Retail Funds (since July 2003); formerly practiced law with the New York law firm of Rogers & Wells (now Clifford Chance US LLP).

Cory Pulfrey (44) One Tower Bridge 100 Front Street, Suite 1100 West Conshohocken, PA 19428-2881	Vice President	Since January 2003	Managing Director of Morgan Stanley AIP; Lead Portfolio Manager for the Private Markets Portfolios; formerly Managing Director of the Weyerhauser Pension Fund Investment Group.

Mary E. Mullin (38) 1221 Avenue of the Americas New York, NY 10020	Secretary	Since June 1999	Executive Director of Morgan Stanley & Co. Incorporated, MSIA and MSIM; Secretary of the Institutional Funds (since June 1999) and the Retail Funds (since July 2003); formerly practiced law with the New York law firms of McDermott, Will & Emery and Skadden, Arps, Slate, Meagher & Flom LLP.

James Garrett (36) 1221 Avenue of the Americas New York, NY 10020	Treasurer and Chief Financial Officer	Treasurer since February 2002 and Chief Financial Officer since July 2003	Head of Global Fund Administration of MSIM; Executive Director of Morgan Stanley & Co. Incorporated and MSIM; Treasurer and Chief Financial Officer of the Institutional Funds; previously with PriceWaterhouse LLP (now PricewaterhouseCoopers LLP).

Name, Age and Address of Executive Officer	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years**
Noel Langlois (34) One Tower Bridge 100 Front Street, Suite 1100 West Conshohocken, PA	Assistant Treasurer	Since January 2003	Executive Director of Morgan Stanley & Co. Incorporated and MSIM; Officer of various U.S. registered investment companies managed by MSIM; formerly with PriceWaterhouseCoopers LLP (formerly Pricewaterhouse LLP).

*	This is the earliest date the Officer began serving the Institutional Funds. Each Officer serves an indefinite term, until his or her successor is elected.
**	The dates referenced below indicating commencement of service as Officer of the Retail and Institutional Funds reflect the earliest date the Officer began serving the Retail or Institutional Funds, as applicable.

For each Director, the dollar range of equity securities beneficially owned by the Director in the Partnership and in the Family of Investment Companies (Family of Investment Companies includes all of the registered investment companies advised by the Adviser, MSIA and MSIM) for the calendar year ended December 31, 2004 is set forth in the table below.

Name of Director	Dollar Range of Equity Securities in the Partnership (As of December 31, 2004)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Family of Investment Companies (As of December 31, 2004)
Michael Bozic	None	Over $100,000
Charles A. Fiumefreddo	None	Over $100,000
Edwin J. Garn	None	Over $100,000
Wayne E. Hedien	None	Over $100,000
James F. Higgins	None	Over $100,000
Dr. Manuel J. Johnson	None	Over $100,000
Joseph J. Kearns[1]	None	Over $100,000
Michael E. Nugent	None	Over $100,000
Fergus Reid[1]	None	Over $100,000

[1]	Includes the total amount of compensation deferred by the Director at his election pursuant to a deferred compensation plan. Such deferred compensation is placed in a deferral account and deemed to be invested in one or more of the Retail Funds or Institutional Funds (or portfolio thereof) that are offered as investment options under the plan. As of December 31, 2004, Messrs. Kearns and Reid had deferred a total of $584,856 and $667,002, respectively, pursuant to the deferred compensation plan.

As to each Independent Director and his immediate family members, no person owned beneficially or of record securities in an investment advisor or principal underwriter of the Partnership, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Partnership.

As of February 15, 2005, the Directors and Officers of the Partnership, as a group, owned less than 1% of the outstanding interests of the Partnership.

Compensation Table For Calendar Year Ended December 31, 2004

Each Independent Director receives an annual retainer fee of $168,000 for serving the Retail Funds and the Institutional Funds. In addition, each Independent Director receives $2,000 for attending each of the four quarterly board meetings and two performance meetings that occur each year, so that an Independent Director who attended all six meetings would receive total compensation of $180,000 for serving the Funds. The Chairman of the Audit Committee receives an additional annual retainer fee of $60,000. Other Committee Chairmen and the Deputy Chairman of the Audit Committee receive an additional annual retainer fee of $30,000. The aggregate compensation paid to each Independent Director is paid by the Retail Funds and the Institutional Funds, and is allocated on a pro rata basis among each of the operational funds/portfolios of the Retail Funds and the Institutional Funds based on the relative net assets of each of the Funds’ portfolios. Mr. Fiumefreddo receives an annual fee for his services as Chairman of the Boards of the Retail Funds and the Institutional Funds and for administrative services provided to each Board.

The Partnership also reimburses such Directors for travel and other out-of-pocket expenses incurred by them in connection with attending such meetings. Directors and officers of the Partnership who are employed by the Adviser or an affiliated company receive no compensation or expense reimbursement from the Partnership for their services as a Director or officer.

Effective April 1, 2004, the Partnership began a Deferred Compensation Plan (the “DC Plan”) which allows each Independent Director to defer payment of all, or a portion, of the fees he or she receives for serving on the Board of Directors throughout the year. Each eligible Director generally may elect to have the deferred amounts credited with a return equal to the total return on one or more of the Retail Funds or Institutional Funds (or portfolios thereof) that are offered as investment options under the Plan. At the Director’s election, distributions are either in one lump sum payment, or in the form of equal annual installments over a period of five years. The rights of an eligible Director and the beneficiaries to the amounts held under the DC Plan are unsecured and such amounts are subject to the claims of the creditors of the Partnership.

Prior to April 1, 2004, the Partnership maintained a similar unfunded Deferred Compensation Plan (the “Prior DC Plan”) which also allowed each Independent Director to defer payment of all, or a portion, of the fees he or she received for serving on the Board of Directors throughout the year. The Plan amends and supersedes the Prior DC Plan and all amounts payable under the Prior DC Plan are now subject to the terms of the Plan (except for amounts due to be paid during the calendar year 2004 which will remain subject to the terms of the Prior Plan).

The following table shows aggregate compensation paid to the Partnership’s Directors by the Partnership for the fiscal year ended December 31, 2004.

Name of Director	Aggregate Compensation from Partnership (As of December 31, 2004)[4]
Michael Bozic[1,3]	$1,699
Charles A. Fiumefreddo*,2	$3,446
Edwin J. Garn [1,3]	$1,699
Wayne E. Hedien[1,2]	$1,699
James F. Higgins*	$0
Dr. Manuel H. Johnson[1]	$2,274
Joseph J. Kearns[1,4]	$1,964

Name of Director	Aggregate Compensation from Partnership (As of December 31, 2004)[4]
Michael E. Nugent1,2,	$1,987
Fergus Reid[1,2]	$1,987

(*)	Messrs. Fiumefreddo and Higgins are deemed to be “interested persons” of the Partnership as that term is defined in the 1940 Act.
(1)	Member of the Audit Committee. Dr. Johnson is the Chairman of the Audit Committee, and Mr. Kearns is the Deputy Chairman of the Audit Committee.
(2)	Member of the Insurance Committee. Mr. Nugent is the Chairman of the Insurance Committee.
(3)	Member of the Governance Committee. Mr. Reid is the Chairman of the Governance Committee.
(4)	The total amount of deferred compensation (including interest) payable or accrued by Mr. Kearns is $633.

The following table shows aggregate compensation paid to each of the Partnership’s Directors by the Fund Complex (which includes all of the Retail and Institutional Funds) for the calendar year ended December 31, 2004. Because the funds in the Fund Complex have different fiscal year ends, the amounts shown in this table are presented on a calendar year basis.

Cash Compensation From Fund Complex

Name of Director	Number of Portfolios in the Fund Complex from which the Director Received Compensation	Total Compensation from the Fund Complex Payable to Directors (As of December 31, 2003)[1]
Michael Bozic	197	$178,000
Charles A. Fiumefreddo	197	$360,000
Edwin J. Garn	197	$178,000
Wayne E. Hedien	197	$178,000
James F. Higgins	197	$ 0
Dr. Manuel H. Johnson	197	$238,000
Joseph J. Kearns[1]	198	$219,903
Michael E. Nugent	197	$208,000
Fergus Reid*	198	$221,376

[1]	Includes $76,250 of compensation deferred at the election of the Directors under the DC Plan and Prior DC Plan.
*	As of December 31, 2004, Mr. Kearns and Mr. Reid had deferred a total of $584,856 and $667,002, respectively, pursuant to the deferred compensation plan.

Prior to December 31, 2003, 49 of the Retail Funds (the “Adopting Funds”) had adopted a retirement program under which an Independent Director who retired after serving for at least five years as an Independent Director of any such fund (an “Eligible Director”) would have been entitled to retirement payments based on factors such as length of service, upon reaching the eligible retirement age. On December 31, 2003, the amount of accrued retirement benefits for each Eligible Director was frozen, and will be payable, together with a return of 8% per annum, at or following each such Eligible Director’s retirement as shown in the table below.

The following table illustrates the retirement benefits accrued to the Partnership’s Independent Directors by the 48 Retail Funds for the calendar year ended December 31, 2004, and the estimated retirement benefits for the Independent Directors from the 48 Retail Funds for each calendar year following retirement. Messrs. Kearns and Reid did not participate in the retirement program.

Name of Independent Director	Retirement Benefits Accrued as Fund Expenses	Estimated Annual Benefits Upon Retirement [1]
	By All Adopting Funds	From All Adopting Funds
Michael Bozic	$19,937	$46,871
Edwin J. Garn	$28,779	$46,917
Wayne E. Hedien	$37,860	$40,020
Dr. Manuel H. Johnson	$19,701	$68,630
Michael E. Nugent	$35,471	$61,377

[1]	Total compensation accrued under the retirement plan, together with a return of 8% per annum, will be paid annually commencing upon retirement and continuing for the remainder of the Director’s life.

In addition, as a result of the liquidation of one of the Adopting Funds in 2004, the Partnership’s Independent Directors received a lump sum benefit payment as follows:

Name of Independent Director	Lump Sum Benefit Payment
Michael Bozic	$3,639
Edwin J. Garn	$6,935
Wayne E. Hedien	$5,361
Dr. Manuel H. Johnson	$2,915
Michael E. Nugent	$6,951

Security Ownership of Certain Beneficial Owners

The following persons owned beneficially more than 5% of the Partnership’s outstanding Interests at February 1, 2005:

Name and Address of Beneficial Owner	Amount and nature of Beneficial Ownership(1)
Commonwealth of Pennsylvania State Employees’ Retirement System 30 North Third Street Harrisburg, Pennsylvania 17101-1147	58.04% Interest

Lilly Retirement Plan Master Trust(2) c/o The Northern Trust Company, as its Trustee 50 South LaSalle Street Chicago, IL 60675	16.93% Interest

(1)	Based on values of the Interests as of January 31, 2005.
(2)	Interests in the Partnership held indirectly through an investment vehicle, managed by an affiliate of the General Partner and the Adviser, which invests all of its assets in the Partnership (other than cash and short-term investments for cash management purposes), and through which interest holders in the vehicle have the right to vote pro rata on any matters submitted for a vote by the Partnership to its Limited Partners.

THE ADVISER

The Adviser has the responsibility to implement the Partnership’s investment program, subject to the ultimate supervision of, and any policies established by, the Board of Directors.

Under the terms of an Investment Advisory Agreement dated as of June 30, 2002, and last renewed by the Board of Directors on April 12, 2004, the Adviser allocates the Partnership’s assets and monitors regularly each Investment Fund to determine whether its investment program is consistent with the Partnership’s investment objective and whether its investment performance and other criteria are satisfactory. The Adviser may reallocate the Partnership’s assets among Investment Funds, terminate its relationship with Investment Funds and select additional Investment Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board of Directors and to the condition that the retention of any Subadviser will require approval of a majority of the Independent Directors and, unless the Partnership receives an exemption from certain provisions of the 1940 Act, of a majority, as defined in the 1940 Act, of the Partnership’s outstanding voting securities.

The Adviser was formed as a limited partnership under the laws of the State of Delaware on November 10, 2000 and is a registered investment adviser under the Advisers Act. The Adviser also is registered as a commodity trading adviser and a commodity pool operator with the CFTC and the NFA. Personnel of the Adviser also serve as portfolio managers to certain of the assets of the Weyerhaeuser pension funds, Morgan Stanley Private Markets Fund I LP, Morgan Stanley Liquid Markets Fund I LP and Morgan Stanley Multi-Strategy Fund p.l.c. Certain of these clients and private investment funds, including Morgan Stanley Liquid Markets Fund I LP and Morgan Stanley Multi-Strategy Fund p.l.c., pursue investment programs that are substantially similar, in whole or in part, to the Partnership. The Adviser is the general partner of the General Partner. The Adviser currently serves, and may in the future serve, as an investment adviser of other registered and unregistered private investment companies. The offices of the Adviser are located at One Tower Bridge, 100 Front Street, Suite 1100, West Conshohocken, Pennsylvania 19428-2881, and its telephone number is (610) 260-7600.

The personnel of the Adviser principally responsible for management of the Partnership are experienced and educated investment professionals with a long performance record in alternative investments. They have identified, evaluated, structured, managed and monitored billions of dollars in a wide range of alternative investments globally and maintain a strong network within the alternative investment community as a result of their prior and ongoing experience. The Adviser and its personnel maintain relationships with a large number of managers. The Adviser believes that, as a result of these contacts, the Partnership should have access to a large number of Investment Funds from which to select.

The personnel of the Adviser who have primary responsibility for management of the Partnership are:

Jerome B. Baesel, Ph.D. Mr. Baesel is a Managing Director of MSIM. Effective February 2005, Mr. Baesel began serving as Senior Investment Advisor, Liquid Markets of Morgan Stanley AIP. From March 2003 through February 2005, Mr. Baesel served as Chief Investment Officer, Liquid Markets of Morgan Stanley AIP. Mr. Baesel serves as portfolio manager for the liquid markets portfolios, including Morgan Stanley Liquid Markets Fund I LP since its inception in 2001, Morgan Stanley Multi-Strategy Fund p.l.c. since its inception in 2001, Morgan Stanley Liquid Markets Fund II LP since its inception in 2004, Morgan Stanley Insurance Dedicated Fund of Hedge Funds LP since its inception in 2005 and the Partnership since its inception in 2004, and as portfolio manager to certain assets of the Weyerhaeuser pension funds since 1991. Prior to joining MSIM, he served nine years with the Weyerhaeuser Pension Fund Investment Group as Managing Director and Director where he was primarily involved with the liquid markets portion of the Weyerhaeuser pension funds. Prior to joining Weyerhaeuser, he was a general partner at Princeton Newport Partners (“Princeton Newport”), a fund focusing on quantitative arbitrage strategies. In the mid-1980s, while at Princeton Newport, he led the development of an affiliated fund, OSM Partners, a fund of funds strategy that invested in liquid markets funds. He holds a B.S. in economics from the University of California at Fullerton and both an M.S. and Ph.D. in finance with a focus on investments from UCLA. He served as a tenured professor in finance at the University of California at Irvine.

Mustafa Jama. Mr. Jama is a Managing Director of MSIM. Effective February 2005, Mr. Jama began serving as Chief Investment Officer and Head of Liquid Markets of Morgan Stanley AIP and, since 2004, has been a portfolio manager for liquid markets portfolios, including Morgan Stanley Liquid Markets Fund I LP, Morgan Stanley Multi-Strategy Fund p.l.c., Morgan Stanley Liquid Markets Fund II LP since its inception in 2004 and the Partnership and Morgan Stanley Insurance Dedicated Fund of Hedge Funds LP since its inception in 2005, and as portfolio manager to certain assets of the Weyerhaeuser pension funds. Prior to joining MSIM in January 2004, he was with Glenwood Capital Investments where he was a senior investment professional and a member of its Investment Committee. Previously, he was a portfolio manager at Deutsche Asset Management in its hedge fund group, focusing on long/short equity, fixed income, and convertible arbitrage strategies. He holds an M.B.A. from Harvard Business School and a B.S. in civil engineering from Southern University.

George A. Shows, Ph.D. Mr. Shows is an Executive Director of MSIM, and is a portfolio manager for liquid markets portfolios, including Morgan Stanley Liquid Markets Fund I LP since its inception in 2001, Morgan Stanley Multi-Strategy Fund p.l.c. since its inception in 2001, Morgan Stanley Liquid Markets Fund II LP since its inception in 2004, Morgan Stanley Insurance Dedicated Fund of Hedge Funds LP since its inception in 2005, and the Partnership since its inception in 2002, and as portfolio manager to certain assets of the Weyerhaeuser pension funds since 1996. Prior to joining MSIM, he consulted nearly exclusively for the Weyerhaeuser Pension Fund Investment Group in the area of portfolio management, including manager selection, monitoring of investments and portfolio construction. Prior to supporting Weyerhaeuser, Mr. Shows consulted for Grosvenor Capital Management, a hedge fund of funds manager. Earlier, Mr. Shows was a general partner at Tachyon Partners, a fixed income arbitrage manager. Before Tachyon Partners, he was a general partner at Princeton Newport, a fund focusing on quantitative arbitrage strategies. Mr. Shows holds a B.S. in psychology from Loyola University, Los Angeles, an M.A. in psychology from the California State University, Long Beach, a Ph.D. in mathematics from the University of California at Irvine, and a J.D. from the Law School at the University of Pennsylvania. He is currently a member of the bars of Pennsylvania and New Jersey.

Jose F. Gonzalez-Heres. Mr. Gonzalez-Heres is an Executive Director of MSIM and a portfolio manager for liquid markets portfolios, including Morgan Stanley Liquid Markets Fund I LP, Morgan Stanley Multi-Strategy Fund p.l.c., Morgan Stanley Liquid Markets Fund II LP and the Partnership since 2004, and Morgan Stanley Insurance Dedicated Fund of Hedge Funds LP since its inception in 2005, and has been a portfolio manager to certain assets of the Weyerhaeuser pension funds for the same period. He was promoted to Portfolio Manager in 2004 after having served as Senior Research Analyst since 2001. Prior to joining MSIM, he served as Chief Executive Officer of Suggestionator, Inc., a privately held software company. Mr. Gonzalez-Heres has also worked as an Investment Banker in the Public Finance departments of Bear, Stearns & Co., Inc. and Prudential Securities Inc. Prior to his investment banking positions, Mr. Gonzalez-Heres worked at IBM Corporation in Engineering, Sales, Marketing and Consulting and at IBM Credit Corporation in its Corporate Finance Department. While at IBM, he earned a U.S. and international patent for his work on algorithms. Mr. Gonzalez-Heres is a past Board Member of the City of Boca Raton and Florida’s Telecommunications Advisory Board. He holds an M.B.A. from the Yale University School of Management in Finance and Investments and a B.S. in Electrical Engineering from Northwestern University.

Paresh Bhatt. Mr. Bhatt is a Vice President of MSIM and a portfolio manager for liquid market portfolios, including Morgan Stanley Liquid Markets Fund I LP, Morgan Stanley Liquid Markets Fund II LP, Morgan Stanley Multi-Strategy Fund p.l.c. and the Partnership since July 2004 and Morgan Stanley Insurance Dedicated Fund of Hedge Funds LP since its inception in 2005, and as a portfolio manager to certain assets of the Weyerhauser pension funds since July 2004. He was promoted to portfolio manager in July 2004 after having served as a Research Analyst since he joined MSIM in May 2003. Prior to joining MSIM, he was a Senior Investment Analyst with SEI Investments where he managed multi-manager global equity and Europe, Australia and Far East (EAFE) portfolios as well as led due diligence activities on institutional quality funds of hedge funds. Prior to joining SEI Investments, he was an Equity Analyst for Granite Associates where he conducted equity research in the technology, media and telecom sector and monitored hedge fund investments. He has also held positions at Lehman Brothers and Bankers Trust, where he focused on credit risk management of derivatives portfolios. Mr. Bhatt began his career with the Federal Reserve Board. Mr. Bhatt holds an M.B.A. from the Wharton School in Finance and a B.A. in Economics from Union College.

Richard Papetti. Mr. Papetti is an Executive Director of MSIM and, since December 2004, has been a portfolio manager for liquid markets portfolios, including Morgan Stanley Liquid Markets Fund I LP, Morgan Stanley Multi-Strategy Fund p.l.c., Morgan Stanley Liquid Markets Fund II L.P., and the Partnership and Morgan Stanley Insurance Dedicated Fund of Hedge Funds since its inception in 2005, and is a portfolio manager to certain of the assets of the Weyerhaeuser pension funds. Prior to joining Morgan Stanley in December 2004, Mr. Papetti worked at Commonfund Asset Management Co., where he was a Managing Director and Portfolio Manager responsible for $2.5 billion in fund of hedge fund assets. Mr. Papetti oversaw portfolio management of non-directional and directional strategies, as well as portable alpha. Before Commonfund, he worked for Navigator Capital as a Managing Principal. He developed customized alternative portfolios and valuation/risk models. Prior to Navigator he was a Senior Portfolio Manager and Group Research Director at both Weiss, Peck & Greer and J.P. Morgan Investment Management. Throughout his investment career, he has worked extensively with both equity and fixed income instruments and strategies. He holds a M.S. in Finance (Prudential Scholar) and a B.S. in Economics from the Wharton School at the University of Pennsylvania where he was also an Instructor of Finance at the undergraduate and MBA levels. While at Wharton he was a Research Associate at the Rodney L. White Center for Financial Research.

The Adviser is an affiliate of Morgan Stanley. Morgan Stanley is a premier global financial services firm with leading market positions in investment banking, research, capital markets asset management and credit services. The firm has relationships with many users and providers of capital, and the Adviser has access to the firm’s talent, ideas, unique opportunities and resources. Morgan Stanley has one of the largest global asset management organizations of any full-service securities firm, with total assets under management and supervision as of August 31, 2004 of approximately $510 billion for a large and diversified group of corporations, governments, financial institutions and individuals. Morgan Stanley serves many interests in addition to the Partnership, which creates certain risks and possibilities of adverse effects on investors in the Partnership. See “Conflicts of Interest.”

INVESTMENT ADVISORY AGREEMENT

The Investment Advisory Agreement provides that the Adviser is responsible, subject to the supervision of the Board of Directors, for formulating a continuing investment program for the Partnership. The Adviser makes all decisions regarding the Partnership’s purchases and withdrawals of interests in Investment Funds and also advises the Board of Directors regarding the selection and termination of Subadvisers. The Investment Advisory Agreement is terminable without penalty on 60 days’ prior written notice by the Board of Directors, by vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Partnership, or by the Adviser upon 60 days’ prior written notice. The Investment Advisory Agreement, effective as of June 30, 2002, was last renewed on April 12, 2004, and will continue in effect from year to year so long as the continuance is approved annually by a majority of the Directors, including a majority of the Independent Directors by vote cast in person at a meeting called for the purpose of voting on approval. The Investment Advisory Agreement provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules under that Act.

In approving the investment advisory agreement, the Board of Directors, including the Independent Directors, considered the nature, quality and scope of the services provided by the Adviser, the performance, fees and expenses of the Partnership compared to other similar investment companies, the Adviser’s expenses in providing the services, the profitability of the Adviser and its affiliated companies and other benefits it derives from its relationship with the Partnership. The Independent Directors reviewed reports from third parties and management about the foregoing factors and changes, if any, in such items since the preceding year’s deliberations. The Independent Directors noted their confidence in the capability and integrity of the senior management and staff of the Adviser and the financial strength of the Adviser and its affiliated companies. The Independent Directors weighed the foregoing factors in light of the advice given to them by legal counsel to the Partnership as to the law applicable to the review of investment advisory contracts. Based upon its review, the Board of Directors, including all of the Independent Directors, determined, in the exercise of its business judgment, that approval of the investment advisory agreement was in the best interests of the Partnership and its Limited Partners.

The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Partnership, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representative, will not be liable to the Partnership for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Partnership. The Investment Advisory Agreement also provides for indemnification, to the fullest extent permitted by law, by the Partnership of the Adviser, or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Partnership, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

VOTING

Each Limited Partner has the right to cast a number of votes based on the value of the Limited Partner’s investment percentage at a meeting of Limited Partners called by the Board of Directors, the General Partner or by Limited Partners holding at least a majority of the total number of votes eligible to be cast. Limited Partners are entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of Directors, approval of the Investment Advisory Agreement, and on certain other matters. Notwithstanding their ability to exercise their voting privileges, Limited Partners in their capacity as such are not entitled to participate in the management or control of the Partnership’s business, and may not act for or bind the Partnership.

INVESTMENT MANAGERS TO THE INVESTMENT FUNDS

Set out below are practices that Investment Managers who are Subadvisers may follow. Although the Adviser anticipates that Investment Managers that are not Subadvisers will follow practices similar to those described below, no guarantee or assurances can be made that similar practices will be followed or that an Investment Manager (including a Subadviser) will adhere to, and comply with, its stated practices.

Participation in Investment Opportunities - The Adviser anticipates that each Investment Manager will consider participation by the Partnership or an Investment Fund in which the Partnership participates in all appropriate investment opportunities that are also under consideration for investment by the Investment Manager for Investment Funds and other accounts managed by the Investment Managers, other than the Partnership (“Investment Manager Accounts”), that pursue investment programs similar to that of the Partnership. Circumstances may arise, however, under which an Investment Manager will cause its Investment Manager Accounts to commit a larger percentage of their assets to an investment opportunity than to which the Investment Manager will commit assets of the Partnership or an Investment Fund. Circumstances may also arise under which an Investment Manager will consider participation by its Investment Manager Accounts in investment opportunities in which the Investment Manager intends not to invest on behalf of the Partnership or an Investment Fund, or vice versa.

Situations may occur when the Partnership could be disadvantaged by investment activities conducted by the Investment Manager for the Investment Manager Accounts. These situations may arise as a result of, among other things: (1) legal restrictions on the combined size of positions that may be taken for the Partnership, or an Investment Fund in which the Partnership participates and/or Investment Manager Accounts (collectively, “Co-Investors” and, individually, a “Co-Investor”), limiting the size of the Partnership’s or an Investment Fund’s position; (2) legal prohibitions on the Co-Investors’ participating in the same instruments; (3) the difficulty of liquidating an investment for a Co-Investor when the market cannot absorb the sale of the combined positions; and (4) the determination that a particular investment is warranted only if hedged with an option or other instrument and the availability of those options or other instruments is limited.

Each Investment Manager, and its principals, officers, employees and affiliates, may buy and sell securities or other investments for their own accounts and may face conflicts of interest with respect to investments made on behalf of the Partnership or an Investment Fund in which the Partnership participates. As a result of differing trading and investment strategies or constraints, positions may be taken by principals, officers, employees and affiliates of the Investment Manager that are the same, different from or made at different times than positions taken for the Partnership or an Investment Fund.

Investment Managers or their affiliates may from time to time provide investment advisory or other services to private investment funds and other entities or accounts managed by the Adviser or its affiliates. In addition, Investment Managers or their affiliates may from time to time receive research products and services in connection with the brokerage services that affiliates of the Adviser may provide to one or more Investment Manager Accounts or the Partnership.

PROXY VOTING

While it is unlikely that the Partnership will hold voting securities on a regular basis pursuant to its stated investment policies, the Partnership may, from time to time, hold voting interests in an Investment Fund and may at some point vote a proxy. The Board of Directors of the Partnership has adopted the proxy voting policies and procedures of the Adviser for use in connection with determining how to vote proxies related to portfolio securities, including the procedures that the Partnership would use if a vote presents a conflict between the interests of the Limited Partners, on the one hand, and those of the Adviser or the General Partner, on the other. The Adviser, along with various other investment advisers to the funds within the Morgan Stanley Fund Complex, has adopted as its proxy voting policies and procedures the Morgan Stanley Investment Management Proxy Voting Policy and Procedures, which are attached as Appendix A to this Private Placement Memorandum.

OTHER MATTERS

An Investment Manager may from time to time cause an Investment Fund to effect certain principal transactions in securities with one or more Investment Manager Accounts, subject to certain conditions. For example, these transactions may be made in circumstances in which the Investment Manager determined it was appropriate for the Investment Fund to purchase and an Investment Manager Account to sell, or the Investment Fund to sell and an Investment Manager Account to purchase, the same security or instrument on the same day. Future investment activities of the Investment Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.

The Adviser, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and may have conflicts of interest with respect to investments made by the Adviser on behalf of the Partnership. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees of the Adviser or its affiliates that are the same, different from or made at different times from positions taken for the Partnership. To lessen the possibility that the Partnership will be adversely affected by this personal trading, each of the Partnership, the General Partner and the Adviser has adopted a code of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the 1940 Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Partnership’s portfolio transactions. The Codes of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

The Adviser and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Partnership, except that the Partnership may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Partnership as a result of common officers, directors, advisers or managing general partners. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Partnership to purchase and another client to sell, or the Partnership to sell and another client to purchase, the same security or instrument on the same day.

Future investment activities of the Adviser and its affiliates and their principals, partners, directors, officers or employees may give rise to conflicts of interest other than those described above.

BROKERAGE

Each Investment Manager is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Investment Fund it manages. Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of non-U.S. stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

The Adviser expects that each Investment Manager will generally select brokers and dealers to effect transactions on behalf of its Investment Fund substantially as described below, although the Adviser can give no assurance that an Investment Manager (including a Subadviser) will adhere to, and comply with, the described practices. The Adviser generally expects that, in selecting brokers and dealers to effect transactions on behalf of an Investment Fund, an Investment Manager will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. Subject to appropriate disclosure, however, Investment Managers of Investment Funds that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Investment Manager rather than its Investment Fund. The Adviser may consider the broker selection process employed by an Investment Manager as a factor in determining whether to invest in its Investment Fund. Each Investment Manager generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

Consistent with seeking best price and execution, an Investment Manager may place brokerage orders with brokers (including affiliates of the Adviser) that may provide the Investment Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of an Investment Manager are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Investment Manager or its affiliates in providing services to clients other than an Investment Fund. In addition, not all of the supplemental information is used by the Investment Manager in connection with an Investment Fund in which the Partnership invests. Conversely, the information provided to the Investment Manager by brokers and dealers through which other clients of the Investment Manager and its affiliates effect securities transactions may be useful to the Investment Manager in providing services to an Investment Fund. In accordance with provisions of the 1940 Act, an affiliate of the General Partner and the Adviser may effect brokerage transactions for an Investment Fund.

ADMINISTRATOR

The Partnership has retained the Administrator, State Street Bank and Trust Company, whose principal business address is 225 Franklin Street, Boston, Massachusetts 02110, to provide certain administrative and investor services to the Partnership. Under the terms of an administration agreement between the Partnership and the Administrator (the “Administration Agreement”), the Administrator is responsible, directly or through its agents, for, among other things: (1) maintaining a list of Limited Partners and generally performing all actions related to the issuance, repurchase and transfer of Interests, if any; (2) accepting payment for the Interests; (3) computing and disseminating the net asset value of the Partnership in accordance with the Partnership Agreement; (4) preparing for review the annual financial statements of the Partnership, as well as monthly or quarterly reports regarding the Partnership’s performance and net asset value; and (5) performing additional services, as agreed upon, necessary in connection with the administration of the Partnership. The Administrator may retain third parties, including its affiliates or those of the Adviser, to perform some or all of these services.

The Administrator is paid a monthly Administrative Fee of .00541% (.0650% on an annualized basis) (with an annual minimum of $158,400). The Administrator is also reimbursed by the Partnership for out-of-pocket expenses relating to services provided to the Partnership. The Administrative Fee may be renegotiated from time to time between the parties. The Administration Agreement may be terminated at any time by either of the parties upon not less than 60 days’ written notice.

The Administration Agreement provides that the Administrator, subject to certain limitations, will not be liable to the Partnership or to Limited Partners for any and all liabilities or expenses except those arising out of the fraud, gross negligence or willful default or misconduct of the Administrator or its agents. In addition, under the Administration Agreement, the Partnership has agreed to indemnify the Administrator from and against any and all liabilities and expenses whatsoever out of the Administrator’s actions under the Administration Agreement, other than liability and expense arising out of the Administrator’s fraud, gross negligence or willful default or misconduct.

CUSTODIAN AND ESCROW AGENT

State Street Bank and Trust Company serves as the Custodian of the assets of the Partnership, and may maintain custody of such assets with U.S. subcustodians and foreign custody managers (which may be banks, trust companies, securities depositories and clearing agencies), subject to policies and procedures approved by the Board of Directors. Assets of the Partnership are not held by the General Partner, the Adviser or commingled with the assets of other accounts, except to the extent that securities may be held in the name of the Custodian, subcustodian or foreign custody manager in a securities depository, clearing agency or omnibus customer account. The Custodian’s principal business address is 225 Franklin Street, Boston, Massachusetts 02110.

State Street Bank and Trust Company also serves as Escrow Agent with respect to subscription monies received from prospective investors in advance of dates when Interests may be subscribed for and monies may be transmitted to the Partnership.

PARTNERSHIP EXPENSES

The Adviser bears all of its own costs incurred in providing investment advisory services to the Partnership, including travel and other expenses related to the selection and monitoring of Investment Managers. As described below, however, the Partnership bears all other expenses related to its investment program. The Adviser also provides, or arranges at its expense, for certain management and administrative services to be provided to the Partnership and the General Partner. Among those services are: providing office space and other support services, maintaining and preserving certain records, preparing and filing various materials with state and U.S. federal regulators, providing legal and regulatory advice in connection with administrative functions and reviewing and arranging for payment of the Partnership’s expenses. The Adviser also pays or assumes all ordinary operating expenses of the Partnership and the General Partner (if incurred by the General Partner in connection with the Partnership), other than the fee payable to the Adviser, investment related expenses of the Partnership and certain other expenses described below. The expenses assumed by the Adviser include expenses of meetings of the Board of Directors and Limited Partners (other than fees and travel expenses of Directors and Limited Partners, or the expenses of meetings of Limited Partners, which meetings were not called by the Adviser, the General Partner or any of their affiliates); and expenses related to providing investor services to the Partnership and regulatory compliance.

In consideration of the administrative services provided by the Administrator to the Partnership, the Partnership pays the Administrator the Administrative Fee and also reimburses the Administrator’s out-of-pocket expenses related to services provided to the Partnership. The Administrative Fee and the reimbursement of out-of-pocket expenses is an expense paid out of the Partnership’s assets, and is reflected in each Limited Partner’s capital account (including the capital accounts of the Adviser, the General Partner and any of their respective affiliates that may participate as a Limited Partner) as a reduction to net profits or an increase to net losses credited to or debited against each Limited Partner’s capital account.

Expenses borne by the Partnership include:

•	all expenses related to its investment program, including, but not limited to, expenses borne indirectly through the Partnership’s investments in the underlying Investment Funds, any fees and expenses charged by the Investment Managers of the Investment Funds (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Partnership’s account such as direct and indirect expenses associated with the Partnership’s investments, including its investments in Investment Funds or with Subadvisers (whether or not consummated), and enforcing the Partnership’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable in the event the Partnership utilizes a Subadviser (or in connection with its temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

•	all costs and expenses associated with the establishment of Investment Funds (whether or not consummated) managed by Subadvisers;

•	any non-investment related interest expense;

•	attorneys’ fees and disbursements associated with preparing and updating the Offering Materials and with qualifying prospective investors;

•	fees and disbursements of any accountants engaged by the Partnership, and expenses related to the annual audit of the Partnership;

•	fees paid and out-of-pocket expenses reimbursed to the Administrator; recordkeeping, custody and escrow fees and expenses;

•	the costs of errors and omissions/directors’ and officers’ liability insurance and a fidelity bond;

•	the Management Fee;

•	the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Limited Partners;

•	fees of Directors who are not “interested persons” and travel expenses of Directors relating to meetings of the Board of Directors and committees thereof;

•	all costs and charges for equipment or services used in communicating information regarding the Partnership’s transactions among the Adviser and any custodian or other agent engaged by the Partnership;

•	any extraordinary expenses, including indemnification expenses as provided for in the Partnership Agreement; and

•	the Partnership’s organization expenses and offering costs, which initially were borne by the Adviser. The Partnership reimbursed the Adviser for these expenditures, through monthly expense allocations to Limited Partners’ capital accounts.

The Adviser and the General Partner are reimbursed by the Partnership for any of the above expenses that they pay on behalf of the Partnership, except as otherwise provided above.

Investment Funds bear various expenses in connection with their operations similar to those incurred by the Partnership. Investment Managers generally assess asset-based fees to and receive incentive-based allocations from the Investment Funds (or their investors), which effectively will reduce the investment returns of the Investment Funds. These expenses, fees and allocations will be in addition to those incurred by the Partnership itself. As an investor in the Investment Funds, the Partnership will bear its proportionate share of the expenses and fees of the Investment Funds and will also be subject to incentive allocations to the Investment Managers.

MANAGEMENT FEE

In consideration of the advisory and other services provided by the Adviser to the Partnership, the Partnership pays the Adviser the Management Fee, monthly, at the rate of 0.046% (0.55% on an annualized basis) of the Partnership’s net assets. The Management Fee is an expense paid out of the Partnership’s assets, and is reflected in each Limited Partner’s capital account (including the capital accounts of the Adviser and the General Partner or any of their respective affiliates to the extent any of them holds a Limited Partner Interest) as a reduction to net profits or an increase to net losses credited to or debited against each Limited Partner’s capital account. Net assets for these purposes mean the total value of all assets of the Partnership, less an amount equal to all accrued debts, liabilities and obligations of the Partnership. The Management Fee is computed based on the net assets of the Partnership as of the end of business on the last business day of each month, after adjustment for any subscriptions effective on that date, and is due and payable in arrears within five business days after the end of the month.

For the fiscal period from July 1, 2002 (commencement of operations) to December 31, 2002 and the fiscal years ended December 31, 2003 and 2004, the Partnership paid the Adviser a Management Fee of $2,522,332, $7,258,336 and $9,089,381, respectively.

ADVISER PAYMENTS

The Adviser may pay additional compensation, out of its own funds and not as an additional charge to the Partnership, to selected affiliated or unaffiliated brokers, dealers or other financial intermediaries (“Intermediaries”) in connection with the sale, distribution, retention, and/or servicing of interests of the Partnership. For example, the Adviser may pay compensation to Intermediaries for the purpose of promoting the sale of interests of the Partnership, maintaining balances of Partnership interests, and/or for sub-accounting, administrative or Limited Partner processing services. Such payments are made quarterly by the Adviser. The payments made by the Adviser may be based on the Net Asset Value of the Partnership as determined by the Adviser. The amount of these payments is determined from time to time by the Adviser, may be substantial, and may be different for different Intermediaries.

With respect to certain affiliated entities of the General Partner and/or the Adviser (“Affiliated Entities”) and Intermediaries, these payments are expected to include the following amounts paid by the Adviser from its own funds: an amount equal to 0.20% of the Net Asset Value of the Partnership attributable to each client in the Morgan Stanley Individual Investor Group in the Partnership. A portion of this payment is expected to be paid through to the sales representatives responsible for selling the Partnership. This payment will be made annually for as long as a client in the Morgan Stanley Individual Investor Group is invested in the Partnership and as long as the particular sales representative remains at Morgan Stanley.

The prospect of receiving, or the receipt of, additional compensation as described above by Affiliated Entities or other Intermediaries, out of its own funds and not as an additional charge to the Partnership, may provide Affiliated Entities and such Intermediaries and/or their salespersons with an incentive to favor sales of interests of the Partnership, and funds whose affiliates make similar compensation available, over sales of interests of funds (or other fund investments) with respect to which the Affiliated Entity or the Intermediary does not receive additional compensation, or lower levels of additional compensation. These payment arrangements, however, will not change the price that an investor pays for interests of the Partnership or the amount that the Partnership receives to invest on behalf of an investor. Limited Partners may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to interests of the Partnership, including a recommendation not to redeem.

CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

The Partnership maintains a separate capital account for each Limited Partner (including the Adviser, the General Partner or any of their respective affiliates to the extent any of them contributes capital to the Partnership as a Limited Partner). Each such capital account has an opening balance equal to the Limited Partner’s initial contribution to the capital of the Partnership and is increased by the sum of the amount of cash and the value of any securities contributed by the Limited Partner to the capital of the Partnership, plus any amounts credited to the Limited Partner’s capital account as described below. Each Limited Partner’s capital account is reduced by the sum of the amount of any repurchase by the Partnership of the Interest, or portion of an Interest, held by the Limited Partner, plus the amount of any distributions to the Limited Partner that are not reinvested, plus any amounts debited against the Limited Partner’s capital account as described below.

Capital accounts of Limited Partners are adjusted as of the close of business on the last day of each of the Partnership’s fiscal periods. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of the Partnership’s business on the first to occur of the following: (1) the last day of a fiscal year of the Partnership; (2) the last day of a taxable year of the Partnership; (3) the day preceding any day on which a contribution to the capital of the Partnership is made; (4) any day on which the Partnership repurchases any Interest or portion of an Interest of any Limited Partner; (5) the day on which a substituted Partner is admitted; or (6) any day on which any amount is credited to or debited against the capital accounts of all Limited Partners in accordance with their “investment percentages.” An “investment percentage” will be determined for each Limited Partner as of the start of each fiscal period by dividing the balance of the Limited Partner’s capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Limited Partners as of that date.

Allocation of Net Profits and Net Losses

Net profits or net losses of the Partnership for each of its fiscal periods are allocated among and credited to or debited against the capital accounts of all Limited Partners as of the last day of the fiscal period in accordance with Limited Partners’ investment percentages for the fiscal period. Net profits or net losses are measured as the net change in the value of the net assets of the Partnership, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and accrued expenses, before giving effect to any repurchases by the Partnership of Interests or portions of Interests, and excluding the amount of any items to be allocated among the capital accounts of the Limited Partners other than in accordance with the Limited Partners’ investment percentages. The amount of net profits, if any, allocated to a Limited Partner may be reduced by the Limited Partner’s share of the General Partner’s Performance Incentive. Allocations for U.S. federal income tax purposes generally are made among the Limited Partners so as to reflect equitably amounts credited or debited to each Limited Partner’s capital account for the current and prior fiscal years. See “Tax Aspects - Tax Treatment of the Partnership’s Operations - Allocation of Profits and Losses.”

General Partner’s Performance Incentive

The General Partner’s “Performance Incentive” for each Incentive Period is equal to 10% of the amount, if any, of: (1) the net profits allocated to each Limited Partner’s capital account for the Incentive Period in excess of any net losses so allocated for such Incentive Period; above (2) the greater of (a) the Limited Partner’s Hurdle Rate Amount for the Incentive Period or (b) the Loss Carryforward Amount(s) applicable to the Limited Partner’s capital account. For any Incentive Period for which the Partnership

Return earned by a Limited Partner for such Incentive Period exceeds the greater of (1) the Hurdle Rate for the Incentive Period or (2) the Loss Carryforward Amount applicable to the Limited Partner’s capital account, the General Partner will be entitled to receive a Performance Incentive. For purposes of calculating the Performance Incentive, net gain is calculated after giving effect to all allocations to a Limited Partner’s capital account, other than the Performance Incentive, but before giving effect to any distributions and repurchases of Interests by the Partnership, or deductions to the capital account to reflect any item not chargeable to all Limited Partners according to their investment percentages. Consequently, if a Performance Incentive is credited to the General Partner for a given period, it will be increased by a portion of the amount of any net unrealized appreciation, as well as net realized gains, allocable to each Limited Partner’s capital account. The Performance Incentive may create an incentive for the Adviser (an affiliate of the General Partner) to make investments that are riskier or more speculative than those that might have been made in the absence of the Performance Incentive. See “Other Risks - Performance Incentive Arrangements.”

With respect to each Limited Partner for each Incentive Period, Performance Incentives allocated to the General Partner will not exceed 1.75% of the Limited Partner’s ending capital account balance for that Incentive Period, as determined prior to the deduction of the Performance Incentive. The General Partner may also rebate all or a portion of the Performance Incentive to certain officers of the Adviser that qualify as “knowledgeable employees” under Rule 3c-5 under the 1940 Act.

The Partnership’s “Hurdle Rate” for a given Incentive Period is equal to 5% per annum, plus the rate of return achieved by the Citi Three-Month U.S. Treasury Bill Index over the same Incentive Period. A Limited Partner’s “Hurdle Rate Amount” for a given Incentive Period is equal to the “Hurdle Rate” calculated for a given Incentive Period multiplied by the Limited Partner’s capital account balance as of the beginning of that Incentive Period. The Hurdle Rate is not cumulative and “resets” for each Incentive Period at the beginning of each such Incentive Period.

If, for any Incentive Period, net losses allocated to a Limited Partner’s capital account exceed net profits so allocated, a Loss Carryforward Amount in the amount of such excess will be established for the capital account of that Limited Partner. Loss Carryforward Amounts are cumulative with respect to prior Incentive Periods, and no Performance Incentive will be debited from the capital account of a Limited Partner until subsequent allocations of net profits reduce that Limited Partner’s Loss Carryforward Amount(s) to (but not below) zero. This establishes what is commonly referred to as a “high water mark” with respect to Performance Incentive calculations.

A Limited Partner’s Hurdle Rate Amount for an Incentive Period will be the sum of such Limited Partner’s Hurdle Rate Amounts for each Sub-Period of such Incentive Period, while a Limited Partner’s Loss Carryforward Amount will be the sum of such Limited Partner’s Loss Carryforward Amounts calculated up to and including each Sub-Period of such Incentive Period. In the case of a partial redemption of Interests, the Partnership will redeem Interests based upon the order in which the Interests were purchased, commonly referred to as a first-in first-out basis.

A Limited Partner’s Partnership Return for each Incentive Period is determined by dividing (x) the amount of net profits allocated to that Limited Partner’s capital account for the Incentive Period that is in excess of any net losses allocated to that Limited Partner’s capital account for the Incentive Period by (y) the Limited Partner’s capital account balance as of the beginning of the Incentive Period. The Performance Incentive, Hurdle Rate, Loss Carryforward Amount (“high water mark”) and Partnership Return, each for a given Incentive Period, will be adjusted with respect to any contributions, transfers, distributions, withdrawals and repurchases applicable to the Limited Partner’s capital account for that respective Incentive Period, or portion thereof.

For these purposes, an Incentive Period will generally correspond to a fiscal year, but may vary with respect to Limited Partners. An Incentive Period may be composed of one or more consecutive Sub-Periods. The initial Sub-Period began upon the commencement of investment operations of the Partnership. Each subsequent Sub-Period begins immediately after the end of the previous Sub-Period, which occurs at the close of business on the earliest occurrence of: (i) the last day of the Fiscal Year; (ii) the date immediately prior to the effective date of additional purchases of Interests; (iii) the date immediately prior to the effective date of partial Transfers of Interests; or (iv) the date on which the Partnership dissolves. Both the Incentive Period and the last Sub-Period within the Incentive Period terminate at the close of business on the earliest occurrence of: (i) the last day of the Fiscal Year; (ii) the date immediately prior to the effective date of a full Transfer of Interests; or (iii) the date on which the Partnership dissolves.

Allocation of Special Items - Certain Withholding Taxes and Other Expenditures

Withholding taxes or other tax obligations incurred by the Partnership that are attributable to any Limited Partner will be debited against the capital account of that Limited Partner as of the close of the fiscal period during which the Partnership paid those obligations, and any amounts distributable at or after that time to the Limited Partner will be reduced by the amount of those taxes. If the amount of those taxes is greater than the distributable amounts, then the Limited Partner and any successor to the Limited Partner’s Interest is required to pay upon demand to the Partnership, as a contribution to the capital of the Partnership, the amount of the excess. The Partnership is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Limited Partner, although in the event that the Partnership determines that a Limited Partner is eligible for a refund of any withholding tax, it may, at the request and expense of the Limited Partner, assist the Limited Partner in applying for the refund.

Any expenditures payable by the Partnership, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Limited Partners, will generally be charged to only those Limited Partners on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the capital accounts of the applicable Limited Partners as of the close of the fiscal period during which the items were paid or accrued by the Partnership.

Reserves

The General Partner may cause appropriate reserves to be created, accrued and charged against net assets and proportionately against the capital accounts of the Limited Partners for contingent liabilities as of the date the contingent liabilities become known to the General Partner. Reserves will be in such amounts (subject to increase or reduction) that the General Partner may deem necessary or appropriate. The amount of any reserves and any increase or decrease in them will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Limited Partners at the time when the reserves are created, increased or decreased, except that, if the reserves, or any increase or decrease in them, exceeds the lesser of $500,000 or 1.0% of the aggregate value of the capital accounts of all those Limited Partners, the amount of the reserves, increase, or decrease may instead be charged or credited to those investors who were Limited Partners at the time, as determined by the General Partner, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

Net Asset Valuation

The value of the Partnership’s net assets is determined as of the close of the Partnership’s business at the end of any fiscal period in accordance with the procedures described below or as may be determined from time to time in accordance with the valuation policies and procedures adopted by the Board of Directors. The Board has approved procedures pursuant to which the Partnership values its investments in Investment Funds not managed by the Subadvisers at fair value, which ordinarily will be the value provided to the Partnership by the Investment Funds’ Investment Managers from time to time, usually monthly. In accordance with these procedures, fair value as of each month-end ordinarily will be the value determined as of such month-end for each Investment Fund in accordance with the Investment Fund’s valuation policies and reported at the time of the Partnership’s valuation. As a general matter, the fair value of the Partnership’s interest in an Investment Fund will represent the amount that the Partnership could reasonably expect to receive from an Investment Fund if the Partnership’s interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Partnership believes to be reliable. In the event that an Investment Fund does not report a month-end value to the Partnership on a timely basis, the Partnership would determine the fair value of such Investment Fund based on the most recent final or estimated value reported by the Investment Fund, as well any other relevant information available at the time the Partnership values its portfolio. Using the nomenclature of the hedge fund industry, any values reported as “estimated” or “final” values will reasonably reflect market values of securities for which market quotations are available or fair value as of the Partnership’s valuation date.

Prior to investing in any Investment Fund, the Adviser will conduct a due diligence review of the valuation methodology utilized by the Investment Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Adviser reasonably believes to be consistent with those used by the Partnership for valuing its own investments. Although the procedures approved by the Board provide that the Adviser will review the valuations provided by the Investment Managers to the Investment Funds, neither the Adviser nor the Board will be able to confirm independently the accuracy of valuations provided by such Investment Managers (which are unaudited).

The Partnership’s valuation procedures require the Adviser to consider all relevant information available at the time the Partnership values its portfolio. The Adviser and/or the Board will consider such information, and may conclude in certain circumstances that the information provided by the Investment Manager of an Investment Fund does not represent the fair value of the Partnership’s interests in the Investment Fund. Although redemption of interests in Investment Funds are subject to advance notice requirements, Investment Funds will typically make available net asset value information to holders which will represent the price at which, even in the absence of redemption activity, the Investment Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Investment Fund’s governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Board, in the absence of specific transaction activity in interests in a particular Investment Fund, the Partnership would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. In accordance with generally accepted accounting principles and industry practice, the Partnership may not always apply a discount in cases where there was no contemporaneous redemption activity in a particular Investment Fund. In other cases, as when an Investment Fund imposes extraordinary restrictions on redemption, or when there have been no recent transactions in Investment Fund interests, the Partnership may determine that it was appropriate to apply a discount to the net asset value of the Investment Fund. Any such decision would be made in good faith, and subject to the review and supervision of the Board.

The valuations reported by the Investment Managers of the Investment Funds, upon which the Partnership calculates its month-end net asset value may be subject to later adjustment, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of the Investment Funds are audited by their independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the net asset value of the Partnership at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustments or revisions will not affect the amount of the repurchase proceeds of the Partnership received by Limited Partners who had their Interests repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from the Investment Managers or revisions to net asset value of an Investment Fund adversely affect the Partnership’s net asset value, the outstanding Interests will be adversely affected by prior repurchases to the benefit of Limited Partners who had their Interests repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations will be entirely for the benefit of the outstanding Interests and to the detriment of Limited Partners who previously had their Interests repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Interests. New Limited Partners may be affected in a similar way.

To the extent the Adviser invests the assets of the Partnership with one or more Subadvisers or in securities or other instruments that are not investments in Investment Funds, the Partnership will generally value such assets as described below.

•	U.S. exchange listed and NASDAQ traded equity securities (other than options) will be valued at their closing composite sale prices as reported on the exchange on which those securities are primarily traded. If no sales of those securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by those exchanges. Securities traded on a non-U.S. securities exchange will be valued at their closing sale prices on the exchange on which the securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by that exchange. Listed options will be valued at their bid prices (or ask prices in the case of listed options held short) as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for those securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Board of Directors.

•	Debt securities (other than convertible debt securities) will be valued in accordance with the procedures described above, which with respect to these securities may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units. The Board of Directors will regularly monitor the methodology and procedures used in connection with valuations provided by the pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as this method of valuation is determined by the Board of Directors to represent fair value.

•	If, in the view of the Adviser, the bid price of a listed option or debt security (or ask price in the case of any such security held short) does not fairly reflect the market value of the security, the Adviser may request a valuation committee to instead adopt procedures to be used by the Adviser, if so delegated by the Board of Directors and in accordance with procedures adopted by the Board of Directors, to value the security at fair value, subject to the oversight of the valuation committee.

•	All assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars using non-U.S. exchange rates provided by a pricing service compiled as of 12:00 noon, New York time. Trading in non-U.S. securities generally is completed, and the values of non-U.S. securities are determined, prior to the close of securities markets in the United States. Non-U.S. exchange rates are also determined prior to such close. On occasion, the values of non-U.S. securities and exchange rates may be affected by significant events occurring between the time as of which determination of values or exchange rates are made and the time as of which the net asset value of the Partnership is determined. When an event materially affects the values of securities held by the Partnership or its liabilities, the securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Board of Directors.

In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Adviser and/or the Board will reevaluate its fair value methodology to determine, what, if any, adjustments should be made to the methodology.

The Adviser or its affiliates act as investment adviser to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Adviser or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Partnership. Consequently, the fees charged to the Partnership and other clients may be different, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Partnership, including the Adviser’s investment management fee and the costs of any borrowings, are accrued on a monthly basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Partnership’s net assets if the judgments of the Board, the Adviser, or Investment Managers to the Investment Funds should prove incorrect. Also, Investment Managers to the Investment Funds will only provide determinations of the net asset value of Investment Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of the Partnership more frequently.

CONFLICTS OF INTEREST

As a diversified global financial services firm, Morgan Stanley engages in a broad spectrum of activities including financial advisory services, asset management activities, sponsoring and managing private investment funds, engaging in broker-dealer transactions, and other activities. In the ordinary course of business, Morgan Stanley engages in activities in which Morgan Stanley’s interests or the interests of its clients may conflict with the interests of the Partnership or the Limited Partners. The discussion below sets out such conflicts of interest that may arise; conflicts of interest not described below may also exist. The Adviser can give no assurance that any conflicts of interest will be resolved in favor of the Partnership or the Limited Partners. In acquiring an Interest, a Limited Partner is deemed to have acknowledged the existence of potential conflicts of interest relating to Morgan Stanley and to the Partnership’s operating in the face of those conflicts.

Transactions by Morgan Stanley - Morgan Stanley may pursue acquisitions of assets and businesses and identification of an investment opportunity in connection with its existing businesses or a new line of business without first offering the opportunity to the Partnership. Such an opportunity could include a business that competes with the Partnership or an Investment Fund in which the Partnership has invested or proposes to invest.

Compensation for Services - Morgan Stanley may seek to perform investment banking and other financial services for, and will receive compensation from, Investment Funds, the sponsors of Investment Funds, companies in which Investment Funds invest, or other parties in connection with transactions related to those investments or otherwise. This compensation could include financial advisory fees, as well as underwriting or placement fees, financing or commitment fees and brokerage fees. Investment banking and other financial services compensation will not be shared with the Partnership or Limited Partners and may be received before the Partnership realizes a return on its investment. Morgan Stanley may have an incentive to cause investments to be made, managed or realized in seeking to advance the interests of a client other than the Partnership or its Limited Partners or to earning compensation. Morgan Stanley may also act as prime broker for Investment Funds.

Morgan Stanley’s Asset Management Activities - Morgan Stanley conducts a variety of asset management activities, including sponsoring unregistered investment funds as well as other investment funds registered under the 1940 Act and in that capacity is subject to the 1940 Act and its regulations. Those activities also include managing assets of employee benefit plans that are subject to ERISA and related regulations. Morgan Stanley’s investment management activities may present conflicts if the Partnership and these other investment or pension funds either compete for the same investment opportunity or pursue investment strategies counter to each other.

Morgan Stanley’s Credit Services Activities - Morgan Stanley’s credit services activities are conducted through certain bank subsidiaries, but Morgan Stanley is not regulated as a bank holding company in accordance with an exemption under applicable bank regulatory law. In order to preserve Morgan Stanley’s ability to rely on such exemption, Morgan Stanley may not, directly or through affiliates such as the Partnership, acquire control of more than 5% of any class of voting securities of any additional United States deposit-taking institution or any holding company of such an institution. In certain circumstances, however, the Partnership may acquire up to 25% of the non-voting equity of a company or Investment Fund that owns voting equity in such a depository institution or holding company without control of that voting equity being attributed to Morgan Stanley. As a consequence of the limitations applicable to Morgan Stanley under banking law, the Partnership, when investing through a Subadviser, may need to decline certain attractive investments in the banking and bank-related industry.

Morgan Stanley’s Prime Brokerage Activities - Certain Morgan Stanley affiliates may provide brokerage and other services from time to time to one or more accounts or entities managed by the Investment Managers of Investment Funds or their affiliates. A Morgan Stanley affiliate, as prime broker to an Investment Fund, may be a secured lender to the Investment Fund and, as such, may protect its own interests by foreclosing on fund assets, notwithstanding that such foreclosure may be adverse to the interests of investors in the Investment Fund. In addition, Morgan Stanley, as prime broker may be privy to non-public information about the performance of the Investment Fund which it generally would not disclose to the Adviser, the General Partner or Limited Partners without express permission to do so. Accordingly, Limited Partners may not know important information that could result in a deterioration in the Partnership’s performance notwithstanding that certain affiliates or entities within Morgan Stanley will have such information.

Morgan Stanley affiliates may provide prime brokerage and other brokerage services to the Investment Funds in compliance with the applicable law. The Investment Funds may, to the extent permissible, and in compliance with applicable law, sell securities to or purchase securities from Morgan Stanley affiliates as counterparty. Morgan Stanley affiliates may create, write, or issue derivative instruments with respect to which the counterparty is an Investment Fund or the performance of which is based on the performance of an Investment Fund. Morgan Stanley affiliates may keep any profits, commissions, and fees accruing to it in connection with its activities for itself and other clients, and neither the Management Fees from the Partnership to the Adviser nor the Performance Incentive to the General Partner will be reduced thereby. The Investment Funds will pay market rate commissions or fees in respect of such transactions.

The Morgan Stanley affiliates may have an interest in an account managed by, or enter into relationships with, an Investment Manager of an Investment Fund or its affiliates on terms different than an interest in the Partnership. In addition, the Investment Managers of Investment Funds may receive research products and services in connection with the brokerage services that Morgan Stanley affiliates may provide from time to time to one or more Investment Funds or other accounts of such Investment Managers.

Morgan Stanley and its affiliates, including their officers, directors, partners, members, or employees, may have banking and investment banking relationships with the issuers of securities that are held by the Investment Funds or by the Partnership. They may also own the securities of these issuers. However, in making investment decisions for the Partnership, the Adviser does not obtain or use material inside information acquired by any division, department, or affiliate of Morgan Stanley in the course of those relationships.

Voting Rights in Investment Funds - From time to time, sponsors of Investment Funds may seek the approval or consent of the investors in the Funds in connection with certain matters. In such a case, the Adviser has the right to vote in its discretion the interest in the Investment Fund held by the Partnership, on behalf of the Partnership. The Adviser considers only those matters it considers appropriate in taking action with respect to the approval or consent. Business relationships may exist between the Adviser and its affiliates, on the one hand, and the Investment Managers and affiliates of the Investment Funds, on the other hand, other than as a result of the Partnership’s investment in the Investment Funds. As a result of these existing business relationships, the Adviser may face a conflict of interest acting on behalf of the Partnership and its Limited Partners. See “Proxy Voting.”

The Partnership may, for regulatory reasons, limit the amount of voting securities it holds in any particular Investment Fund, and may as a result hold substantial amounts of non-voting securities in a particular Investment Fund. The Partnership’s lack of ability to vote may result in a decision for an Investment Fund that is adverse to the interests of the Limited Partners. In certain circumstances, the Partnership may waive voting rights or elect not to exercise them, such as to achieve compliance with U.S. bank holding company laws.

Client Relationships - Morgan Stanley and its affiliates have existing and potential relationships with a significant number of sponsors and managers of Investment Funds, corporations and institutions. In providing services to its clients and the Partnership, Morgan Stanley may face conflicts of interest with respect to activities recommended to or performed for such clients, on the one hand, and the Partnership, the Limited Partners and/or the Investment Funds, on the other hand. Morgan Stanley may also face conflicts of interest in connection with any purchase or sale transactions involving an investment by the Partnership, whether to or from a Morgan Stanley client, and in connection with the consideration offered by, and obligations of, such Morgan Stanley client in such transactions. In such cases, Morgan Stanley will owe fiduciary duties to the Morgan Stanley client that may make Morgan Stanley’s interest adverse to that of the Partnership. In addition, these client relationships may present conflicts of interest in determining whether to offer certain investment opportunities to the Partnership.

Performance Incentive - The existence of the General Partner’s Performance Incentive may create an incentive for the Adviser (an affiliate of the General Partner) to make more speculative investments for the Partnership than it otherwise would make in the absence of such incentive compensation.

Diverse Membership; Relationships with Limited Partners - The Limited Partners are expected to include entities organized under U.S. law and in various jurisdictions that may have conflicting investment, tax and other interests with respect to their investments in the Partnership. The conflicting interests of individual Limited Partners may relate to or arise from, among other things, the nature of investments made by the Partnership, the structuring of the acquisition of investments of the Partnership, and the timing of disposition of investments. This structuring of the Partnership’s investments and other factors may result in different returns being realized by different Limited Partners. Conflicts of interest may arise in connection with decisions made by the Adviser, including decisions with respect to the nature or structuring of investments, that may be more beneficial for one Limited Partner than for another Limited Partner, especially with respect to Limited Partners’ individual tax situations. In selecting Investment Funds for the Partnership, the Adviser considers the investment and tax objectives of the Partnership as a whole, not the investment, tax or other objectives of any Limited Partner individually.

Brokerage Activities - Morgan Stanley will be authorized to engage in transactions in which it acts as a broker for the Partnership and for another person on the other side of the transaction. In any such event, Morgan Stanley may receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such transactions. Morgan Stanley may also act as agent for the Partnership and other clients in selling publicly traded securities simultaneously. In such a situation, transactions may be bundled and clients, including the Partnership, may receive proceeds from sales based on average prices received, which may be lower than the price which could have been received had the Partnership sold its securities separately from Morgan Stanley’s other clients.

Related Funds - The personnel of the Adviser provide advisory services to various other funds, including, for example, Morgan Stanley Private Markets Fund I LP, Morgan Stanley Private Markets Fund II Program, Morgan Stanley Liquid Markets Fund I LP, Morgan Stanley Liquid Markets Fund II LP and Morgan Stanley Multi-Strategy Fund p.l.c. Morgan Stanley Liquid Markets Fund I LP, Morgan Stanley Liquid Markets Fund II LP and Morgan Stanley Multi-Strategy Fund p.l.c. pursue investment programs that are substantially similar, in whole or in part, to that of the Partnership. Conflicts of interest may arise for the Adviser or the General Partner in connection with certain transactions involving investments by the Partnership in Investment Funds, and investments by other funds advised by the Adviser, or sponsored or managed by the General Partner or Morgan Stanley, in the same Investment Funds. Conflicts of interest may also arise in connection with investments in the Partnership by other funds advised or managed by the Adviser, the General Partner or Morgan Stanley. Such conflicts could arise, for example, with respect to the timing, structuring and terms of such investments and the disposition of them. The Adviser or an affiliate may determine that an investment in an Investment Fund is appropriate for a particular client or for itself or its officers, directors, members or employees, but that the investment is not appropriate for the Partnership. Situations also may arise in which the Adviser or an affiliate, or their clients, have made investments that would have been suitable for investment by the Partnership but, for various reasons, were not pursued by, or available to, the Partnership. The investment activities of the Adviser, its affiliates and any of their respective officers, directors, members or employees may disadvantage the Partnership in certain situations, if among other reasons, the investment activities limit the Partnership’s ability to invest in a particular Investment Fund.

Management of the Partnership - Personnel of the Adviser, General Partner, or their affiliates will devote such time as the Adviser, the General Partner and their affiliates, in their discretion, deem necessary to carry out the operations of the Partnership effectively. Officers and employees of the Adviser and its affiliates will also work on other projects for Morgan Stanley and its other affiliates (including other clients served by the Adviser and its affiliates) and conflicts of interest may arise in allocating management time, services or functions among the affiliates.

SUBSCRIPTIONS FOR INTERESTS

Subscription Terms

The Partnership intends to accept initial and additional subscriptions for Interests made after the Closing Date and the commencement of the Partnership’s investment operations as of the first business day of each calendar quarter, except that the Partnership may offer Interests more frequently as determined by the General Partner. Any amounts received in advance of the initial or subsequent closings are placed in an escrow account with the Escrow Agent prior to their investment in the Partnership. All subscriptions are subject to the receipt of cleared funds prior to the applicable subscription date in the full amount of the subscription. Although the General Partner may accept, in its sole discretion, a subscription prior to receipt of cleared funds, an investor may not become a Limited Partner until cleared funds have been received. The investor must also submit a completed subscription agreement before the applicable subscription date. The General Partner, on behalf of the Partnership, reserves the right to reject any subscription for Interests (or portions of Interests) and the General Partner may, in its sole discretion, suspend subscriptions for Interests at any time and from time to time.

The minimum initial investment in the Partnership from each investor is $25,000,000, and the minimum additional investment in the Partnership is $100,000. The minimum initial and additional investments may be reduced by the General Partner with respect to individual investors or classes of investors (for example, with respect to certain key employees, officers or directors of the Partnership, the Adviser, the General Partner or their affiliates). The General Partner may, in its discretion, cause the Partnership to repurchase all of the Interests held by a Limited Partner if the Limited Partner’s capital account balance in the Partnership, as a result of repurchase or transfer requests by the Limited Partner, is less than $25,000,000; provided, however, that the figure in the foregoing sentence shall be $250,000 with respect to the capital account balance of a Limited Partner who was admitted to the Partnership prior to March 1, 2005.

Except as otherwise permitted by the General Partner, initial and any additional contributions to the capital of the Partnership by any Limited Partner must be made in cash, and all contributions must be transmitted by the time and in the manner that is specified in the subscription documents of the Partnership. Initial and any additional contributions to the capital of the Partnership are payable in one installment. Although the Partnership may accept contributions of securities in the sole discretion of the General Partner, the Partnership has no intention at present of accepting contributions of securities. If the Partnership chooses to accept a contribution of securities, the securities would be valued in the same manner as the Partnership values its other assets.

Each new Limited Partner must agree to be bound by all of the terms of the Partnership Agreement. Each potential investor must also represent and warrant in a subscription agreement, among other things, that the investor is an “Eligible Investor” as described below and is purchasing an Interest for his, her or its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Interest.

Eligible Investors

Each investor in the Partnership will be required to certify to the Partnership that the Interest subscribed for is being acquired for the account of an “accredited investor” as defined in Regulation D under the 1933 Act and a “qualified eligible person” as defined in Rule 4.7 under the Commodity

Exchange Act. Each prospective investor, in addition to qualifying as an accredited investor and a qualified eligible participant, must also be a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. Investors who are “accredited investors” as defined in Regulation D, “qualified eligible persons” as defined in Rule 4.7 and “qualified clients” within the meaning of Rule 205-3 under the Advisers Act are referred to in this Private Placement Memorandum as “Eligible Investors.” Existing Limited Partners who subscribe for additional Interests will be required to qualify as Eligible Investors at the time of each additional subscription. Qualifications that must be met in becoming a Limited Partner are set out in the subscription agreement that must be completed by each prospective investor.

REDEMPTIONS, REPURCHASES AND TRANSFERS OF INTERESTS

No Right of Redemption

No Limited Partner or other person holding an Interest, or a portion of an Interest acquired from a Limited Partner, has the right to require the Partnership to redeem the Interest or any portion of it. No public market for Interests exists, and none is expected to develop in the future. Consequently, Limited Partners may not be able to liquidate their investment other than as a result of repurchases of Interests by the Partnership, as described below.

Repurchases of Interests

The Partnership may from time to time repurchase Interests or portions of them from Limited Partners in accordance with written tenders by Limited Partners at those times, in those amounts, and on terms and conditions as the Board of Directors may determine in its sole discretion. Each such repurchase offer will generally apply to 5-25% of the net assets of the Partnership. In determining whether the Partnership should offer to repurchase Interests or portions of them from Limited Partners, the Board of Directors will consider the recommendation of the Adviser and the General Partner. The Adviser and the General Partner expect that they will recommend to the Board of Directors that the Partnership offer to repurchase Interests from Limited Partners quarterly, on each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day). In determining whether to accept such a recommendation, the Board of Directors will consider the following factors, among others:

•	whether any Limited Partners have requested to tender Interests or portions of Interests to the Partnership;

•	the liquidity of the Partnership’s assets (including fees and costs associated with withdrawing from Investment Funds and/or disposing of assets managed by Subadvisers);

•	the investment plans and working capital and reserve requirements of the Partnership;

•	the relative economies of scale of the tenders with respect to the size of the Partnership;

•	the history of the Partnership in repurchasing Interests or portions of them;

•	the availability of information as to the value of the Partnership’s interests in underlying Investment Funds;

•	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	any anticipated tax consequences to the Partnership of any proposed repurchases of Interests or portions of them; and

•	the recommendations of the General Partner and/or the Adviser.

The Partnership Agreement provides that the Partnership will be dissolved if any Partner that has submitted a written request, in accordance with the terms of that Agreement, to tender his, her or its entire Interest for repurchase by the Partnership has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Partner who intends to cause the Partnership to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

The Partnership will repurchase Interests or portions of them from Limited Partners pursuant to written tenders on terms and conditions that the Board of Directors determines to be fair to the Partnership and to all Limited Partners or persons holding Interests acquired from Limited Partners, or to one or more classes of Limited Partners, as applicable. The value of a Limited Partner’s Interest (or the portion of it) that is being repurchased will be equal to the value of the Limited Partner’s capital account (or the portion of it being repurchased) as of the date of the repurchase, after giving effect to all allocations that are made as of that date. When the Board of Directors determines that the Partnership will repurchase Interests or portions of them, notice will be provided to Limited Partners describing the terms of the offer, containing information Limited Partners should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Limited Partners deciding whether to tender their Interests or portions of them during the period that a repurchase offer is open may obtain the net asset value of their Interests by contacting the Adviser during the period.

Repurchases of Interests or portions of them from Limited Partners by the Partnership may be paid, in the discretion of the General Partner, in cash, or by the distribution of securities in kind or partly in cash and partly in kind. The Partnership, however, expects not to distribute securities in-kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Partnership or on Limited Partners not tendering Interests for repurchase. Repurchases will be effective after receipt and acceptance by the Partnership of all eligible written tenders of Interests or portions of them from Limited Partners. Any in-kind distribution of securities will be valued in accordance with the Partnership Agreement and will be distributed to all tendering Limited Partners on a proportional basis. The Partnership does not impose any charges in connection with repurchases of Interests or portions of Interests.

In light of liquidity constraints associated with the Partnership’s investments in Investment Funds and that the Partnership may have to effect withdrawals from those Funds to pay for Interests being repurchased, the Partnership expects to employ the following repurchase procedures:

•	A Limited Partner choosing to tender an Interest or a portion of an Interest for repurchase must do so by the Notice Date, which generally will be 45 days before the date as of which Interests are to be repurchased. Interests or portions of them will be valued as of the Valuation Date, which is generally expected to be March 31, June 30, September 30 or December 31. Tenders will be revocable upon written notice to the Partnership up to 30 days prior to the Valuation Date (the “Expiration Date”).

•	Promptly after the Expiration Date, the Partnership will give to each Limited Partner whose Interest or portion of an Interest has been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Limited Partner to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Interest or portion of

Interest. The determination of the value of Interests as of the Valuation Date is subject to adjustment based upon the results of the next annual audit of the Partnership’s financial statements.

•	The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for payment at two separate times.

•	The initial payment in respect of the Promissory Note (the “Initial Payment”) will be in an amount equal to at least 90% of the estimated value of the repurchased Interest (or portion of Interest), determined as of the Valuation Date. The Initial Payment will be made as of the later of (1) a period of within 30 days after the Valuation Date, or (2) if the Partnership has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, within ten business days after the Partnership has received at least 90% of the aggregate amount withdrawn by the Partnership from the Investment Funds.

•	The second and final payment in respect of the Promissory Note (the “Post-Audit Payment”) is expected to be in an amount equal to the excess, if any, of (1) the value of the repurchased Interest (or portion of the Interest), determined as of the Valuation Date and based upon the results of the annual audit of the Partnership’s financial statements for the year in which the Valuation Date occurs, over (2) the Initial Payment. The General Partner anticipates that the annual audit of the Partnership’s financial statements will be completed within 60 days after the end of each fiscal year of the Partnership and that the Post-Audit Payment will be made promptly after the completion of the audit.

•	Although the amounts required to be paid by the Partnership under the Promissory Note will generally be paid in cash, the Partnership may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities.

If modification of the Partnership’s repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board of Directors will adopt revised procedures reasonably designed to provide Limited Partners substantially the same liquidity for Interests as would be available under the procedures described above.

Upon its acceptance of tendered Interests or portions of Interests for repurchase, the Partnership will maintain daily on its books a segregated account consisting of (1) cash, (2) liquid securities or (3) interests in Investment Funds that the Partnership has requested be withdrawn (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Limited Partners tendering Interests and portions of Interests.

Payment for repurchased Interests and portions of Interests may require the Partnership to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Partnership’s investment related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board of Directors, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Interests and portions of Interests.

A Limited Partner tendering for repurchase only a portion of the Limited Partner’s Interest will be required to maintain a capital account balance of at least $25,000,000 after giving effect to the repurchase; provided, however, that the figure in the foregoing sentence shall be $250,000 with respect to the capital account balance of a Limited Partner who was admitted to the Partnership prior to March 1, 2005. If a

Limited Partner tenders an amount that would cause the Limited Partner’s capital account balance to fall below the required minimum, the General Partner reserves the right to reduce the amount to be repurchased from the Limited Partner so that the required minimum balance is maintained or to repurchase the Limited Partner’s entire Interest in the Partnership.

The Partnership may repurchase an Interest, or portion of an Interest, of a Limited Partner or any person acquiring an Interest or portion of the Interest from or through a Limited Partner without consent or other action by the Limited Partner or other person if the General Partner in its sole discretion determines that:

•	the Interest or portion of the Interest has been transferred or has vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Limited Partner;

•	ownership of the Interest or portion of the Interest by a Limited Partner or other person is likely to cause the Partnership to be in violation of, or require registration of any Interest or portion of any Interest under, or subject the Partnership to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•	continued ownership of the Interest or portion of the Interest by a Limited Partner may be harmful or injurious to the business or reputation of the Partnership, the Board of Directors, the General Partner, the Adviser or any of their affiliates, or may subject the Partnership or any Limited Partner to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Limited Partner or other person in connection with the acquisition of an Interest or portion of the Interest was not true when made or has ceased to be true;

•	with respect to a Limited Partner subject to Special Laws or Regulations, the Limited Partner is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Interest or portion of an Interest; or

•	it would be in the best interests of the Partnership for the Partnership to repurchase the Interest or a portion of the Interest.

In the event that the General Partner, the Adviser or any of their respective affiliates holds an Interest or portion of Interest in the capacity of a Limited Partner, the Interest or a portion of it may be tendered for repurchase in connection with any repurchase offer made by the Partnership.

Transfers of Interests

Except as otherwise described below, no person may become a substituted Limited Partner without the written consent of the General Partner, which consent may be withheld for any reason in its sole discretion. Interests or portions of Interests held by a Limited Partner may be transferred only:

•	by operation of law as a result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Limited Partner; or

•	under certain limited circumstances, with the written consent of the General Partner, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.

Unless the Partnership consults with counsel to the Partnership and counsel confirms that the transfer will not cause the Partnership to be treated as a “publicly traded partnership” taxable as a corporation, the General Partner generally will not consent to a transfer unless the following conditions are met:

•	the transferring Limited Partner has been a Limited Partner for at least six months;

•	the proposed transfer is to be made on the effective date of an offer by the Partnership to repurchase Interests or portions of Interests; and

•	the transfer is (1) one in which the tax basis of the Interest or portion of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Limited Partner, for example, certain transfers to affiliates, gifts and contributions to family entities, (2) to members of the transferring Limited Partner’s immediate family (siblings, spouse, parents or children), or (3) a distribution from a qualified retirement plan or an individual retirement account.

Notice to the Partnership of any proposed transfer of an Interest or portion of an Interest must include evidence satisfactory to the General Partner that the proposed transfer is exempt from registration under the 1933 Act, that the proposed transferee meets any requirements imposed by the Partnership with respect to investor eligibility and suitability, including the requirement that any investor (or investor’s beneficial owners in certain circumstances) has a net worth immediately prior to the time of subscription of at least $1.5 million and owns at least $2 million of securities and other investments. Notice of a proposed transfer of an Interest must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The General Partner generally will not consent to a transfer of an Interest or portion of an Interest by a Limited Partner unless the transfer is to a single transferee or after the transfer of a portion of the Interest, the balance of the capital account of each of the transferee and transferor is not less than $25,000,000; provided, however, that the figure in the foregoing sentence shall be $250,000 with respect to the capital account balance of a Limited Partner who was admitted to the Partnership prior to March 1, 2005. A Limited Partner transferring an Interest may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Partnership in connection with the transfer. In connection with any request to transfer Interests, the General Partner may require the Limited Partner requesting the transfer to obtain, at the Limited Partner’s expense, an opinion of counsel selected by the General Partner as to such matters as the General Partner may reasonably request.

Any transferee acquiring an Interest or portion of an Interest by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Limited Partner or otherwise, will be entitled to the allocations and distributions allocable to the Interest or portion of the Interest so acquired, to transfer the Interest or portion of Interest in accordance with the terms of the Partnership Agreement and to tender the Interest or portion of the Interest for repurchase by the Partnership, but will not be entitled to the other rights of a Limited Partner unless and until the transferee becomes a substituted Limited Partner as specified in the Partnership Agreement. If a Limited Partner transfers an Interest or portion of the Interest with the approval of the General Partner, the Partnership will promptly take all necessary actions so that each transferee or successor to whom the Interest or portion of the Interest is transferred is admitted to the Partnership as a Limited Partner.

In subscribing for an Interest or portion of an Interest, a Limited Partner agrees to indemnify and hold harmless the Partnership, the General Partner, the Board of Directors, the Adviser, each other Limited Partner and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer made by that Limited Partner in violation of these provisions or any misrepresentation made by that Limited Partner or a substituted Limited Partner in connection with any such transfer.

LEGAL PROCEEDINGS

The Partnership has an investment in Lancer Partners, L.P. (“Lancer”). The manager of Lancer has failed to deliver audited financial statements for 2001, 2002 and 2003 for Lancer. In February 2003, the General Partner initiated a legal action in Superior Court of the State of Connecticut against Lancer and its manager for access to the full books and records of Lancer. Subsequently, Lancer filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The General Partner is a member of the creditors committee formed as part of that proceeding. On July 8, 2003, the SEC instituted a civil action against Lancer, Lancer Management Group, LLC, Lancer Management Group II, LLC (Lancer’s general partner and fund manager, referred to with Lancer Management Group, LLC as “Lancer Management”), Michael Lauer (the principal of Lancer Management) as well as against other entities affiliated with Lauer. The SEC alleges that Lauer and Lancer Management made fraudulent misrepresentations to investors by, among other things, overstating the value of the funds and manipulating the price of shares of some of the companies in which Lancer invested. The SEC obtained a temporary restraining order which appointed a receiver for Lancer Management and granted other relief against Lancer Management and Lauer, while deferring to the bankruptcy court with respect to Lancer. Subsequently, the SEC receiver advised the bankruptcy court that it was now in control of Lancer, that Lauer would not be contesting the preliminary injunction sought by the SEC and that Lauer had agreed not to take any further action with respect to Lancer. It is anticipated that the receiver will evaluate the financial status of Lancer and, in consultation with the creditor and equity committees in the bankruptcy proceeding, propose a plan for winding up Lancer. The Partnership will continue to pursue its rights with regard to the bankruptcy action and continues to hold the investment in Lancer at $0.

TAX ASPECTS

The following is a summary of certain aspects of the income taxation of the Partnership and its Limited Partners that should be considered by a prospective Limited Partner. The Partnership has not sought a ruling from the Internal Revenue Service (the “IRS”) or any other U.S. federal, state or local agency with respect to any tax matters affecting the Partnership, nor, except as noted below, has it obtained an opinion of counsel with respect to any of those matters.

The summary of the U.S. federal income tax treatment of the Partnership set out below is based upon the Code, judicial decisions, Treasury Regulations (proposed and final) (the “Regulations”) and rulings in existence on the date of this Private Placement Memorandum, all of which are subject to change, possibly with retroactive effect.

The summary does not discuss the effect, if any, of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Partnership. Nor does the summary discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the U.S. federal income tax laws, such as insurance companies, financial institutions and dealers. Each prospective Limited Partner should consult with his, her or its own tax advisor in order to fully understand the U.S. federal, state, local and non-U.S. income tax consequences of an investment in the Partnership.

Entities exempt from U.S. federal income tax should, in addition to reviewing the discussions below, focus on those sections of this Private Placement Memorandum regarding liquidity and other financial matters to determine whether the investment objectives of the Partnership are consistent with their overall investment plans. Each prospective tax-exempt Limited Partner is urged to consult its own counsel regarding the acquisition of Interests.

Notwithstanding anything to the contrary in this Private Placement Memorandum, each Limited Partner (and each employee, representative, or other agent of such Limited Partner, as applicable) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described herein or contemplated hereunder and all materials of any kind (including any opinions or other tax analyses) that are provided to the Limited Partners relating to such tax treatment and tax structure.

Tax Treatment of the Partnership’s Operations

Classification of the Partnership. Prior to commencement of operations, the Partnership received an opinion of Shearman & Sterling LLP, counsel to the Partnership at that time, substantially to the effect that, based on the Code and the Regulations, as in effect on the date of the opinion, as well as under relevant authority interpreting the Code and the Regulations, and certain representations of the General Partner, the Partnership will be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation. Shearman & Sterling LLP also provided the Partnership with an opinion substantially to the effect that based upon, among other things, the restrictions on transferability of the Interests in the Partnership and the limitations on any right to have the Interests repurchased by the Partnership at the request of the Limited Partner, the anticipated operations of the Partnership and certain representations of the General Partner, the interests in the Partnership will not be readily tradable on a secondary market (or the substantial equivalent of such a market) and, therefore, that the Partnership will not be treated as a “publicly traded partnership” taxable as a corporation.

The opinions of counsel received by the Partnership are not binding on the IRS or the courts. If it were determined that the Partnership should be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (as a result of, for example, a successful challenge to the opinions by the IRS, changes in the Code or the Regulations or judicial interpretations of the Code or the Regulations, a material adverse change in facts, or otherwise), the taxable income of the Partnership would be subject to corporate income tax when recognized by the Partnership; distributions of that income, other than in certain redemptions of Interests, would be treated as dividend income when received by the Limited Partners to the extent of the current or accumulated earnings and profits of the Partnership; and Limited Partners would not be entitled to report profits or losses realized by the Partnership. One consequence would be a significant reduction in the after-tax return to the Limited Partners. The balance of the discussion below is based on the assumption that the Partnership will be treated as a partnership for U.S. federal income tax purposes. Unless otherwise indicated, references in the discussion to the tax consequences of the Partnership’s investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Partnership, and those indirectly attributable to the Partnership as a result of it being an investor in an Investment Fund.

As an entity taxed as a partnership, the Partnership is not itself subject to U.S. federal income tax. The Partnership files annual partnership information returns with the IRS that reports the results of its operations. Each Limited Partner is required to report separately on the Partner’s income tax return the Partner’s distributive share of the Partnership’s net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. Each Limited Partner is taxed on the Partner’s distributive share of the Partnership’s taxable income and gain regardless of whether the Partner has received or will receive a distribution from the Partnership. A Limited Partner may have taxable income for a taxable year for which it has incurred an economic loss with respect to the interest in the Partnership.

Partnerships such as the Partnership with 100 or more partners may elect to have a special set of rules and procedures apply that are intended to simplify the calculation and reporting of certain partnership items, and the handling of partnership audits. Among the items that would be affected by the election are the calculation of long-term capital gains and the tax treatment of expenses, if any, that are treated as itemized deductions by the partners. If the Partnership is eligible, the General Partner may elect to have such rules and procedures apply to the Partnership if it believes that they may be beneficial to a majority of the Limited Partners. Once the election is made, it cannot be revoked without the consent of the IRS. No assurance can be given that, if the election is made, the anticipated benefits will be realized. In addition, the election could in some cases have an adverse effect on the Limited Partners.

Allocation of Profits and Losses. Under the Partnership Agreement, the Partnership’s net capital appreciation or net capital depreciation for each accounting period of the Partnership is allocated among the Limited Partners and to their capital accounts without regard to the amount of income or loss recognized by the Partnership for U.S. federal income tax purposes. The Partnership Agreement provides that items of income, deduction, gain, loss or credit recognized by the Partnership for each fiscal year generally are to be allocated for income tax purposes among the Limited Partners pursuant to the Regulations, based upon amounts of the Partnership’s net capital appreciation or net capital depreciation allocated to each Limited Partner’s capital account for the current and prior fiscal years.

Under the Partnership Agreement, the General Partner has the discretion to allocate specially an amount of the Partnership’s capital gain (including short-term capital gain) or capital loss for U.S. federal income tax purposes to a withdrawing Limited Partner to the extent that the Limited Partner’s capital account exceeds his, hers or its U.S. federal income tax basis in his, her or its Interest, or such Limited Partner’s U.S. federal income tax basis exceeds his, her or its capital account. No assurance can be given that, if the General Partner makes such a special allocation, the IRS will accept the allocation. If the allocation is successfully challenged by the IRS, the Partnership’s gains allocable to the remaining Limited Partners would be increased.

Tax Elections; Returns; Tax Audits. The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) if a partnership election has been made under Section 754 the Code. Under the Partnership Agreement, at the request of a Limited Partner, the General Partner, in its sole discretion, may cause the Partnership to make such an election. Any such election, once made, cannot be revoked without the consent of the IRS. The effect of any such election may depend upon whether any Investment Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement an election, the General Partner currently does not intend to make an election.

The General Partner decides how to report the partnership items on the Partnership’s tax returns, and all Limited Partners are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. In light of the uncertainty and complexity of certain applicable U.S. tax laws, the IRS may not agree with the manner in which the Partnership’s items have been reported. In the event the income tax returns of the Partnership are audited by the IRS, the tax treatment of the Partnership’s income and deductions generally will be determined at the Partnership level in a single proceeding rather than by individual audits of the Limited Partners. The General Partner is the Partnership’s “Tax Matters Partner” and in that capacity has the authority to bind certain Limited Partners to settlement agreements and the right on behalf of all Limited Partners to extend the statute of limitations relating to the Limited Partners’ tax liabilities with respect to Partnership items.

Tax Consequences to a Withdrawing Limited Partner

A Limited Partner receiving a cash liquidating distribution from the Partnership, in connection with a complete withdrawal from the Partnership, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by the Limited Partner and the Limited Partner’s adjusted tax basis in his, her or its Interest. The capital gain or loss will be short-term or long-term, depending upon the Limited Partner’s holding period for his, her or its Interest. A withdrawing Limited Partner will, however, recognize ordinary income to the extent the Limited Partner’s allocable share of the Partnership’s “unrealized receivables” exceeds the Limited Partner’s basis in the unrealized receivables (as determined under the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Partnership will be treated as an unrealized receivable, with respect to which a withdrawing Limited Partner would recognize ordinary income. A Limited Partner receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds the Limited Partner’s adjusted tax basis in his, her or its Interest (except that the Limited Partner could recognize ordinary income nevertheless with respect to a reduction in his, her, or its share of “unrealized receivables”).

The General Partner may specially allocate items of Partnership capital gain (including short-term capital gain) to a withdrawing Limited Partner to the extent the Limited Partner’s capital account would otherwise exceed the Partner’s adjusted tax basis in his, her or its Interest. The special allocation may result in the withdrawing Limited Partner’s recognizing short-term capital gain or ordinary income instead of long-term capital gain during the tax year in which the Limited Partner receives its liquidating distribution upon withdrawal.

Distributions of Property. A partner’s receipt of a distribution of property from a partnership is generally not taxable, except that a distribution consisting of marketable securities generally is recharacterized as a distribution of cash (rather than property) unless the distributing partnership is an “investment partnership” and the recipient is an “eligible partner” within the meaning of the Code. The General Partner will determine at the appropriate time whether the Partnership qualifies as an “investment partnership.” If the Partnership qualifies, and if a Limited Partner is an “eligible partner,” which term should include a Limited Partner whose contributions to the Partnership consisted solely of cash, the recharacterization rule described above would not apply.

Tax Treatment of Partnership Investments

In General. The General Partner expects that the Partnership and the Investment Funds will act as a trader or investor, and not as a dealer, with respect to their respective securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts, whereas a dealer is a person who purchases securities for resale to customers rather than for investment or speculation. As noted above, unless otherwise indicated, references in the discussion to the tax consequences of the Partnership’s investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Partnership, and those indirectly attributable to the Partnership as a result of it being an investor in an Investment Fund.

Gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. The General Partner thus expects that its gains and losses from its securities transactions and the gains and losses from the Investment Funds typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the

Partnership maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. Special rules, however, apply to the characterization of capital gain realized with respect to certain regulated futures contracts, non-U.S. currency forward contracts and certain options contracts that qualify as (or qualify for treatment as) “Section 1256 Contracts,” which are described below. The application of certain rules relating to short sales, to so-called “straddle” and “wash sale” transactions and to certain non-U.S. regulated contracts and options contracts may serve to alter the manner in which the Partnership’s or an Investment Fund’s holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Partnership or an Investment Fund.

The Partnership may acquire a Derivative position with respect to other Investment Funds, which may be treated as constructive ownership of the other Investment Fund. A constructive ownership transaction includes holding a long position under a notional principal contract or entering into a forward or futures contract with respect to certain financial assets, or both holding a call option and granting a put option with respect to certain financial assets when the options have substantially equal strike prices and contemporaneous maturity dates. If the Partnership has long-term capital gain from a “constructive ownership transaction,” the amount of the gain that may be treated as long-term capital gain by the Partnership is limited to the amount that the Partnership would have recognized if it had been holding the financial asset directly, rather than through a constructive ownership transaction, with any gain in excess of this amount being treated as ordinary income. In addition, an interest charge is imposed with respect to any amount recharacterized as ordinary income on the underpayment of tax for each year that the constructive ownership was open.

The Partnership may realize ordinary income from dividends with respect to shares of stock and accruals of interest on debt obligations. Certain of such dividends may qualify for the 15% maximum tax rate for qualified dividend income applicable to individuals, estates and trusts. The Partnership or an Investment Fund may hold debt obligations with “original issue discount,” in which case, the Partnership would be required to include amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Partnership or Investment Fund may also acquire debt obligations with “market discount.” Upon disposition of such an obligation, the Partnership generally would be required to treat gain realized as interest income to the extent of the market discount, or its share of such market discount in the case of an obligation held by an Investment Fund, that accrued during the period the debt obligation was held by the Partnership or an Investment Fund. The Partnership may realize ordinary income or loss with respect to its or an Investment Fund’s investments in partnerships engaged in a trade or business. Income or loss from transactions involving certain Derivatives, such as the periodic payments from swap transactions, will also generally constitute ordinary income or loss. In addition, amounts, if any, payable by the Partnership or an Investment Fund in connection with equity swaps, interest rate swaps, caps, floors and collars likely would be considered “miscellaneous itemized deductions” which, for a noncorporate Limited Partner, may be subject to restrictions on their deductibility.

Gain recognized by the Partnership or an Investment Fund from certain “conversion transactions” will be treated as ordinary income. In such a transaction, substantially all of the taxpayer’s return is attributable to the time value of the net investment in the transaction. Included among conversion transactions specified in the Code and the Regulations are: (1) the holding of any property (whether or not actively traded) and entering into a contract to sell the property (or substantially identical property) at a price determined in accordance with the contract, but only if the property was acquired and the contract was entered into on a substantially contemporaneous basis, (2) certain straddles, (3) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain, or (4) any other transaction specified in Regulations.

Limited Partners may be treated as owning positions held by the Partnership, including positions held by the Partnership through different investment advisory agreements or Investment Funds. Those positions, and other positions held by a Limited Partner, may be treated as positions in a straddle as described below under the caption “Effect of Straddle Rules on Limited Partners’ Securities Positions.”

Currency Fluctuations. To the extent that its investments are made in securities denominated in a non-U.S. currency, gain or loss realized by the Partnership (directly or through an Investment Fund) frequently will be affected by the fluctuation in the value of such non-U.S. currencies relative to the value of the dollar. Gains or losses with respect to the Partnership’s investments in common stock of non-U.S. issuers will generally be taxed as capital gains or losses at the time of the disposition of the stock, subject to certain exceptions specified in the Code. In particular, gains and losses of the Partnership on the acquisition and disposition of non-U.S. currency (for example, the purchase of non-U.S. currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. In addition, gains or losses on disposition of debt securities denominated in a non-U.S. currency to the extent attributable to fluctuation in the value of the non-U.S. currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Gains or losses attributable to fluctuations in exchange rates that occur between the time the Partnership accrues interest or other receivables or accrues expenses or other liabilities denominated in a non-U.S. currency and the time the Partnership collects the receivables or pays the liabilities may be treated as ordinary income or ordinary loss.

The Partnership or an Investment Fund may acquire non-U.S. currency forward contracts, enter into non-U.S. currency futures contracts and acquire put and call options on non-U.S. currencies. If the Partnership or an Investment Fund acquires currency futures contracts or option contracts, including those that are Section 1256 Contracts, or any currency forward contracts, however, any gain or loss realized by the Partnership with respect to the instruments will be ordinary, unless (1) the contract is a capital asset in the hands of the Partnership or an Investment Fund and is not a part of a straddle transaction and (2) an election is made (by the close of the day on which the transaction is entered) to treat the gain or loss attributable to the contract as capital gain or loss. If those conditions are met, gain or loss recognized on the contract will be treated as capital gain or loss; if the contract is a Section 1256 Contract, Section 1256 of the Code will govern the character of any gain or loss recognized on the contract.

Section 1256 Contracts. The Code generally applies a “mark to market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-U.S. currency forward contracts, and certain options contracts. Section 1256 Contracts held by the Partnership or an Investment Fund at the end of a taxable year of the Partnership or an Investment Fund will be treated for U.S. federal income tax purposes as if they were sold by the Partnership or an Investment Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking to market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Partnership’s obligations under the Contract), must be taken into account by the Partnership in computing its taxable income for the year. If a Section 1256 Contract held by the Partnership or an Investment Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains and losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions described under “Currency Fluctuations,” above, are met. These gains and losses will be taxed under the general rules described above. If an individual taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by an individual may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry back does not increase or produce a net operating loss for the year.

A “securities futures contract” is not treated as a Section 1256 Contract, except when it meets the definitions of a “dealer securities futures contract.” A “securities futures contract” is any security future as defined in Section 3(a)(55)(A) of the Securities Exchange Act of 1934, as amended, which generally provides that a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index. The Code provides that any gain or loss from the sale or exchange of a securities futures contract (other than a “dealer securities futures contract”) is considered as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates. As a result, if the underlying security would be a capital asset in the taxpayer’s hands, then gain or loss on the securities futures contract would be capital gain or loss. In general, capital gain or loss from the sale or exchange of a securities futures contract to sell property (that is, the short side of such a contract) will be treated as short-term capital gain or loss.

Any “dealer securities futures contract” is treated as a Section 1256 Contract. A “dealer securities futures contract” is a securities futures contract, or an option to enter into such a contract, that (1) is entered into by a dealer (or, in the case of an option, is purchased or granted by the dealer) in the normal course of its trade or business activity of dealing in the contracts and (2) is traded on a qualified board of trade or exchange.

Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a “mixed straddle.” A “mixed straddle” is any straddle in which one or more but not all positions are Section 1256 Contracts. Under certain Temporary Regulations, the Partnership (and any Investment Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily marking to market of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Temporary Regulations’ mixed straddle account rules is not entirely clear, so no assurance can be given that a mixed straddle account election by the Partnership or the Investment Fund will be accepted by the IRS.

Short Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Partnership’s or an Investment Fund’s hands. Except with respect to certain situations in which the property used to close a short sale has a long term holding period on the date on which the short sale is entered into, gains on short sales generally will be short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Partnership or an Investment Fund for more than one year. Certain Regulations may suspend the running of the holding period of “substantially identical property” held by the Partnership or an Investment Fund.

Gain or loss on a short sale will generally not be realized until the time at which the short sale is closed. If the Partnership or an Investment Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that have appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, however, the Partnership or an Investment

Fund generally will recognize gain on the date it acquires the property as if the short sale was closed on that date with the property. If the Partnership or an Investment Fund holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Partnership or an Investment Fund generally will recognize gain as if the appreciated financial position was sold at its fair market value on the date the Partnership or an Investment Fund enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if the position was acquired on the date of the constructive sale.

Effect of Straddle Rules on Limited Partners’ Securities Positions. The IRS may treat certain positions in securities held, directly or indirectly, by a Limited Partner and his, her or its indirect interest in similar securities held by the Partnership or an Investment Fund as “straddles” for U.S. federal income tax purposes. The application of the “straddle” rules in such a case could affect a Limited Partner’s holding period for the securities involved and may defer the recognition of losses with respect to the securities. The Partnership will not generally be in a position to furnish to Limited Partners information regarding the securities positions of Investment Funds that would permit a Limited Partner to determine whether his, her or its positions in securities also held by Investment Funds should be treated as offsetting positions for purposes of the straddle rules.

Limitation on Deductibility of Interest and Short Sale Expenses. The Code limits the ability of noncorporate taxpayers to deduct “investment interest,” which is interest on indebtedness and any amount allowable as a deduction in connection with property used in a short sale, that is properly allocable to property held for investment. Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer’s “net investment income,” consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses treated as interest). For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on the amount at ordinary income tax rates.

The Partnership’s or an Investment Fund’s activities will be treated as giving rise to investment income for a Limited Partner, and the investment interest limitation would apply to a noncorporate Limited Partner’s share of the interest and short sale expenses attributable to the Partnership’s operation. In such case, a noncorporate Limited Partner would be denied a deduction for all or part of that portion of his, her or its distributive share of the Partnership’s ordinary losses attributable to interest and short sale expenses unless he, she or it had sufficient investment income from all sources including the Partnership. A Limited Partner that could not deduct interest or short sale expenses currently as a result of the application of the provisions described above would be entitled to carry forward such expenses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a noncorporate Limited Partner on money borrowed to finance his, her or its investment in the Partnership. Potential investors should consult their own tax advisors with respect to the application of the investment interest limitation to their particular tax situations.

Deductibility of Partnership Investment Expenditures by Noncorporate Limited Partners. Investment expenses including, for example, investment advisory fees of an individual, trust or estate are generally deductible only to the extent they exceed 2% of adjusted gross income. In addition, the Code restricts the ability of an individual with an adjusted gross income in excess of a specified amount to deduct these investment expenses. Under the Code, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent the excess expenses (along with certain other itemized deductions) exceed the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the specified amount; or (2) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, these investment expenses are miscellaneous itemized deductions that are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

Under certain Temporary Regulations, the limitations on deductibility should not apply to a noncorporate Limited Partner’s share of the trade or business expenses of the Partnership. These limitations will apply, however, to a noncorporate Limited Partner’s share of the investment expenses of the Partnership (including the Management Fee, and any fee payable to an Investment Manager, to the extent these expenses are allocable to an Investment Fund that is not in a trade or business within the meaning of the Code or to the investment activity of the Partnership). The Partnership intends to treat its expenses attributable to an Investment Fund that it determines is engaged in a trade or business within the meaning of the Code or to the trading activity of the Partnership as not being subject to these limitations, although no assurance can be given that the IRS will agree with the treatment.

The consequences of the Code’s limitations on the deductibility of investment expenditures will vary depending upon the particular tax situation of each taxpayer. For that reason, noncorporate Limited Partners should consult their tax advisors with respect to the application of these limitations to their situation.

Application of Rules for Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a “passive activity” against certain income that is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Under certain Temporary Regulations, income or loss from the Partnership’s securities investment and trading activity generally will not constitute income or loss from a passive activity. Passive losses from other sources generally could not be deducted against a non-managing Limited Partner’s share of such income and gain from the Partnership. Income or loss attributable to the Partnership’s investment in a partnership engaged in a non-securities trade or business may, however, constitute passive activity income or loss.

“Phantom Income” from Partnership Investments. Under various “anti-deferral” provisions of the Code (the “passive foreign investment company,” “controlled foreign corporation” and “foreign personal holding company” provisions), investments, if any, by the Partnership in certain foreign corporations may cause a Limited Partner (1) to recognize taxable income prior to the Partnership’s receipt of distributable proceeds, (2) pay an interest charge on receipts that are deemed as having been deferred, or (3) recognize ordinary income that, but for the “anti-deferral” provisions, would have been treated as capital gain.

Non-U.S. Taxes

Certain dividends and interest directly or indirectly received by the Partnership from sources outside the U.S. may be subject to non-U.S. withholding taxes. In addition, the Partnership or an Investment Fund may be subject to non-U.S. capital gains taxes to the extent they purchase and sell securities of non-U.S. issuers. Tax treaties between certain countries and the United States may reduce or eliminate such non-U.S. taxes. The Partnership cannot predict in advance the rate of non-U.S. tax it will directly or indirectly pay, as the amount of the Partnership’s assets to be invested in various countries is not known at this time.

The Limited Partners will be informed by the Partnership as to their proportionate share of the non-U.S. taxes paid by the Partnership or an Investment Fund that they will be required to include in their income. The Limited Partners generally will be entitled to claim either a credit (subject to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such non-U.S. taxes in computing their U.S. federal income taxes. A tax-exempt Limited Partner will not ordinarily benefit from such credit or deduction.

Unrelated Business Taxable Income

An organization that is exempt from U.S. federal income tax is generally not subject to such tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

This general exemption available to an exempt organization from U.S. federal income tax does not apply to the “unrelated business taxable income” (“UBTI”) of such an organization. Except as noted above with respect to certain categories of exempt trading activity, UBTI generally includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year; and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

The Partnership may incur “acquisition indebtedness” with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the IRS that indicates that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Partnership will treat its short sales of securities as not involving “acquisition indebtedness” and not resulting in UBTI. Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI. To the extent the Partnership recognizes income in the form of dividends and interest from securities with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the “average acquisition indebtedness” incurred with respect to the securities, and the denominator of which is the “average amount of the adjusted basis” of the securities during the taxable year.

To the extent the Partnership recognizes gain from securities with respect to which there is “acquisition indebtedness” at any time during the twelve-month period ending with the date of their disposition, the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the securities, and the denominator of which is the “average amount of the adjusted basis” of the securities during the taxable year. In determining the unrelated debt-financed income of the Partnership, an allocable portion of deductions directly connected with the Partnership’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI.

The calculation of the Partnership’s “unrelated debt-financed income” will be complex and will depend on the amount of leverage used by the Partnership from time to time; the amount of leverage used by Investment Funds; and other UBTI generated by those Funds. As a result of this complexity, the Partnership cannot predict the percentage of its income and gains that will be treated as UBTI for a Limited Partner that is an exempt organization. An exempt organization’s share of the income or gains of the Partnership that is treated as UBTI may not be offset by losses of the exempt organization either from the Partnership or otherwise, unless the losses are treated as attributable to an unrelated trade or business (such as, for example, losses from securities for which acquisition indebtedness is incurred), among other things.

To the extent that the Partnership generates UBTI, the applicable U.S. federal tax rate for an exempt Limited Partner generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt Limited Partner. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. The Partnership will report to a Limited Partner that is an exempt organization information as to the portion of its income and gains from the Partnership for each year that will be treated as UBTI. The calculation of UBTI with respect to transactions entered into by the Partnership is highly complex, and for that reason, no assurance can be given that the Partnership’s calculation of UBTI will be accepted by the IRS.

In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Partnership’s income and gains that is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments that are not treated as UBTI. The possibility of realizing UBTI from its investment in the Partnership generally should not, as a result, affect the tax-exempt status of an exempt organization. A charitable remainder trust will not be exempt from U.S. federal income tax under the Code for any year in which it has UBTI. In view of the potential for UBTI, the Partnership is not likely to be a suitable investment for a charitable remainder trust. A title-holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax advisor with respect to the tax consequences of receiving UBTI from the Partnership.

Certain Matters Relating to Specific Exempt Organizations

Private Foundations. Private foundations and their managers are subject to U.S. federal excise taxes if they invest “any amount in such a manner as to jeopardize the carrying out of any of the foundation’s exempt purposes.” This rule requires a foundation manager, in making an investment, to exercise “ordinary business care and prudence” under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors that a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation’s portfolio.

Tax-exempt organizations that are private foundations, with certain exceptions, are subject to a 2% U.S. federal excise tax on their “net investment income.” The rate of the excise tax for any taxable year may be reduced to 1% if a private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax. To avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its “distributable amount,” which includes, among other things, the private foundation’s “minimum investment return,” defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation’s exempt purposes), over certain indebtedness incurred by the foundation in connection with those assets. A private foundation’s investment in the Partnership would most likely be classified as a nonfunctionally related asset. A determination that an Interest in the Partnership is a nonfunctionally related asset could cause cash flow problems for a prospective Limited Partner that is a private foundation; as such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its Interest. This requirement would, however, be less burdensome to a private foundation to the extent that the value of its Interest is not significant in relation to the value of other assets it holds.

In some instances, an investment in the Partnership by a private foundation may be prohibited by the “excess business holdings” provisions of the Code. If a private foundation (either directly or together with a “disqualified person”), for example, acquires more than 20% of the capital interest or profits interest of the Partnership, the private foundation may be considered to have “excess business holdings.” In such a case, the foundation may be required to divest itself of its Interest in seeking to avoid the imposition of an excise tax. The excise tax will not apply, however, if at least 95% of the gross income from the Partnership is “passive” within the applicable provisions of the Code and the Regulations. The General Partner believes that the Partnership will likely meet the 95% gross income test, although the General Partner can give no absolute assurance with respect to the matter.

Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, individual retirement accounts (“IRAs”) and Keogh plans should consult their counsel as to the U.S. tax implications of investing in the Partnership.

New Tax Shelter Disclosure Regulations

Recently issued Regulations and revenue procedures set forth the circumstances under which certain transactions must be disclosed in a disclosure statement attached to a taxpayer’s U.S. federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, these Regulations impose a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These Regulations can apply in situations not conventionally considered to involve “tax shelters.” Consequently, it is possible that such disclosure could be required by any or all of the Partnership, an Investment Fund or the Limited Partners (1) if the Partnership or an Investment Fund incurs a foreign currency loss on certain foreign currency transactions or a loss with respect to a position that formed part of a straddle (in each case, in excess of a certain monetary threshold and computed without regard to offsetting gains or other income) or (2) if a Limited Partner or the Partnership incurs a loss upon a disposition of, or withdrawal from, the Partnership or an Investment Fund, respectively, in each case in excess of a certain monetary threshold, or (3) in the event that the Partnership’s or an Investment Fund’s activities result in certain book/tax differences or (4) possibly in other circumstances. Furthermore, the Partnership’s material advisers could be required to maintain a list of persons investing in the Partnership pursuant to these Regulations and the IRS could inspect such list upon request.

Certain State and Local Taxation Matters

Prospective investors should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Partnership. The Partnership intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction. No assurance can be given, however, that the Partnership will be able to achieve this goal.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Limited Partner’s distributive share of the taxable income or loss of the Partnership generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Limited Partner is a resident. A partnership in which the Partnership acquires an interest may conduct business in a jurisdiction that will subject to tax a Limited Partner’s share of the partnership’s income from that business. A prospective Limited Partner should consult his, her or its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the Limited Partner is a resident.

ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan, IRA, Keogh plan or other arrangement subject to ERISA (an “ERISA Plan”) or the Code should consider, among other things, the matters described below in determining whether to cause the ERISA Plan to invest in the Partnership.

ERISA imposes general and specific responsibilities on persons who are “fiduciaries” for purposes of ERISA with respect to an ERISA Plan, including prudence, diversification, prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, a fiduciary of an ERISA Plan must comply with rules adopted by the U.S. Department of Labor (the “DOL”), which administers the fiduciary provisions of ERISA. Under those rules, the fiduciary of an ERISA Plan must: (1) give appropriate consideration to, among other things, the role that the investment plays in the Plan’s portfolio, taking into account whether the investment is designed reasonably to further the Plan’s purposes; (2) examine the risk and return factors associated with the investment; (3) assess the portfolio’s composition with regard to diversification, as well as the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan; and (4) evaluate income tax consequences of the investment and the projected return of the total portfolio relative to the Plan’s funding objectives.

Before investing the assets of an ERISA Plan in the Partnership, a fiduciary should determine whether such an investment is consistent with his, her or its fiduciary responsibilities as set out in the DOL’s regulations. The fiduciary should, for example, consider whether an investment in the Partnership may be too illiquid or too speculative for its ERISA Plan, and whether the assets of the Plan would be sufficiently diversified if the investment is made. If a fiduciary of an ERISA Plan breaches his, her or its responsibilities with regard to selecting an investment or an investment course of action for the Plan, the fiduciary may be held personally liable for losses incurred by the Plan as a result of the breach.

Because the Partnership has registered as an investment company under the 1940 Act, the underlying assets of the Partnership are not considered to be “plan assets” of ERISA Plans investing in the Partnership for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. For that reason, neither the Adviser nor any of the Investment Managers (including Subadvisers) are fiduciaries with respect to those Plans within the meaning of ERISA.

The General Partner requires an ERISA Plan proposing to invest in the Partnership to represent: that it, and any fiduciaries responsible for its investments, are aware of and understand the Partnership’s investment objective, policies and strategies; and that the decision to invest Plan assets in the Partnership was made with appropriate consideration of relevant investment factors with regard to the Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

Certain prospective ERISA Plan investors may currently maintain relationships with the Adviser or the Investment Managers, or with other entities that are affiliated with the Adviser or the Investment Managers. Each of the Adviser, the Investment Managers and their affiliates may be deemed to be a party in interest to and/or a fiduciary of any ERISA Plan to which it provides investment management, investment advisory or other services. ERISA prohibits ERISA Plan assets to be used for the benefit of a party in interest and also prohibits an ERISA Plan fiduciary from using its position to cause the ERISA Plan to make an investment from which it or certain third parties in which the fiduciary has an interest would receive a fee or other consideration. ERISA Plan investors should consult with counsel to determine if participation in the Partnership is a transaction that is prohibited by ERISA or the Code. A fiduciary of an ERISA Plan investing in the Partnership will be required to represent: that the decision to invest in the Partnership was made by it as a fiduciary that is independent of the Adviser, the Investment

Managers and their affiliates; that it is duly authorized to make such investment decision; and it has not relied on any individualized advice or recommendation of the Adviser, an Investment Manager or their affiliates, as a primary basis for the decision to invest in the Partnership and that its investment in the Partnership will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained in this Private Placement Memorandum, is, of necessity, general and may be affected by future publication of DOL regulations and rulings. Potential ERISA Plan investors should consult with their legal advisors regarding the consequences under ERISA and the Code of the acquisition and ownership of Interests.

ADDITIONAL INFORMATION REGARDING THE PARTNERSHIP AGREEMENT

Amendment of the Partnership Agreement

The Partnership Agreement may generally be amended, in whole or in part, with the approval of a majority of the Board of Directors (including a majority of the Independent Directors, if required by the 1940 Act) and without the approval of the Limited Partners unless the approval of Limited Partners is required by the 1940 Act. Certain amendments to the Partnership Agreement involving capital accounts and allocations to those accounts may not be made without the written consent of any Limited Partner adversely affected by the amendments or unless each Limited Partner has received written notice of the amendment and any Limited Partner objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by General Partner) to tender his, her or its entire Interest for repurchase by the Partnership. In addition, amendments that would modify the provisions of the Partnership Agreement regarding the General Partner’s Performance Incentive, amendment procedures (if material) or the Partnership’s indemnification obligations may be made only with the unanimous consent of the Partners and, to the extent required by the 1940 Act, approval of a majority of the Directors (and, if so required, a majority of the Independent Directors).

Power of Attorney

In subscribing for an Interest, an investor appoints the General Partner as his, her or its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Partnership as a limited partnership under Delaware law or signing all instruments effecting authorized changes in the Partnership or the Partnership Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Partnership. This power of attorney, which is be contained in an investor’s subscription agreement, is a special power of attorney and is coupled with an interest in favor of the General Partner and as such will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Limited Partner granting the power of attorney. In addition, the power of attorney will survive the delivery of a transfer by a Limited Partner of all or any portion of the Limited Partner’s Interest, except that when the transferee of the Interest or portion of the Interest has been approved by the General Partner for admission to the Partnership as a substitute Limited Partner, or upon the withdrawal of a Limited Partner from the Partnership pursuant to a periodic tender or otherwise, the power of attorney given by the transferor will terminate.

REPORTS TO LIMITED PARTNERS

The Partnership furnishes to Limited Partners as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. An Investment Manager’s delay, however, in providing this information could delay the General Partner’s preparation of tax information for investors, which might require Limited Partners to seek extensions on the time to file their tax returns, or could delay the preparation of the Partnership’s annual report. The General Partner sends to Limited Partners an unaudited semi-annual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act. Limited Partners are also sent reports regarding the Partnership’s operations each month or quarter.

TERM, DISSOLUTION AND LIQUIDATION

The Partnership will be dissolved upon, among other things, the affirmative vote to dissolve the Partnership by: (1) a majority of the Board of Directors (including a majority of the Independent Directors); and (2) Partners holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Limited Partners. The Partnership may also be dissolved at the election of, or upon the withdrawal of, the General Partner, unless there is another general partner, or a successor general partner is elected as provided under the terms of the Partnership Agreement. In addition, the Partnership Agreement provides that the Partnership will be dissolved if any Partner that has submitted a written request, in accordance with the terms of that Agreement, to tender his, her or its entire Interest for repurchase by the Partnership has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Partner who intends to cause the Partnership to be dissolved must so indicate in a separate written request submitted within the applicable two-year period. The Partnership will also be dissolved as required by operation of law.

Upon the occurrence of any event of dissolution, the General Partner, acting as liquidator (or if the General Partner is unable to perform this function, a liquidator elected by Partners holding a majority of the total number of votes eligible to be cast by all Partners and whose fees will be paid by the Partnership) is charged with winding up the affairs of the Partnership and liquidating its assets. Net profits or net losses during the fiscal period including the period of liquidation will be allocated as described above under the caption “Capital Accounts and Allocations - Allocation of Net Profits and Net Losses.”

Upon the liquidation of the Partnership, its assets will be distributed (1) first to satisfy the debts, liabilities and obligations of the Partnership (other than debts to Limited Partners) including actual or anticipated liquidation expenses, (2) next to repay debts owing to the Limited Partners, and (3) finally to the Partners proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in kind on a proportionate basis if the Board of Directors or liquidator determines that the distribution of assets in kind would be in the interests of the Limited Partners in facilitating an orderly liquidation.

FISCAL YEAR

For accounting purposes, the Partnership’s fiscal year is the 12-month period ending on December 31. For tax purposes, the Partnership has adopted the 12-month period ending December 31 of each year as its taxable year.

ACCOUNTANTS AND LEGAL COUNSEL

The Board of Directors has selected Ernst & Young LLP as the independent public accountants of the Partnership. Ernst & Young’s principal business address is located at 787 Seventh Avenue, New York, New York 10019. Clifford Chance US LLP, 31 West 52nd Street, New York, New York, serves as legal counsel to the Partnership, and as legal counsel to the General Partner, the Adviser and their affiliates with respect to the Partnership.

FINANCIAL STATEMENTS

Reference is made to: (i) the audited financial statements of the Partnership for the fiscal year ended December 31, 2003, which the Partnership has prepared and furnished to Limited Partners and filed with the Securities and Exchange Commission on Form N-CSR under the 1940 Act on March 8, 2004, and which are incorporated herein by reference in their entirety, and (ii) the unaudited financial statements of the Partnership for the fiscal year ended June 30, 2004, which the Partnership has prepared and furnished to Limited Partners and filed with the Securities and Exchange Commission on Form N-CSR under the 1940 Act on September 1, 2004.

INQUIRIES

Inquiries concerning the Partnership and Interests (including information concerning subscription and withdrawal procedures) should be directed to:

Robin Coroniti

Morgan Stanley Institutional Fund of Hedge Funds LP

One Tower Bridge

100 Front Street, Suite 1100

West Conshohocken, Pennsylvania 19428-2881

Telephone: (610) 260-7600

Facsimile: (212) 507-8307

e-mail: robin.coroniti@morganstanley.com

APPENDIX A

PROXY VOTING POLICIES AND PROCEDURES

MORGAN STANLEY INVESTMENT MANAGEMENT

PROXY VOTING POLICY AND PROCEDURES

I.	POLICY STATEMENT

Introduction - Morgan Stanley Investment Management’s (“MSIM”) policy and procedures for voting proxies (“Proxy Voting Policy and Procedures”) with respect to securities held in the accounts of clients applies to those MSIM entities that provide discretionary investment management services and for which a MSIM entity has authority to vote proxies. The policy and procedures and general guidelines in this section will be reviewed and, updated, as necessary, to address new or revised proxy voting issues. The MSIM entities covered by these policies and procedures currently include the following: Morgan Stanley Investment Advisors Inc., Morgan Stanley AIP GP LP, Morgan Stanley Investment Management Inc., Morgan Stanley Investment Management Limited, Morgan Stanley Investment Management Company, Morgan Stanley Asset & Investment Trust Management Co., Limited, Morgan Stanley Investment Management Private Limited, Morgan Stanley Hedge Fund Partners GP LP, Morgan Stanley Hedge Fund Partners LP, Van Kampen Asset Management, and Van Kampen Advisors Inc. (each an “MSIM Affiliate” and collectively referred to as the “MSIM Affiliates”).

Each MSIM Affiliate will use its best efforts to vote proxies as part of its authority to manage, acquire and dispose of account assets. With respect to the MSIM registered management investment companies (Van Kampen, Institutional and Advisor Funds)(collectively referred to as the “MSIM Funds”), each MSIM Affiliate will vote proxies pursuant to authority granted under its applicable investment advisory agreement or, in the absence of such authority, as authorized by the Board of Directors or Trustees of the MSIM Funds. A MSIM Affiliate will not vote proxies if the “named fiduciary” for an ERISA account has reserved the authority for itself, or in the case of an account not governed by ERISA, the Investment Management or Investment Advisory Agreement does not authorize the MSIM Affiliate to vote proxies. MSIM Affiliates will, in a prudent and diligent manner, vote proxies in the best interests of clients, including beneficiaries of and participants in a client’s benefit plan(s) for which the MSIM Affiliates manage assets, consistent with the objective of maximizing long-term investment returns (“Client Proxy Standard”). In certain situations, a client or its fiduciary may provide a MSIM Affiliate with a proxy voting policy. In these situations, the MSIM Affiliate will comply with the client’s policy unless to do so would be inconsistent with applicable laws or regulations or the MSIM Affiliate’s fiduciary responsibility.

Proxy Research Services - To assist the MSIM Affiliates in their responsibility for voting proxies and the overall global proxy voting process, Institutional Shareholder Services (“ISS”) and the Investor Responsibility Research Center (“IRRC”) have been retained as experts in the proxy voting and corporate governance area. ISS and IRRC are independent advisers that specialize in providing a variety of fiduciary-level proxy-related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. The services provided to MSIM Affiliates include in-depth research, global issuer analysis, and voting recommendations. While the MSIM Affiliates may review and utilize the ISS recommendations in making proxy voting decisions, they are in no way obligated to follow the ISS recommendations. In addition to research, ISS provides vote execution, reporting, and recordkeeping. MSIM’s Proxy Review Committee (see Section IV.A. below) will carefully monitor and supervise the services provided by the proxy research services.

Voting Proxies for Certain Non-US Companies - While the proxy voting process is well established in the United States and other developed markets with a number of tools and services available to assist an investment manager, voting proxies of non-US companies located in certain jurisdictions, particularly emerging markets, may involve a number of problems that may restrict or prevent a MSIM Affiliate’s ability to vote such proxies. These problems include, but are not limited to: (i) proxy statements and ballots being written in a language other than English; (ii) untimely and/or inadequate notice of shareholder meetings; (iii) restrictions on the ability of holders outside the issuer’s jurisdiction of organization to exercise votes; (iv) requirements to vote proxies in person, (v) the imposition of restrictions on the sale of the securities for a period of time in proximity to the shareholder meeting; and (vi) requirements to provide local agents with power of attorney to facilitate the MSIM Affiliate’s voting instructions. As a result, clients’ non-U.S. proxies will be voted on a best efforts basis only, after weighing the costs and benefits to MSIM’s clients of voting such proxies, consistent with the Client Proxy Standard. ISS has been retained to provide assistance to the MSIM Affiliates in connection with voting their clients’ non-US proxies.

II.	GENERAL PROXY VOTING GUIDELINES

To ensure consistency in voting proxies on behalf of its clients, MSIM Affiliates will follow (subject to any exception set forth herein) these Proxy Voting Policies and Procedures, including the guidelines set forth below. These guidelines address a broad range of issues, including board size and composition, executive compensation, anti-takeover proposals, capital structure proposals and social responsibility issues and are meant to be general voting parameters on issues that arise most frequently. The MSIM Affiliates, however, may, pursuant to the procedures set forth in Section IV. below, vote in a manner that is not in accordance with the following general guidelines, provided the vote is approved by the Proxy Review Committee and is consistent with the Client Proxy Standard.

III.	GUIDELINES

A.	Management Proposals

1.	When voting on routine ballot items, unless otherwise determined by the Proxy Review Committee, the following proposals will be voted in support of management.

•	Selection or ratification of auditors.

•	Approval of financial statements, director and auditor reports.

•	General updating/corrective amendments to the charter.

•	Proposals to limit Directors’ liability and/or broaden indemnification of Directors.

•	Proposals requiring that a certain percentage (up to 66 2/3%) of the company’s Board members be independent Directors.

•	Proposals requiring that members of the company’s compensation, nominating and audit committees be comprised of independent or unaffiliated Directors.

•	Proposals recommending set retirement ages or requiring specific levels of stock ownership by Directors.

•	Proposals to eliminate cumulative voting.

•	Proposals to eliminate preemptive rights.

•	Proposals for confidential voting and independent tabulation of voting results.

•	Proposals related to the conduct of the annual meeting except those proposals that relate to the “transaction of such other business which may come before the meeting.”

2.	Election of Directors, In situations where no conflict exists, and where no specific governance deficiency has been noted, unless otherwise determined by the Proxy Review Committee, proxies will be voted in support of nominees of management.

Unless otherwise determined by the Proxy Review Committee, a withhold vote will be made where:

(i)	A nominee has, or any time during the previous five years had, a relationship with the issuer (e.g., investment banker, counsel or other professional service provider, or familial relationship with a senior officer of the issuer) that may impair his or her independence.;

(ii)	A direct conflict exists between the interests of the nominee and the public shareholders; or

(iii)	Where the nominees standing for election have not taken action to implement generally accepted governance practices for which there is a “bright line” test. These would include elimination of dead hand or slow hand poison pills, requiring Audit, Compensation or Nominating Committees to be composed of independent directors and requiring a majority independent board.

3.	The following non-routine proposals, which potentially may have a substantive financial or best interest impact on a shareholder, unless otherwise determined by the Proxy Review Committee, will be voted in support of management.

Capitalization changes

•	Proposals relating to capitalization changes that eliminate other classes of stock and voting rights.

•	Proposals to increase the authorization of existing classes of common stock (or securities convertible into common stock) if: (i) a clear and legitimate business purpose is stated; (ii) the number of shares requested is reasonable in relation to the purpose for which authorization is requested; and (iii) the authorization does not exceed 100% of shares currently authorized and at least 30% of the new authorization will be outstanding.

•	Proposals to create a new class of preferred stock or for issuances of preferred stock up to 50% of issued capital.

•	Proposals for share repurchase plans.

•	Proposals to reduce the number of authorized shares of common or preferred stock, or to eliminate classes of preferred stock.

•	Proposals to effect stock splits.

•	Proposals to effect reverse stock splits if management proportionately reduces the authorized share amount set forth in the corporate charter. Reverse stock splits that do not adjust proportionately to the authorized share amount will generally be approved if the resulting increase in authorized shares coincides with the proxy guidelines set forth above for common stock increases.

Compensation

•	Proposals relating to Director fees, provided the amounts are not excessive relative to other companies in the country or industry.

•	Proposals for employee stock purchase plans that permit discounts up to 15%, but only for grants that are part of a broad based employee plan, including all non-executive employees.

•	Proposals for the establishment of employee stock option Plans and other employee ownership plans.

•	Proposals for the establishment of employee retirement and severance plans

Anti-Takeover Matters

•	Proposals to modify or rescind existing supermajority vote requirements to amend the charters or bylaws.

•	Proposals relating to the adoption of anti-greenmail provisions provided that the proposal: (i) defines greenmail; (ii) prohibits buyback offers to large block holders not made to all shareholders or not approved by disinterested shareholders; and (iii) contains no anti-takeover measures or other provisions restricting the rights of shareholders.

4.	The following non-routine proposals, which potentially may have a substantive financial or best interest impact on a shareholder, unless otherwise determined by the Proxy Review Committee, will be voted against (notwithstanding management support).

•	Proposals to establish cumulative voting rights in the election of directors.

•	Proposals relating to capitalization changes that add classes of stock which substantially dilute the voting interests of existing shareholders.

•	Proposals to increase the authorized number of shares of existing classes of stock that carry preemptive rights or supervoting rights.

•	Proposals to create “blank check” preferred stock.

•	Proposals relating to changes in capitalization by 100% or more.

•	Compensation proposals that allow for discounted stock options that have not been offered to employees in general.

•	Proposals to amend bylaws to require a supermajority shareholder vote to pass or repeal certain provisions.

•	Proposals to indemnify auditors.

5.	The following types of non-routine proposals, which potentially may have a substantive financial or best interest impact on an issuer, will be voted as determined by the Proxy Review Committee.

Corporate Transactions

•	Proposals relating to mergers, acquisitions and other special corporate transactions (i.e., takeovers, spin-offs, sales of assets, reorganizations, restructurings and recapitalizations) will be examined on a case-by-case basis. In all cases, ISS and IRRC research and analysis will be used along with MSIM Affiliates’ research and analysis, including, among other things, MSIM internal company-specific knowledge.

•	Proposals relating to change-in-control provisions in non-salary compensation plans, employment contracts, and severance agreements that benefit management and would be costly to shareholders if triggered.

•	Proposals relating to shareholders rights plans that allow appropriate offers to shareholders to be blocked by the board or trigger provisions that prevent legitimate offers from proceeding.

•	Proposals relating to Executive/Director stock option plans. Generally, stock option plans should meet the following criteria:

(i)	The stock option plan should be incentive based;

(ii)	For mature companies, should be no more than 5% of the issued capital at the time of approval;

(iii)	For growth companies, should be no more than 10% of the issued capital at the time of approval.

Anti-Takeover Provisions

•	Proposals requiring shareholder ratification of poison pills.

•	Proposals relating to anti-takeover and related provisions that serve to prevent the majority of shareholders from exercising their rights or effectively deter the appropriate tender offers and other offers.

B.	Shareholder Proposals

1.	The following shareholder proposals will be supported, unless otherwise determined by the Proxy Review Committee:

•	Proposals requiring auditors to attend the annual meeting of shareholders.

•	Proposals requiring non-U.S. companies to have a separate Chairman and CEO.

•	Proposals requiring that members of the company’s compensation, nominating and audit committees be comprised of independent or unaffiliated Directors.

•	Proposals requiring that a certain percentage of the company’s members be comprised of independent and unaffiliated Directors.

•	Proposals requiring diversity of Board membership relating to broad based social, religious or ethnic groups.

•	Proposals requiring confidential voting.

•	Proposals to reduce or eliminate supermajority voting requirements.

•	Proposals requiring shareholder approval for a shareholder rights plan or poison pill.

•	Proposals to require the company to expense stock options.

2.	The following shareholder proposals will be voted as determined by the Proxy Review Committee.

•	Proposals that limit tenure of directors.

•	Proposals to limit golden parachutes.

•	Proposals requiring directors to own large amounts of stock to be eligible for election.

•	Proposals that request or require disclosure of executive compensation in addition to the disclosure required by the Securities and Exchange Commission (“SEC”) regulations.

•	Proposals that limit retirement benefits or executive compensation.

•	Proposals requiring shareholder approval for bylaw or charter amendments.

•	Proposals requiring shareholder approval of executive compensation.

•	Proposals requiring shareholder approval of golden parachutes.

•	Proposals to eliminate certain anti-takeover related provisions.

•	Proposals to prohibit payment of greenmail.

3.	The following shareholder proposals generally will not be supported, unless otherwise determined by the Proxy Review Committee.

•	Proposals to declassify the Board of Directors (if management supports a classified board).

•	Proposals requiring a U.S. company to have a separate Chairman and CEO.

•	Proposal requiring that the company prepare reports that are costly to provide or that would require duplicative efforts or expenditures that are of a non-business nature or would provide no pertinent information from the perspective of institutional shareholders.

•	Proposals to add restrictions related to social, political or special interest issues that impact the ability of the company to do business or be competitive and that have a significant financial or best interest impact to the shareholders.

•	Proposals that require inappropriate endorsements or corporate actions.

•	Proposals requiring adherence to workplace standards that are not required or customary in market(s) to which the proposals relate.

IV.	ADMINISTRATION OF PROXY POLICY AND PROCEDURES

A.	Proxy Review Committee

1.	The MSIM Proxy Review Committee (“Committee”) is responsible for creating and implementing MSIM’s Proxy Voting Policy and Procedures and, in this regard, has expressly adopted them.

(a)	The Committee, which is appointed by MSIM’s Chief Investment Officer (“CIO”), consists of senior investment professionals who represent the different investment disciplines and geographic locations of the firm. The Committee is responsible for establishing MSIM’s proxy voting policy and guidelines and determining how MSIM will vote proxies on an ongoing basis.

(b)	The Committee will periodically review and have the authority to amend, as necessary, these Proxy Voting Policy and Procedures and establish and direct voting positions consistent with the Client Proxy Standard.

(c)	The Committee will meet at least monthly to (among other matters): (1) address any outstanding issues relating to MSIM’s Proxy Voting Policy and Procedures; and (2) review proposals at upcoming shareholder meetings of MSIM portfolio companies in accordance with this Policy including, as appropriate, the voting results of prior shareholder meetings of the same issuer where a similar proposal was presented to shareholders. The Committee, or its designee, will timely communicate to ISS MSIM’s Proxy Voting Policy and Procedures (and any amendments to them and/or any additional guidelines or procedures it may adopt).

(d)	The Committee will meet on an ad hoc basis to (among other matters): (1) authorize “split voting” (i.e., allowing certain shares of the same issuer that are the subject of the same proxy solicitation and held by one or more MSIM portfolios to be voted differently than other shares) and/or “override voting” (i.e., voting all MSIM portfolio shares in a manner contrary to the Proxy Voting Policy and Procedures); (2) review and approve upcoming votes, as appropriate, for matters for which specific direction has been provided in these Policy and Procedures; and (3) determine how to vote matters for which specific direction has not been provided in these Policy and Procedures. Split votes will generally not be approved within a single Global Investor Group team. The Committee may take into account ISS and IRRC recommendations and research as well as any other relevant information they may request or receive.

(e)	In addition to the procedures discussed above, if the Committee determines that an issue raises a potential material conflict of interest, or gives rise to the appearance of a potential material conflict of interest, the Committee will request a special committee to review, and recommend a course of action with respect to, the conflict(s) in question (“Special Committee”). The Special Committee shall be comprised of the Chariman of the Proxy Review Committee, the Compliance Director for the area of the firm involved or his/her designee, a senior portfolio manager (if practicable, one who is a member of the Proxy Review Committee) designated by the Proxy Review Committee and MSIM’s Chief Investment Officer or his/her designee. The Special Committee may request the assistance of MSIM’s General Counsel or his/her designee and will have sole discretion to cast a vote. In addition to the research provided by ISS and IRRC, the Special Committee may request analysis from MSIM Affiliate investment professionals and outside sources to the extent it deems appropriate.

(f)	The Committee and the Special Committee, or their designee(s), will document in writing all of their decisions and actions, which documentation will be maintained by the Committee and the Special Committee, or their designee(s), for a period of at least 6 years. To the extent these decisions relate to a security held by a MSIM U.S. registered investment company, the Committee and Special Committee, or their designee(s), will report their decisions to each applicable Board of Trustees/Directors of those investment companies at each Board’s next regularly scheduled Board meeting. The report will contain information concerning decisions made by the Committee and Special Committee during the most recently ended calendar quarter immediately preceding the Board meeting.

(g)	The Committee and Special Committee, or their designee(s), will timely communicate to applicable portfolio managers, the Compliance Departments and, as necessary to ISS, decisions of the Committee and Special Committee so that, among other things, ISS will vote proxies consistent with their decisions.

B.	Identification of Material Conflicts of Interest

1.	If there is a possibility that a vote may involve a material conflict of interest, the vote must be decided by the Special Committee in consultation with MSIM’s General Counsel or his/her designee.

2.	A material conflict of interest could exist in the following situations, among others:

(a)	The issuer soliciting the vote is a client of MSIM or an affiliate of MSIM and the vote is on a material matter affecting the issuer;

(b)	The proxy relates to Morgan Stanley common stock or any other security issued by Morgan Stanley or its affiliates; or

(c)	Morgan Stanley has a material pecuniary interest in the matter submitted for a vote (e.g., acting as a financial advisor to a party to a merger or acquisition for which Morgan Stanley will be paid a success fee if completed)

C.	Proxy Voting Reports

(a)	MSIM will promptly provide a copy of these Policy and Procedures to any client requesting them. MSIM will also, upon client request, promptly provide a report indicating how each proxy was voted with respect to securities held in that client’s account.

(b)	MSIM’s legal department is responsible for filing an annual Form N-PX on behalf of each registered management investment company for which such filing is required, indicating how all proxies were voted with respect to such investment company’s holdings.

PART C - OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

(1)	Financial Statements: The audited financial statements of the Partnership for the fiscal year ended December 31, 2003 are incorporated by reference, as stated in the Private Placement Memorandum. The unaudited financial statements for the six month period ended June 30, 2004 are incorporated by reference, as stated in the Private Placement Memorandum.

(2)	Exhibits:

(2)(a)(1)	Certificate of Formation of Limited Partnership.(1)
(2)(a)(2)	Agreement of Limited Partnership.(1)
(2)(a)(3)	Amended and Restated Agreement of Limited Partnership.(1)
(2)(b)	Not Applicable.
(2)(c)	Not Applicable.
(2)(d)	See Item 24(2)(a)(2).
(2)(e)	Not Applicable.
(2)(f)	Not Applicable.
(2)(g)	Amended and Restated Investment Advisory Agreement.(1)
(2)(h)	Not Applicable.
(2)(i)	Not Applicable.
(2)(j)	Custodian Agreement.(1)
(2)(k)(1)	Administrative Services Agreement.(1)
(2)(k)(2)	Escrow Agreement.(1)
(2)(l)	Not Applicable.
(2)(m)	Not Applicable.
(2)(n)	Not Applicable.
(2)(o)	Not Applicable.
(2)(p)	Not Applicable.
(2)(q)	Not Applicable. (2)(r)(1) Code of Ethics of the Partnership.
(2)(r)	Code of Ethics of the Adviser and General Partner.(2)

(1)	Previously filed.
(2)	Filed herewith.

ITEM 25. MARKETING ARRANGEMENTS

Not Applicable.

ITEM 26. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable.

ITEM 27. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

No person is directly or indirectly under common control with Registrant, except that the Registrant may be deemed to be controlled by Morgan Stanley Alternative Investment Partners LP (the

“General Partner”), the general partner of the Registrant, and/or Morgan Stanley AIP GP LP (the “Adviser”), the investment adviser to the Registrant. The Adviser was formed under the laws of the State of Delaware on November 10, 2000. Additional information regarding the Adviser is set out in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-60699). The General Partner was formed under the laws of the State of Delaware on July 25, 2000, and is the sole general partner of the Partnership. The General Partner is a limited partnership whose sole general partner is the Adviser and whose sole limited partner is MAS Capital Management Partners, L.P. MAS Capital Management Partners, L.P. is a Delaware limited partnership formed as a joint venture between Morgan Stanley Investment Management Inc., which serves as its general partner, and Gryphon Holdings LLC, an affiliate of Weyerhaeuser.

ITEM 28. NUMBER OF HOLDERS OF SECURITIES

Title of Class: Limited Partnership Interests Number of Record Holders: 46 (Registrant anticipates that as the result of the ongoing private offerings of Interests there will be more than 100 record holders of such Interests).

ITEM 29. INDEMNIFICATION

Reference is made to Section 3.10 of Registrant’s Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”) filed as Exhibit 2(a)(3) to this Registration Statement. Registrant hereby undertakes that it will apply the indemnification provisions of the Partnership Agreement in a manner consistent with Investment Company Act Release No. 11330 (Sept. 4, 1980) issued by the Securities and Exchange Commission, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act contained in that release remains in effect. Registrant, in conjunction with the General Partner, the Adviser and Registrant’s Board of Directors, maintains insurance on behalf of any person who is or was an Independent Director, officer, employee, or agent of Registrant, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. In no event, however, will Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which Registrant itself is not permitted to indemnify.

ITEM 30. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser, and each managing director, executive officer or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set out in Registrant’s Private Placement Memorandum in the section entitled “The Adviser.”

ITEM 31. LOCATION OF ACCOUNTS AND RECORDS

The Administrator maintains certain required accounting related and financial books and records of Registrant at 225 Franklin Street, Boston, Massachusetts 02110. The other required books and records are maintained by the General Partner at One Tower Bridge, 100 Front Street, Suite 1100, West Conshohocken, Pennsylvania 19428-2881.

ITEM 32. MANAGEMENT SERVICES

Not Applicable.

ITEM 33. UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has caused this Amendment No. 7 to the registration statement to be signed on its behalf by the undersigned duly authorized person, in New York, New York, on the 25th day of February, 2005.

Morgan Stanley Institutional Fund of Hedge Funds LP

By:	/s/ Ronald E. Robison
Name:	Ronald E. Robison
Title:	Executive Vice President

C-4